Registration Number 333-163882

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVO BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	3841	20-4036208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

100 Cummings Center, Suite 421E
Beverly, Massachusetts 01915
(978) 878-9505
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen T. Karloff
Chief Executive Officer
INVO Bioscience, Inc.
100 Cummings Center, Suite 421E
Beverly, Massachusetts 01915
(978) 878-9505 extension 504
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Scott Museles, Esq.
Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
12505 Park Potomac Avenue 6th Floor
Potomac, Maryland 20854
(301) 230-5200

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

 EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-163882) (the “Registration Statement”) of INVO Bioscience, Inc. (the “Company”) is filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement as originally declared effective by the Securities and Exchange Commission on December 30, 2009, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Annual Report”) that was filed with the Securities and Exchange Commission on April 6, 2010.  In addition, this Post-Effective Amendment No. 1 is being filed to update certain information contained in the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2010 (the “Quarterly Report”) that was filed with the Securities and Exchange Commission on May 17, 2010.

 All filing fees payable in connection with the registration of the shares of the common stock covered by this Registration Statement were paid by the Registrant prior to effectiveness of the Registration Statement.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary and Subject to Completion, Dated July __, 2010

PRELIMINARY PROSPECTUS

8,790,000 Shares

Common Stock

This prospectus relates to shares of common stock of INVO Bioscience, Inc. that may be sold by AGS Capital Group, LLC (“AGS”), the selling shareholder identified in this prospectus.  The shares of common stock offered under this prospectus by AGS are issuable to AGS pursuant to a Reserved Equity Financing Agreement (“REF”) between AGS and us dated October 28, 2009.  We are registering the offer and sale of the shares to satisfy registration rights we have granted to AGS.  We will not receive any proceeds from the sale of these shares by AGS.  This registration statement covers only a portion of the shares of common stock that may be issuable pursuant to the REF.  We may file subsequent registration statements covering the resale of additional shares of common stock issuable pursuant to the REF with AGS beginning approximately 60 days after we have substantially completed the sale to AGS under the REF of the shares subject to this registration statement.  We will bear all costs associated with this registration statement.

AGS may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices.  We provide more information about how AGS may sell its shares of common stock in the section entitled “Plan of Distribution.”  AGS is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the REF.  AGS will pay us 92% of the volume weighted average price of the common stock during the five consecutive trading days immediately following the date of our notice to AGS of our election to sell shares to AGS pursuant to the REF.

Our shares of common stock are traded on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol "IVOB.OB."  On July 26, 2010, the closing sale price of our common stock was $0.09 per share.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

The date of this prospectus is July 28, 2010

You should rely only on the information contained or incorporated by reference into this prospectus (as supplemented and amended).  We have not, and the selling shareholder has not, authorized anyone to provide you with additional or different information.  These securities are not being offered in any jurisdiction where the offer is not permitted.  You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our common stock.  Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean INVO Bioscience, Inc. a Nevada corporation.

 INDUSTRY AND MARKET DATA

     This prospectus includes information with respect to market share and industry conditions from third-party sources or based upon our estimates using such sources when available.

PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus.  You should read the entire prospectus carefully, including the risk factors, the financial statements and the notes to the financial statements included herein.  Investing our securities involves risks.  Therefore, please carefully consider the information provided under the heading “Risk Factors” included herein.

The Company

We are a development stage company that has recently begun to commercialize our proven and patented technology that we believe will revolutionize the treatment of infertility.  Our device, the INVOcell, and the INVO procedure are designed to provide an alternative infertility treatment for the patient and the clinician; it is less expensive and simpler to perform than current infertility treatments.  The simplicity of the INVO procedure relates to the ability to potentially perform the infertility procedure in a physician’s practice rather than in a specialized facility at a much lower cost overall than current infertility treatments, including in vitro fertilization (“IVF”).  Therefore, we believe that the INVO procedure will be available in many more locations than conventional IVF especially outside the United States.  INVO also allows conception and embryo development to take place inside the woman's body; an attractive feature for most couples.

Through March 31, 2010, we have generated minimal revenues, have incurred significant expenses and have sustained losses.  Consequently, our operations are subject to all the risks inherent in the establishment of a new business enterprise.

In May 2008, we received notice that the INVOcell product meets all the essential requirements of the relevant European Directive(s), and received CE Marking.  The CE marking (also known as CE mark) is a mandatory conformity mark on many products placed on the single market in the European Economic Area (EEA).  The CE marking (an acronym for the French “Conformité Européenne”) certifies that a product has met EU health, safety and environmental requirements, which ensure consumer safety.

With CE Marking, we now have the ability and necessary regulatory authority to distribute our product in the European Economic Area (i.e., the European Union, Canada, Australia, New Zealand and most parts of the Middle East and South America).  The Company sold approximately 1,100 INVOcell devices through March 31, 2010 since inception in fall 2008.

Our principal executive offices are located at 100 Cummings Center Suite 421e, Beverly, MA 01915, and our telephone number is (978) 878-9505.  Our website address is www.INVOBioscience.com.  Information on our website is not part of this prospectus.

The INVOcell Technology

Our product, the INVOcell medical device, is designed to treat infertility at a far lower cost than other treatments available in today’s marketplace, including IVF.  The INVO technology is a fertility treatment where either mild ovarian stimulation or no ovarian stimulation is used.  Using a mild stimulation protocol, 1-10 follicles are retrieved in a physician’s office with the patient under light sedation with or without local anesthesia.  The follicle retrieval is performed using a vaginal probe under ultrasound guidance.  Eggs are identified immediately after retrieval in the follicular fluid.  During the INVO procedure, fertilization and embryo development occurs inside the woman’s vaginal cavity in a disposable single use device -- the INVOcell -- that holds the eggs, sperm and culture medium.

Sperm collection and preparation generally occur before egg retrieval.  Nutrient medium (~1ml) is placed in the inner vessel of the INVOcell.  Eggs and a fraction of motile sperm are placed into the medium and the inner vessel is closed and secured in the protective outer rigid shell.  The INVOcell is placed in the patient’s vaginal cavity for an incubation period of 2-3 days.  A retention system can be used to maintain the INVOcell system in the vagina during the incubation period.  The retention system consists of a diaphragm with holes in the membrane to allow natural elimination of vaginal secretions.  The INVOcell is designed so that no vaginal fluids penetrate the outer vessel thus ensuring that the inner vessel is not contaminated.  Obtaining eggs, sperm and media then inserting them into the INVOcell and then placing it in the vagina takes approximately 90 minutes.

After 2-3 days, the patient returns to the physician’s office where the retention system and the INVOcell are removed.  The protective outer vessel is discarded and the inner vessel is placed in INVO Bioscience’s patented holding block in a vertical position for 15 minutes.  Embryos are collected in the micro chamber located at the bottom of the inner vessel.  The embryos can be directly viewed in the micro chamber in the holding block by using a microscope.  Embryos can be loaded directly from the device in a transfer catheter from the INVOcell device.  A trained clinician can readily identify the best embryos for transfer.  The embryos to be transferred are aspirated into a standard catheter for transfer into the patient’s uterus.  This second visit should take approximately 45 minutes.  All INVO related medical procedures can be performed in a physician’s office thereby avoiding the requirement of an IVF facility and the associated costs to build and maintain such a facility.

Our Equity Financing Facility with AGS Capital Group, LLC

On October 28, 2009, we entered into a Reserve Equity Financing Agreement, or REF, with AGS pursuant to which AGS committed to purchase, from time to time over a period of two years, shares of our common stock for cash consideration of up to $10 million, subject to certain conditions and limitations discussed below.  In connection with the REF, we also entered into a registration rights agreement with AGS, dated October 28, 2009.  We have not engaged in prior securities transactions with AGS or any affiliates of AGS.

The shares of common stock that may be issued to AGS under the REF will be issued pursuant to an exemption from registration under the Securities Act.  Pursuant to the registration rights agreement, we have filed a registration statement, of which this prospectus is a part, covering the possible resale by AGS of a portion of the shares that we may issue to AGS under the REF.  Through this prospectus, the selling shareholder may offer to the public for resale shares of our common stock that we may issue to AGS pursuant to the REF.

This registration statement covers only a portion of the shares of our common stock issuable pursuant to the REF with AGS.  We may file subsequent registration statements covering the resale of additional shares of our common stock issuable pursuant to the REF with AGS beginning approximately 60 days after we have substantially completed the sale to AGS under the REF of the shares subject to this registration statement.

For a period of 24 months from the effectiveness of the registration statement of which this prospectus is a part (the “Registration Statement”), we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the REF by selling shares of our common stock to AGS up to an aggregate of $10 million.  The purchase price of these shares will be 92% of the “VWAP” of the common stock during the five consecutive trading days after we give AGS a notice of an advance of funds (an “Advance”) under the REF (the “Pricing Period”).  “VWAP” generally means, as of any date, the daily dollar volume weighted average price of our common stock as reported by Bloomberg, L.P. or comparable financial news service.  The amount of an Advance will automatically be reduced by 50% if on any day during the Pricing Period, the VWAP for that day does not meet or exceed 85% of the VWAP for the five trading days prior to the notice of Advance (the “Floor Price”).

The REF does not prohibit us from raising additional debt or equity financings, other than financings similar to the REF.

Our ability to require AGS to purchase our common stock is subject to various conditions and limitations.  The maximum amount of each Advance is 100% of the average daily trading volume for the five days immediately preceding the notice of Advance, as reported by Bloomberg or comparable financial news service (the “Maximum Advance Amount”).  In addition, unless AGS agrees otherwise, a minimum of five calendar days must elapse between each notice of Advance.

Before AGS is obligated to buy any shares of our common stock pursuant to a notice of Advance, the following conditions, none of which is in AGS’s control, must be met:

•
The Registration Statement (which includes this prospectus) shall have previously become effective and shall remain effective in accordance with and subject to the terms of the registration rights agreement.

•
We shall have obtained all permits and qualifications required by any applicable state in accordance with the registration rights agreement for the offer and sale of the shares of common stock, or shall have the availability of exemptions thereto.  The sale and issuance of the shares of common stock shall be legally permitted by all laws and regulations to which we are subject.

•	There shall not be any fundamental changes to the information set forth in the Registration Statement, which are not already reflected in a post-effective amendment to the Registration Statement.

•
We shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the REF and the registration rights agreement to be performed, satisfied or complied with by us.

•
No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the REF agreement, and no proceeding shall have been commenced that may have the effect of prohibiting the consummation of or materially modify or delay any of the transactions contemplated by the REF.

•
The common stock is trading on a principal market (as defined in the REF, and including the OTC Bulletin Board).  The trading of the common stock is not suspended by the SEC or the principal market.  The issuance of shares of common stock with respect to the applicable closing will not violate the shareholder approval requirements of the principal market.  We shall not have received any notice threatening the continued quotation of the common stock on the principal market and we shall have no knowledge of any event, which would be more likely than not to have the effect of causing the common stock not to trade or be quoted on a principal market.

•
The amount of an Advance shall not exceed the Maximum Advance Amount.  In no event shall the number of shares issuable to AGS pursuant to an Advance cause the aggregate number of shares of common stock beneficially owned by AGS and its affiliates to exceed 4.99% of the then outstanding shares of our common stock (“Ownership Limitation”).  Any portion of an Advance that would cause AGS to exceed the Ownership Limitation shall automatically be withdrawn.  For the purposes of this provision, beneficial ownership is calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	We have no knowledge of any event, which would be more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective at closing.

•	AGS shall have received an Advance notice executed by an officer of ours and the representations contained in such Advance notice shall be true and correct.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the REF or that we will be able to draw down any portion of the amounts available under the REF.

The Registration Statement covers 8,790,000 shares of common stock under the REF, or $833,000 based on current market prices, whereas the entire share requirement for the full $10 million under the REF would be approximately 108,696,000 shares based on an assumed VWAP of $0.10 less the 8% discount.  If our share price rises, we can draw down more than $833,000.  If we decide to issue more than 8,790,000 shares, we will file one or more additional registration statements to register the additional shares.

The REF contains representations and warranties by AGS and the Company that are typical for transactions of this type.

AGS agreed that during the term of the REF, neither AGS nor any of its affiliates, nor any entity managed or controlled by it, will, or cause or assist any person to, enter into or execute any short sale of any shares of our common stock as defined in Regulation SHO promulgated under the Exchange Act.  The REF also contains a variety of covenants by us which are typical for transactions of this type, as well as the obligation, without the prior written consent of AGS, not to enter into any other agreement similar to the REF with a third party during the term of the REF.

The REF obligates us to indemnify AGS for certain losses resulting from a misrepresentation or breach of any representation or warranty made by us or breach of any obligation of ours.  AGS also indemnifies us for similar matters.

We paid no fees, and are not obligated to pay any fees in the future, to AGS in connection with the REF, other than a due diligence fee of $10,000, all of which has been paid as of the date hereof.

We may terminate the REF effective upon fifteen trading days’ prior written notice to AGS; provided that (i) there are no Advances outstanding, and (ii) we have paid all amounts owed to AGS pursuant to the REF.  The obligation of AGS to make an Advance to us pursuant to the REF shall terminate permanently if (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of 50 trading days, or (ii) we shall at any time fail materially to comply with certain covenants specified in the REF and such failure is not cured within 30 days after receipt of written notice from AGS, subject to exceptions.

The issuance of our shares of common stock under the REF will have no effect on the rights or privileges of existing holders of common stock except that the economic and voting interests of each stockholder will be diluted as a result of the issuance of our shares.  Although the number of shares of common stock that stockholders presently own will not decrease, these shares will represent a smaller percentage of our total shares that will be outstanding after any issuances of shares of common stock to AGS.  If we draw down amounts under the REF when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher.  Such issuances will have a dilutive effect and may further decrease our stock price.  An example of the effect of issuing shares when our stock price is comparatively low is set forth below.

Under the REF, the purchase price of the shares to be sold to AGS will be at a discount of 8% from the volume weighted average price of our common stock for each of the five trading days following our election to sell shares to AGS.  The table below illustrates an issuance of shares of common stock to AGS under the REF for a hypothetical drawdown amount of $50,000 at an assumed volume weighted average (VWAP) price of $0.10, which is equal to the VWAP price of our common stock on the OTC Bulletin Board on July 21, 2010.

Draw Down			Price to be Paid by	Number of Shares
Amount	VWAP	% Discount	AGS	to be Issued
$50,000	$0.10	8%	$0.09	543,478

By comparison, if the volume weighted average price of our common stock was 20% or $.02 lower at $0.08, the number of shares that we would be required to issue in order to have the same drawdown amount of $50,000 would be larger, as shown by the following table:

Draw Down			Price to be Paid by	Number of Shares
Amount	VWAP	% Discount	AGS	to be Issued
$50,000	$0.08	8%	$0.074	679,348

Accordingly, the effect of the second example outlined above from the first example outlined above, would be dilution of an additional 135,870 shares issued due to the lower stock price.  In effect, a lower price per share of our common stock means a higher number of shares to be issued to AGS, which equates to greater dilution of existing stockholders.  The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by AGS, and because our existing stockholders may disagree with a decision to sell shares to AGS at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price.

There is no limit to the number of shares that it will issue in exchange for the funds it receives on a drawdown from the REF, as it is dependent upon our trading volume and share price, which varies from day-to-day.  This pricing construct could cause significant downward pressure on the price of our common stock.  The following table shows the effect on the number of shares required for an Advance for the value of the full $10 million REF, in the event the common stock price declines by 25%, 50% and 75% from the trading price.

		Price Decreases By
	7/21/2010	25%	50%	75%
VWAP during the Purchase Period (as defined above)	$0.10	$0.075	$0.05	$0.025
Purchase Price (less 8% to 92% of the VWAP)	$0.092	$0.069	$0.046	$0.023
Number Subject to the REF if 100% of the REF is Executed.	108,695,652	144,927,536	217,391,304	434,782,609

We entered into the REF with the intention to grow our business, which in turn should increase our value.  Because of the nature of the REF, it appears unlikely that we will be able to draw down the full $10 million without significant positive value being added as a result of the aggregate draw-downs.  In addition, as reflected above, if our share price declines significantly and we still desire to draw down on the REF, in addition to having to file one or more additional registration statements, we may need to amend our charter to increase our authorized shares of common stock, which is currently 200 million shares.

Placement Agent

We engaged Gilford Securities, Inc. (“Gilford”) to act as placement agent on a non-exclusive basis in connection with the REF.  Gilford will receive a cash commission equaling six percent (6%) of the total proceeds received by us from the sale of securities sold to AGS.  In addition, we have issued to Gilford and/or its designees, for a total cost of one dollar, 600,000 shares of our common stock.  If we elect to (and have the ability to) have a closing under the REF on more than $6,000,000, then we shall issue and sell to Gilford and/or its designees, for a total cost of one dollar, an additional 400,000 shares of our common stock.

We agreed to pay all reasonable expenses, not to exceed $10,000, incurred by Gilford in connection with the negotiation, preparation and execution of the definitive documents in connection with the REF, including but not limited to attorneys’ fees and consulting expenses, in two installments.  Both installments of $5,000 have been paid in connection with the execution of the definitive documents.   The placement agent agreement also contains customary mutual indemnification provisions.

The Offering

Common stock offered:	Up to 8,790,000 shares of common stock, $.0001 par value, to be offered for resale by AGS.
Common stock to be outstanding after this offering:	Approximately 71,000,000 shares.
Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock offered by AGS. However, we will receive proceeds from the Reserved Equity Financing. See “Use of Proceeds.”
Risk factors:	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.
OTC Bulletin Board symbol:	“IVOB.OB”

RISK FACTORS

Investing in our shares of common stock is very risky.  Before making an investment decision, you should carefully consider all of the risks described in this prospectus.  If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected, the price of our shares could decline significantly, and you might lose all or a part of your investment.  The risk factors described below are not the only ones that may affect us.  Our forward-looking statements in this prospectus are also subject to the following risks and uncertainties.  In deciding whether to purchase our shares, you should carefully consider the following factors, among others, as well as information contained in this prospectus.

Risks Relating to Our Company

Our business has posted net operating losses, has limited operating history and our independent certified public accountants have raised doubts about our ability to continue as a going concern.

For the year ended December 31, 2009, our independent auditor issued a report relating to our audited financial statements which contains a qualification with respect to our ability to continue as a going concern because, among other things, our ability to continue as a going concern is dependent upon our ability to generate profits from operations in the future or to obtain the necessary financing to meet our obligations and repay our liabilities when they come due.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

As reflected in our most recent unaudited condensed consolidated financial statements, we have incurred a operating loss for the most recent three months ended March 31, 2010 of $428,000 and a cumulative net loss of $5,878,000, a working capital deficiency of $2,247,000, a stockholder deficiency of $2,155,000 and cash used in operations of $182,000 for the three months ended March 31, 2010.  This raises substantial doubt about our ability to continue as a going concern.  The adverse effects of a limited operating history include reduced management visibility into forward sales, marketing costs and customer acquisition, which could lead to missing targets for achievement of profitability.

We need additional capital to continue operations; if we do not raise additional capital, we will need to curtail or cease operations.

Since our inception, we have financed our operations primarily through the sale of our common stock and convertible notes and loans from management.  On March 31, 2010, we had $3,661 in cash.  To execute on our business plan successfully, we will need to raise additional money in the future.  Additional financing may not be available on favorable terms, or at all.  The exact amount of funds raised, if any, will determine how quickly we can complete our clinical trials that are required to receive FDA approval to market and sell our products in the United States and how aggressively we can grow our business internationally.  No assurance can be given that we will be able to raise capital when needed or at all, or that such capital, if available, will be on terms acceptable to us.  If we are not able to raise additional capital, we will likely need to curtail or cease operations.  Although we have entered into the REF with AGS, there can be no assurance that we will be successful in raising any capital pursuant to the REF.  Other than the REF, we currently have no commitments for funding.  If adequate funds are not available when required, we will need to curtail or cease operations.

We are required by the FDA to conduct a clinical trial related to our INVOcell device.  As noted above, we need additional capital to undertake the clinical trial.  In addition, the clinical trial may prove unsuccessful.  If unsuccessful, we will not be able to market and sell our product in the United States, which would materially adversely affect our US business.

We are looking to use some of the funds from the REF to conduct a clinical trial related to the INVOcell device.  We anticipate that it will take nine months and approximately $1,000,000 of funding to complete the data collection on all required subjects, analyze the data, have an independent audit and submit the full 510(k) to the FDA.  The FDA has 90 days to review the submission from INVO Bioscience.  All preclinical data and testing has been completed and reviewed by FDA.  There is no assurance that our clinical trial will be successful.  An unsuccessful trial would affect the marketability in the U.S. of this product in the future and will prevent the receipt of FDA clearance, which would materially adversely affect our business.

Our business is subject to significant competition, including from more established infertility treatments such as IVF.

The infertility industry is highly competitive and characterized by technological improvements.  New artificial reproductive technology (“ART”) services, devices and techniques may be developed that may render obsolete the INVOcell.  Competition in the areas of infertility and ART services is largely based on pregnancy rates and other patient outcomes.  Accordingly, the ability of our business to compete is largely dependent on our ability to achieve adequate pregnancy rates and patient satisfaction levels.  Our business operates in highly competitive areas that are subject to continual change.  New health care providers and medical technology companies entering the market may reduce our market share, patient volume and growth rates.  Additionally, increased competitive pressures may require us to commit more resources to our marketing efforts, thereby increasing our cost structure and affecting our profitability.  There can be no assurance that we can compete effectively nor can there be assurance that additional competitors will not enter the market, or that such competition will not make it more difficult for us to enter into additional contracts with fertility clinics.

We need to manage growth in operations to maximize our potential growth.

In order to maximize potential growth in our current and potential markets, we believe that we must expand the scope of our services in the bioscience industry.  This expansion will place a significant strain on our management and our operational and sales systems.  We expect that we will need to continue to improve our INVO technology, operating procedures and management information systems.  We will also need to effectively train, motivate and manage our employees.  Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

Our internal growth strategy may not be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow internally through increasing the customers we target.  However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, unexpected costs, costs associated with marketing efforts and maintaining a strong client base.  Therefore, we cannot assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets.  Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

Our products incorporate intellectual property rights developed by us that may be difficult to protect or may be found to infringe on the rights of others.

While we currently own four patents, there can be no assurance that any of these patents will not be challenged, invalidated or circumvented, or that any rights granted under these patents will in fact provide competitive advantages to us.  The United States, European Union and other jurisdictions could place restrictions on the patentability of medical devices.  Any limitations on the patentability of medical devices may materially adversely affect our business.  We utilize a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements in addition to relying on patent, copyright and trademark laws to protect our intellectual property rights.  However, these measures may not be adequate to prevent or deter infringement or other misappropriation.  Moreover, we may not be able to detect unauthorized use or take appropriate and timely steps to establish and enforce our proprietary rights.  In fact, existing laws of some countries in which we conduct business or intend to conduct business offer only limited protection of our intellectual property rights, if at all.  As the number of market entrants as well as the complexity of the technology increases, the possibility of functional overlap and inadvertent infringement of intellectual property rights also increases.  Our limited capital resources could put us at a disadvantage if we are required to take legal action to enforce our intellectual property rights.

We must defend our intellectual property rights from infringement through extensive legal action.

Third parties may assert in the future claims against us alleging that we infringe their intellectual property rights.  Defending such claims may be expensive, time consuming and divert the efforts of our management and/or technical personnel.  As a   result of litigation, we could be required to pay damages and other compensation, develop non-infringing products or enter   into royalty or licensing agreements.  However, we cannot be certain that any such licenses, if available at all, will be available to us on commercially reasonable terms.

We face potential liability as a provider of a medical device.  These risks may be heightened in the area of artificial reproduction.

The provision of medical devices entails the substantial risk of potential claims of tort injury claims.  We do not engage in the practice of medicine or assume responsibility for compliance with regulatory requirements directly applicable to physicians.  Although we currently maintain product liability insurance that we believe is adequate as to risk and amount, successful claims could exceed the limits of our insurance and could have a material adverse effect on our business, financial condition or operating results.  Moreover, there can be no assurance that we will be able to obtain such insurance on commercially reasonable terms in the future or that any such insurance will provide adequate coverage against potential claims.  In addition, a claim asserted against us could be costly to defend, could consume management resources and could adversely affect our reputation and business, regardless of the merit or eventual outcome of such claim.

There are inherent risks specific to the provision of infertility and ART services.  For example, the long-term effects on women of the administration of fertility medication, integral to most infertility and ART services, are of concern to certain physicians and others who fear the medication may prove to be carcinogenic or cause other medical problems.  Currently, fertility medication is critical to most infertility and ART services and a ban by the FDA or foreign regulatory or other limitation on its use would have a material adverse effect on our business.

If we fail to maintain adequate quality standards for our products, our business may be adversely affected and our reputation harmed.

Our customers are expecting that our products will perform as we claim.  Our manufacturing companies and packaging processes will be relied up on heavily.  A failure to sustain the specified quality requirements could result in the loss of demand for our products.  Delays or quality lapses in our outsourced production lines could result in substantial economic losses to us.  Although we believe that our continued focus on quality throughout the Company adequately addresses these risks, there can be no assurance that we will not experience occasional or systemic quality lapses in our outsourced manufacturing and service operations.  We have limited manufacturing capabilities, and if our manufacturing capabilities are insufficient to produce an adequate supply of products at appropriate quality levels, our growth could be limited and our business could be harmed.  If we experience significant or prolonged quality problems, our business and reputation may be harmed, which may result in the loss of customers, our inability to participate in future customer product opportunities and reduced revenue and earnings.

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of our executive officers, Kathleen Karloff and Claude Ranoux.  The loss of the services of our executive officers could have a material adverse effect on our business, operations, revenues or prospects.  We do not maintain key man life insurance on the lives of these individuals.

Currency exchange fluctuations may affect the results of our operations.

We intend to distribute our INVOcell product throughout the world.  We intend to transact our international sales in U.S. dollars, and European, Latin American and Asian currencies.  Our results of operations thus will be affected by fluctuations in currency exchange rates.  Although we may in the future enter into foreign currency exchange forward contracts from time to time to reduce our risk related to currency exchange fluctuation, our results of operations might still be impacted by foreign currency exchange rates.  Because we do not anticipate that we will hedge against all of our foreign currency exposure, our business will continue to be susceptible to foreign currency fluctuations.

We are subject to risks in connection with changes in international, national and local economic and market conditions because of global developments.

Our business is subject to risks in connection with changes in international, national and local economic and market conditions because of global developments.  Beyond the risks of doing business internationally, there is also the potential impact of changes in the international, national and local economic and market conditions as a result of global developments, including the effects of global financial crisis, effects of terrorist acts and war on terrorism, U.S. and Canadian presence in Iraq and Afghanistan, potential conflict or crisis in North Korea or Middle East and current global credit crisis, negatively affecting infertile couples’ ability to pay for fertility treatment around the world.

International sales are expected to account for a significant part of our revenue especially in the ensuing period before we obtain FDA clearance, if ever.  We will experience additional risks associated with these sales including:

•	political and economic instability;
•	export controls;
•	changes in legal and regulatory requirements;
•	United States and foreign government policy changes affecting the markets for our products; and
•	changes in tax laws and tariffs.

Any of these factors could have a material adverse effect on our business, results of operations and financial condition.  We sell our products in certain international markets mainly through independent distributors.  If a distributor fails to meet annual sales goals, it may be difficult and costly to locate an acceptable substitute distributor.  If a change in our distributors becomes necessary, we may experience increased costs, as well as a substantial disruption in operations and a resulting loss of revenue.

We are subject to significant regulation by the government and other regulatory authorities.

Our business is heavily regulated in the United States and internationally.  In addition to the FDA, various other federal, state and local regulations also apply.  If we fail to comply with FDA or other regulatory requirements, we could be subjected to civil and criminal penalties, or even required to suspend or cease operations.  Any such actions could severely curtail our sales.   In addition, more restrictive laws, regulations or interpretations could be adopted, which could make compliance more difficult or expensive or otherwise adversely affect our business.  We devote substantial resources to complying with laws and regulations; however, the possibility cannot be eliminated that interpretations of existing laws and regulations will result in findings that we have not complied with significant existing regulations.  Such a finding could materially harm our business.  Moreover, healthcare reform is continually under consideration by regulators, and we do not know how laws and regulations will change in the future.

Changes in the healthcare industry may require us to decrease the selling price for our products or could result in a reduction in the size of the market for our products, each of which could have a negative impact on our financial performance.

Trends in managed care, healthcare cost containment and other changes in government and private sector initiatives in the U.S. and other countries in which we do business could place increased emphasis on the delivery of more cost-effective medical therapies, which could work in our favor unless more cost-effective devices become available, which could adversely affect the sale and/or the prices of our products.  There are proposed and existing laws and regulations in domestic and international markets regulating pricing and profitability of companies in the healthcare industry.  There have been initiatives by third-party payers to challenge the prices charged for medical products, which could affect our ability to sell products on a competitive basis in the future.  There has been a consolidation among healthcare facilities and purchasers of medical devices in the U.S. who prefer to limit the number of suppliers from whom they purchase medical products, and these entities may decide to stop purchasing our products or demand discounts on our prices.  Both the pressure to reduce prices for our products in response to these trends and the decrease in the size of the market because of these trends could adversely affect our levels of revenues and profitability of sales, which could have a material adverse effect on our business.

We are subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

We are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited financial statements to stockholders will cause our expenses to be higher than they would be if we had remained privately-held.  In addition, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public entity, we expect these rules and regulations to increase compliance costs and to make certain activities more time consuming and costly.  As a public entity, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve as directors or as executive officers.

Risks Related to the REF and our common stock

We are registering an aggregate of 8,790,000 shares of common stock to be issued under the REF.  The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 8,790,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the REF.  The sale of these shares into the public market by AGS could depress the market price of our common stock.  As of March 31, 2010, there were 60,870,822 shares of our common stock issued and outstanding.

Assuming we are able to utilize the maximum amount available under the REF, existing shareholders could experience substantial dilution upon the issuance of common stock.

Our REF contemplates the potential future issuance and sale of up to $10 million of our common stock to AGS subject to certain conditions and limitations.  The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount available under the REF.  These examples assume issuances at a market price of $0.10 per share and at 5%, 10%, 25% and 50% below the discounted $0.092 per share.  The following table should be read in conjunction with the footnotes immediately following the table.

Percent below market price as of 7/21/10	Price per share (1)	Number of shares issuable (2)	Shares outstanding (3)	Percent of outstanding shares (4)
5%	.087	114,416,476	176,490,798	65%
10%	.083	120,772,947	182,847,269	66%
25%	.069	144,927,536	207,001,858	70%
50%	.046	217,391,304	279,465,626	78%

(1)	Represents purchase prices equal to 92% of $0.10 and potential reductions thereof of 5%, 10%, 25% and 50%.
(2)	Represents the number of shares issuable if the entire $10 million under the REF were drawn down at the indicated purchase prices.
(3)	Based on 62,074,000 shares of common stock outstanding at July 14, 2010.
(4)
Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling shareholder may own at any point in time or other restrictions on the number of shares we may issue.

We may not have access to the full amount under the REF.

The REF provides that the dollar value that we will be permitted to raise from AGS (subject to the conditions and limitations described elsewhere in this prospectus) for each draw down will be 100% of the average daily volume on the OTC Bulletin Board for the five trading days prior to the notice of Advance, multiplied by the average of the five-day VWAP subsequent to the date of our election to sell shares to AGS.  During the twelve months ended March 31, 2010, the average market price of our common stock was $0.25 and the average trading volume per day was 163,000.  There is no assurance that the market price and/or trading volume of our common stock will be maintained or will increase substantially in the near future.  Assuming we will maintain the market price of our common stock at $0.10, after the 8% discount we will need to issue 108,695,652 shares of common stock to AGS in order to have access to the full amount under the REF.

AGS will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to AGS pursuant to the REF will be purchased at an 8% discount to the VWAP of the common stock during the five consecutive trading days immediately following the date of our notice to AGS of our election to sell shares pursuant to the REF. AGS has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If AGS sells the shares, the price of our common stock could decrease.  If our stock price decreases, AGS may have a further incentive to sell the shares of our common stock that it holds.  These sales may put further downward pressure on our stock price.

Our shares of common stock are very thinly traded, and the price may not reflect our value; there can be no assurance that there will be an active market for our shares now or in the future.

We have a trading symbol for our common stock ("IVOB”), which permits our shares to be quoted on the OTC Bulletin Board, which is a quotation medium for subscribing members, not an issuer listing service.  However, our shares of common stock are very thinly traded, and the price, if traded, may not reflect our value.  There can be no assurance that there will be an active market for our shares of common stock either now or in the future.  The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors.  There can be no assurances that there will be any awareness generated.  Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business.  If a more active market should develop, the price may be highly volatile.  Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities.  Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

The market for penny stocks has experienced numerous frauds and abuses, which could adversely affect investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse.  Such patterns include:

o	control of the market for the security by one or a few broker-dealers;
o	manipulation of prices through prearranged matching of purchases and sales and false and misleading statements made by parties unrelated to the issuer;

o	“boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
o	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

o
wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

Our controlling stockholders may take actions that conflict with your interests.

Certain of our officers and directors beneficially own approximately 51.6% of our outstanding common stock as of the date hereof.  Our officers and directors will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies.  The directors elected by these stockholders will be able to influence decisions affecting our capital structure significantly.  This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.  For example, our controlling stockholders will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenues, which could lead to wide fluctuations in our share price.  The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In fact, over the last year during the period from April 1, 2009 until March 30, 2010, the low and high sale prices of a share of our common stock were $0.05 and $0.60, respectively.  The volatility in our share price is attributable to a number of factors.  First, as noted above, the shares of our common stock are sporadically and/or thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer, which could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of meaningful revenues and profits to date, and uncertainty of future market acceptance for our products and services.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: uncertainty regarding the amount and price of sales of our common stock to AGS under the REF; actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Shares eligible for future sale by our current shareholders may adversely affect our stock price.

To date, we have had a limited trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under SEC Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.  On December 11, 2009, approximately 39,500,000 shares of our common stock became subject to resale under Rule 144 as a result of the expiration of the one-year period following our filing of the From 8-K reporting our share exchange.  Sales of a substantial number of such shares could adversely affect our stock price.

We entered into the REF on October 28, 2009 with AGS.  The perceived risk of dilution from sales of our common stock to or by AGS in connection with the REF may cause holders of our common stock to sell their shares, or it may encourage short selling by market participants, which could contribute to a decline in our stock price.  The registration rights agreement entered into in connection with the REF requires that we use commercially reasonable efforts to ensure that the registration statement in connection with the REF remains effective for the term of such agreement.  As of the date hereof, we have not drawn down funds and have not issued shares of our common stock under our REF.  Our ability to draw down funds and sell shares under the REF requires the continued effectiveness of and the ability to use the registration statement that we filed registering the resale of any shares issuable to AGS under the REF.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our Articles of Incorporation and without further action by our shareholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  While we have no intention of issuing shares of preferred stock at the present time, we continue to seek to raise capital through the sale of our securities and may issue shares of preferred stock in connection with a particular investment.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.  No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as INVO Bioscience, must be reporting issuers under Sections 13 or 15(d) of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Our common stock is subject to the “penny stock” rules of the SEC, and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require, among other things:

o	That a broker or dealer approve a person’s account for transactions in penny stocks;
o	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased;

o
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination; and

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements.  All statements, other than statements of historical fact, contained in this prospectus constitute forward-looking statements.  In some cases, you can identify forward-looking statements by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms and similar expressions intended to identify forward-looking statements.

Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties.  We have identified in this prospectus some of the factors that may cause actual results to differ materially from those expressed or assumed in any of our forward-looking statements.  There may be other factors not so identified.  You should not place undue reliance on our forward-looking statements.  As you read this prospectus, you should understand that these statements are not guarantees of performance or results.  Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated events or circumstances.  New factors emerge from time to time that may cause our business not to develop as we expect and it is not possible for us to predict all of them.  Factors that may cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, those described under the heading “Risk Factors” beginning on page 5.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by AGS pursuant to this prospectus.  However, we will receive proceeds from the sale of our common stock to AGS pursuant to the REF.  The proceeds from our rights to sell shares pursuant to the REF will be used for working capital and general corporate expenses.

We propose to expend these proceeds as follows:
	Proceeds if 100%, or 8,790,000 shares, are sold At an assumed price of $0.10	Proceeds if 50% of 8,790,000 shares sold
Gross proceeds	$833,000	$416,000
Offering expenses:
Legal fees	30,000	30,000
Accounting and auditing fees	10,000	10,000
State securities fees	2,000	2,000
Transfer agent fees	10,000	10,000
Broker’s fees	50,000	25,000

Miscellaneous expenses	5,000	5,000
Total offering expenses	107,000	82,000
Net proceeds	$726,000	$334,000

We expect to use the net proceeds, if any, from sales of our common stock to AGS under the REF for working capital needs, including paying accounts payable, notes payable, salaries and inventory as well as accrued but unpaid salaries of our employees.  The amounts and timing of the expenditures will depend on numerous factors and the competitive environment.  As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of shares to AGS.  Accordingly, we will retain broad discretion over the use of proceeds.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock has been traded on the OTC Bulletin Board since February 17, 2009 under the symbol "IVOB."  Prior to that date, our common stock was traded under the symbol of “EMYS” in the public market on the OTC Bulletin Board as well.  The following table sets forth, for the periods indicated, the high and low bid prices for our common stock on the OTC Bulletin Board.  The quotations do not reflect adjustments for retail mark-ups, markdowns or commissions and may not necessarily reflect actual transactions.

	Price
	High	Low
2010
First Quarter	$0.22	$0.08
Second Quarter	$0.12	$0.05
2009
First Quarter	$5.50	$0.40
Second Quarter	$1.01	$0.05
Third Quarter	$0.46	$0.08
Fourth Quarter	$0.60	$0.17

On July 26, 2010 the high and low bid prices of our common stock on the OTC Bulletin Board were $0.10 and $0.09 per share, respectively, and there were approximately 95 holders of record of our common stock with 63,327,322 shares issued and outstanding.

To date, we have never declared or paid any cash dividends on our capital stock.  We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2010:

•	on an actual basis; and
•
as adjusted to reflect the sale of 8,790,000 shares of common stock offered by this prospectus, at an assumed initial price of $0.10 per share, after deducting estimated offering expenses payable by us.

This information should be read in conjunction with our Management’s Discussion and Analysis or Plan of Operation and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

We had a net profit of $871,000 for the three months March 31, 2010 as a result of a non-cash gain upon the revaluation of our derivative liabilities of approximately $1,353,000.  Our operating loss for the same period was ($428,000).  We have a cumulative operating net loss of $5,878,000 from January 5, 2007, (inception) through March 31, 2010, included in the accumulated deficit in the table below:

	March 31, 2010
	Actual	Adjusted
Capitalization:
Preferred Stock, $.0001 par value; 100,000,000 shares authorized; no shares issued and outstanding	-	-
Common Stock, $0.0001 par value; 200,000,000 share authorized; 60,870,822 issued and outstanding and 68,746,000(1) issued and outstanding as adjusted.	$3,828,327	$4,602,873	(1)
Stock subscription receivable	(155,000)	(155,000)
Accumulated deficit during the development stage	(5,878,395)	(5,878,395)
Total Capitalization	$(2,155,068)	$(1,430,522)

  (1)  Reflects the sale of the 8,790,000 shares included in this prospectus, at a price of $0.092 per share after the 8% discount.

SELECTED CONSOLIDATED FINANCIAL DATA

The following consolidated selected financial data as of December 31, 2009 and for the year ended December 31, 2009 is derived from our consolidated financial statements.  The following selected financial data as of March 31, 2010 and from January 5, 2007 (inception) to March 31, 2010 are derived from our unaudited financial statements that, in our opinion, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position as of such date and results of operations for these periods.  Operating results for the three-month period ended March 31, 2010 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2010.  The data set forth below should be read in conjunction with our financial statements and notes thereto included elsewhere in this prospectus and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	For the Three	Year	From January 5, 2007
	Months Ended	Ended	(Inception) to
	March 31, 2010	December 31, 2009	March 31, 2010
Revenue:
Product Revenue	$26,820	$63,204,	$128,019
Cost of Goods Sold:
Product Costs	8,322	41,391	59,801

Gross Margin:	18,498	21,813	68,218

Operating Expenses:

Research and development	-	7,650	92,761
Selling, general and administrative	446,627	1,856,904	4,318,307
Total Operating Expenses	446,627	1,864,554	4,411,068

Loss from operations	(428,129)	(1,842,741)	(4,342,850)

Other Expenses:
Gain in fair value of derivative liability	(1,352,971)	(507,424)	(1,860,395)
Interest and financing expenses	54,274	3,326,152	3,395,940
Total other expenses	(1,298,697)	2,818,728	1,535,545

Income (loss) before income taxes	870,568	(4,661,469)	(5,878,395)

Provisions for income taxes	-	-	-

Net Loss	$870,568	$(4,661,469)	$(5,878,395)

Basic and diluted net loss per weighted average shares of common stock	$0.014	$(0.09)
Basic and diluted Weighted average number of shares of common stock	60,186,156	54,736,168

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements included in this prospectus.  This discussion includes forward-looking statements that involve risk and uncertainties.  As a result of many factors, such as those set forth in this prospectus under “Risk Factors,” actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a development stage company that has recently begun to commercialize our proven and patented technology that we believe will revolutionize the treatment of infertility.  Our device, the INVOcell, and the INVO procedure are designed to provide an alternative infertility treatment for the patient and the clinician; it is less expensive and simpler to perform than current infertility treatments.  The simplicity of the INVO procedure relates to the ability to potentially perform the infertility procedure in a physician’s practice rather than in a specialized facility at a much lower cost overall than current infertility treatments, including in vitro fertilization (“IVF”).  Therefore, we believe that the INVO procedure will be available in many more locations than conventional IVF especially outside the United States.  INVO also allows conception and embryo development to take place inside the woman's body; an attractive feature for most couples.

Our primary focus is the sale of the INVOcell device and the INVO technology to assist infertile couples in having a baby.  Our patented and proven INVOcell technology is an effective low cost alternative to current treatments.  Along with being offered as an option in traditional IVF clinics, the INVO technique may be provided in a physician’s office or a small lab and, therefore, may be offered by physicians around the world to couples who do not have access to IVF facilities.  INVO uses a device, the INVOcell, which we currently sell to distributors around the world (outside of the U.S.) at prices ranging from $75 to $400.  Currently, we are only authorized to sell the INVOcell device in certain international markets.  We do not expect to be able to sell the device in the United States until the last quarter of 2011, assuming we receive the necessary capital to complete our clinical trial and receive FDA clearance by such date.  We are establishing agreements with distributors and beginning to train physicians around the world in places such as South America, Europe, Africa and the Middle East.  While we penetrate the infertility markets in Europe and Canada along with certain developing countries, we anticipate pursuing the completion of the U.S. Federal Food and Drug Administration’s (“FDA”) “510(k)” process.  We have completed the first step for medical device companies who manufacture Class 2 devices and the filing of a Premarket Notification with the FDA (i.e., an FDA 510(k) submission).  Technically, the FDA does not “approve” Class 1 and 2 medical devices for sale in the U.S. they give “clearance” for them to be sold.  We are hoping to receive clearance to market in the U.S. by the end of 2010 upon completion of our clinical trial, which we will commence sometime after the start of funding from our REF with AGS Capital Group, LLC.  However, there can be no assurance that we will receive such clearance by that date or ever.

We operate by outsourcing many key operational functions in the development and manufacturing of the INVOcell device to keep fixed costs to a minimum.  Our most critical management and leadership functions are carried out by our core team.  We have contracted out the following functions: manufacturing, packaging/labeling and sterilization of the device to a certified manufacturer to mold the parts; to a medical manufacturing company to assemble packages and label the product and to a sterilization specialist to perform the gamma sterilization process.  This expedites production and eliminates the need for in-house capital equipment expenditures.

We anticipate that we will experience significant quarterly fluctuations in our sales and revenues as a result of our efforts to expand the sales of the INVO technology to new markets.  Operating results will depend upon and upon the timing of signing of new distributor contracts and the training of physicians and their staffs in the INVO procedure.  International sales will continue to be our only source of revenue for the coming year.  We are aware of many significant international opportunities, and we expect international revenues to continue to grow.  International sales are, however, difficult to forecast.  Subject to having available financial resources, we are committed in our ongoing sales, marketing and development activities to sustain and grow our sales and revenues from our products and services.

During the last year, we continued to market our products in strategic markets utilizing our limited resources in the most economical fashion possible.  We focused our efforts on South America and parts of Europe as we see these as our best opportunities to introduce the INVO procedure to many willing physicians quickly.  During this period, we reduced our travel and planned trips further in advance to benefit from travel discounts, which reduced our travel expenses considerably.  We had a presence at the World Congress of Gynecology and Obstetrics held in Cairo, Egypt in October 2009, as we continued to introduce the INVOcell across new regions of the Middle East and Africa.  This annual meeting is the largest infertility conference of physicians in Northern Africa and was felt to be an essential component in gaining name recognition and traction in this part of the world.

The INVOcell is cleared for use within a particular country by its CE mark, but still must undergo a registration process in certain countries because it is a Class II medical device.  In some countries, the process is relatively quick - approximately three to six weeks - while we have discovered in other countries it may take months.  While we are continuing to tend to the needs of the regional health organizations for registering the INVOcell, INVO Bioscience has continued to actively train physicians and teach distributors in the INVOcell technology.  Physicians have demonstrated that their patients would like to see current success rates within their own geographic and cultural areas and therefore we are assisting them in sponsoring clinical marketing trials.  As of June 30, 2010, we have the necessary approvals to sell the INVOcell device in the following countries: Canada, Colombia, Guatemala, Belgium, Greece, Bulgaria, Turkey, Poland, Spain, Switzerland, Cyprus, Pakistan, Cameroon, Nigeria, South Africa Peru and India.  We have started the registration process in the following countries as well: China, Argentina, Venezuela, Egypt, Russia and Taiwan.

Because of the registration process and delays to wait for “local results” in certain geographic and cultural areas, along with limited resources to assist in moving things forward in some countries, revenues were significantly less than anticipated for the quarter.  However, we are starting to receive registration notifications as well as receiving favorable initial local results that will be used for regional marketing campaigns.  In addition to these developments, we are continuing to plan sales and training trips actively.  We believe that we will begin increasing revenues in the future; however, our growth is limited by both the registration processes that we must undertake as well as our limited capital resources, and therefore we anticipate that revenues will continue to be lower than originally anticipated for the next few quarters.  The registration process differs from a clinical approval, which the INVOcell has in the form of the CE mark; instead, the process is more akin to a governmental tracking to monitor what products are sold and used within its borders.

Our most significant challenge in growing our business has been our limited resources.  As of March 31, 2010, we generally require approximately $175,000 per month to fund our planned operations.  This amount may increase as we expand our sales and marketing efforts and develop new products and services; however, if we do not raise additional capital in the near future we will have to curtail our spending and downsize our operations.  Our cash needs are primarily attributable to funding our clinical trial, sales and marketing efforts, strengthening our training capabilities, satisfying existing obligations and building an administrative infrastructure, including costs and professional fees associated with being a public company.

We believe we are taking the necessary steps to provide the capital resources we need to execute our business plan and grow the business as expected, including through the REF with AGS Capital Group, LLC, although no assurances can be made that we will be able to draw down on the REF.  We also seek other sources of capital through private placements of our securities.  The exact amount of funds raised, if any, will determine how aggressively we can grow and what additional projects we will be able to undertake, such as initiating the final required FDA clinical trial.  No assurance can be given that we will be able to raise additional capital when needed.  If we are unable to raise additional capital, we will be required to substantially curtail or cease operations.

Our registered independent certified public accountants have stated in their report dated April 6, 2010, filed with the Company’s Annual Report on Form 10-K that we have a generated negative cash outflows from operating activities, experienced recurring net operating losses, and we are dependent on securing additional equity and debt financing to support our business efforts.  These factors among others raise substantial doubt about our ability to continue as a going concern.

Results of Operations

Three months ended March 31, 2010, compared to the three months ended March 31, 2009

Net Sales and Revenues

Net sales and revenue for the three months ended March 31, 2010, decreased 27% to $26,800 compared to $36,800 for the same period in 2009.  The decrease was due to smaller international shipments to existing and newly signed distributors in 2010 compared to a couple of larger shipments to brand new distributors during 2009.  The new distributors from 2009 overestimated the pace that they could sell the INVO device.  They have subsequently begun to market to the OB/GYN physicians and are still working down their initial inventory.  We continue to receive positive feedback and acceptance of the INVO procedure and INVOcell almost instantaneously following the completion of initial training.  At the same time, even though the INVOcell device is approved for sale within a country by its CE mark, often it must be registered with the local government or healthcare organizations before commencing with sales or use of the device within the country.  In addition, doctors like to have their own data before they announce they are offering the INVO procedure to their market.

The Company expects both of these trends to continue as we introduce our technology into new countries going forward.

Cost of Sales and Revenues

Cost of sales were $8,300 or 31% for the three months ended March 31, 2010, these costs were less than the $20,700 cost of sales for three months ended March 31, 2009 for two reasons.  First, our sales and revenues were lower in this quarter thus the corresponding product shipments were less and the associated cost.  Second is that we have found alternative shipping methods for our small shipments which have reduced our shipping costs significantly.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended March 31, 2010 were $446,600 as compared to $656,900 for the three months ended March 31, 2009.  Our lower general and administrative expenses in 2010 were due to the delay in ongoing financing and slowing down the marketing of our products and technology outside of the United States.  We made a conscious decision not to draw down on our financing agreement with AGS Capital Group because of outside influences causing the market price of our stock to drop and stay low.  Our agreement is based on a discounted market price of our stock and we felt drawing down funds would not be in the Company’s best interest.  Currently we are in the process of completing a Post Effective Amendment to our Form S-1/A filed on December 29, 2009 to allow us to continue utilizing the REF.

For 2010, we have five employees all accruing a salary as well as all the associated expenses that relate to them, including benefits and travel.  Salaries and benefits for the three months ended March 31, 2010 were $180,000 compared to $248,000 for the same period last year when there were seven employees for most of the quarter.  During the three months ended March 31, 2009, we incurred considerable travel costs as employees went across the globe to introduce the INVOcell and the INVO process to physicians and distributors in Europe, the Middle East, Asia and South America.  Travel related expenses for this period totaled $70,000 compared to $20,000 for more focused travel for the first three months of 2010.

We continued to protect our patent rights around the world with legal and filing fees totaling $14,000 for the three months ended March 31, 2010 compared to the $18,600 for the three months ended March 31, 2009.  During the period ended March 31, 2010, we decided not to spend any funds on holding a Scientific Advisory Board meeting or further investigate regulatory areas and protocols, we believe sufficient investigation was done last year, these items accounted for a $90,000 savings compared to the three months ended March 31, 2009.

Research and Development Expenses

Research and development expenses were $0 for the three months ended March 31, 2010, as compared to $4,900 spent in the three months ended March 31, 2009.  The Company believes that the product is ready for market as it is, and its limited resources were devoted to sales and training new distributors and physicians not for research and development.

Interest Income and Expense and Financing Fees

During the three-month period ended March 31, 2010, we recorded significant non-cash financing liability income related to the convertible loans with detachable warrants the Company issued to raise capital during 2009.  See Notes 7 and 11 to the financial statements included herein.  The Company generated $1,353,000 of revaluation income from the depreciation of our Common Stock market price on March 31, 2010 compared  the market price on December 31, 2009.  The original liability incurred was due to the note’s conversion feature of $0.10 per share and warrant price per share of $0.20 compared to the market price at the end of the quarter.  Additionally, we incurred note amortization and financing fees in the current quarter totaling $39,500 compared to $0 in the same three-month period of 2009.  We had net interest expense of $14,800 for the three months ended March 31, 2010, as compared to $5,400 for the three months ended March 31, 2009 as a result of having higher loans including the convertible loans in 2010 versus 2009.

Net Income (loss)

Net income for the three months ended March 31, 2010 was $870,568, as compared to a net loss of $651,054 in the three months ended March 31, 2009.  The reason for our positive net income results during the three months ended March 31, 2010 was primarily related to a non-cash gain upon the revaluation of our derivative liabilities of approximately $1,353,000.

Year ended December 31, 2009 Compared to December 31, 2008

Net Sales and Revenues

Net sales and revenues for 2009 increased 66% to $63,200 compared to $38,000 in 2008.  The increase was due to the launch of international shipments of small orders to our newly signed distributors as well as direct shipments to physicians internationally.  We expect this trend to continue as we introduce the INVO technology into our targeted countries over the next few months while continuing to assist our current customer base in the Middle East and South America.

Cost of Sales and Revenues

Cost of sales as a percentage of revenues were 65% or $41,300 in 2009 compared to 27% or $10,100 in 2008.  Our 2009 product cost of sales is significantly higher compared to 2008, which is a trend we expect to continue in the future for a few reasons.  In 2009, we reduced our average selling price in a number of markets to gain initial entry and to allow for marketing trials.  Additionally, we are producing small lot quantities and have higher shipping costs per unit as a result of the small volume shipments.

Selling, General and Administrative Expenses

Selling, general and administrative expenses grew by 1% to $1,856,900 in 2009, as compared to $1,837,600.  Our slightly higher general and administrative expenses in 2009 were due to focusing our limited resources in a couple of areas.  First, we continued to expand training related to the use of our products and technology outside of the United States and, second, we established a scientific advisory board.  The advisory board members assisted us in reviewing our product registrations and clinical protocols for international marketing trials and eventually our FDA clinical trial.  During the initial six months of 2008, we had three senior employees who did not take a salary.  In the second half of 2008, we grew to seven employees, all earning a salary as well as all the associated expenses that relate to them, including benefits and taxes.  Salaries and benefits in 2009 were $836,400 compared to $989,100 during 2008.  We were able to maintain the travel costs of our employees as they continued to travel internationally to introduce and train physicians and distributors on the INVO technology in Europe, Mid-East, Africa and South America by carefully planning all travel.  Travel related expenses for the comparable years ending December 31, 2009 and 2008 were $149,700 and $152,000 respectively.  We continued to protect our patent rights around the world with legal and filing fees totaling $59,100 for 2009 compared to $53,700 during 2008.  Some of the new expenses incurred by us during 2009 relate to being a public entity, including investor relations, shareholder services, filing fees, accounting and legal costs, which together were $380,200 versus $375,300 in 2008 for similar expenses related to the share exchange.

Research and Development Expenses

Research and development expenses decreased to $7,700 in 2009 from $51,800 in 2008.  Minimal resources were spent on R&D in 2009 as we felt the products were ready for the market as they were.  We do not anticipate much spending in R&D in the next 6-12 months as we focus our resources on launching and training doctors on our current products.

Interest Income and Expense and Financing Fees

In 2009, we incurred significant non-cash financing liability expense related to the convertible loans with detachable warrants that we issued to raise capital during the summer of 2009.  We incurred $2,925,500 in non-cash expense primarily from the common stock market price appreciation compared to the conversion feature of $0.10 per share and warrant price per share of $0.20.  Additionally we incurred broker’s fees for both the convertible loan as well as the REF we executed, effective as of October 28, 2009, these fees totaled $361,000 in 2009 compared to $0 in 2008.  We had net interest expense of $39,700 in 2009, as compared to $11,900 for 2008 as a result of having higher loans including the convertible loans in 2009 versus 2008.

Income Taxes

Our aggregate unused net operating losses approximate $6,700,000, which expire at various times through 2029, subject to limitations of Section 382 of the Internal Revenue Code of 1986, as amended.  The deferred tax asset related to the carry forward is approximately $2,715,000.  We have provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon our earnings history, it is more likely than not that we will not realize the net operating loss benefits.

Three months ended March 31, 2010, compared to the three months ended March 31, 2009

Liquidity and Capital Resources

As of March 31, 2010, we had $3,700 in cash and no cash equivalents.

Net cash used by operating activities was $182,400 for the three months ended March 31, 2010, compared to net cash used by operating activities was $281,000 for the three months ended March 31, 2009.  The decrease in net cash used was due to a reduction of staff and tightly controlling all expenses in 2010 due to limited funds.  In addition, all of the current employees continue to assist INVO Bioscience in its funding requirements by deferring their salaries for the quarter ended March 31, 2010.

No cash was used during the first three months of 2010 or 2009 in investing activities.

Net cash provided by financing activities was $107,000 for the three months ended March 31, 2010 compared to $275,000 for the three months ended March 31, 2009.  The sale of Common Stock to AGS Capital, per our REF financing agreement provided the cash in the current period.

INVO Bioscience maintains a $50,000 working capital line of credit with Century Bank of which the full balance is outstanding.  Interest is payable monthly at the rate of 0.24% above the bank’s prime lending rate.  As of March 31, 2010, the rate was 3.74%.  This line of credit matures on May 31, 2010 and we have filed an application with the bank to renew and extend this SBA backed loan.

Our registered independent certified public accountants have stated in their report dated April 6, 2010, filed with the Company’s Annual Report on Form 10-K that the Company has a generated negative cash outflows from operating activities, experienced recurring net operating losses, and is dependent on securing additional equity and debt financing to support its business efforts.  These factors among others may raise substantial doubt about our ability to continue as a going concern.

Our existing cash resources, cash flow from operations and short-term borrowings on the existing credit line or from management will not provide adequate resources for supporting operations during fiscal 2010.  We are actively seeking the funding we need to continue to execute our business plan.  Our intention is to achieve the funding required through additional sales of our securities, including in connection with the $10 million AGS Capital Reserve Equity Financing Agreement outlined in Note 9 to the financial statements.  Although there can be no assurance that the additional source of funding will materialize to its full extent, management believes that it will be able to get the funding it needs to continue to grow the business on commercially acceptable terms.  However, if we do not raise additional capital in the near future we will have to further curtail our spending and downsize our operations.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported.  Note 1 of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements.  Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations.  Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty.  We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances.  These estimates may change as new events occur, as additional information is obtained and as our operating environment changes.  These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known.  Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes.  These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants.  Actual results could differ from these estimates.

We are a development stage company, as defined by Accounting Standards Codification (“ASC”) Topic 915, “Accounting and Reporting by Development Stage Enterprise” formerly (“SFAS”) No. 7.  The Company’s activities during our development stage to date has included developing the business plan, seeking regulatory clearance in the European Union and the United States, raising capital, conducting beta tests, sales and marketing of the INVOcell device and offering instructions in the INVO technique to doctors in numerous foreign countries.

Through March 31, 2010, we have generated minimal sales revenues, have incurred significant expenses and have sustained losses.  Consequently, our operations are subject to all of the risks inherent in the establishment of a new business enterprise.

We consider that the following are critical accounting policies:

Derivatives — In June 2008, the FASB ratified EITF Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (EITF 07-5, included in ASC 815-40).  EITF 07-5 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock.  It is effective for fiscal years beginning on or after December 15, 2008.  We recently adopted EITF 07-5 and had a significant effect on our consolidated condensed financial statements.

 Fair Value Measurements — On January 1, 2008, we adopted FASB ASC 820-10, “Fair Value Measurements and Disclosures.”  FASB ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.  The three levels of valuation hierarchy are defined as follows:

• Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

• Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

• Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Management analyzes all financial instruments with features of both liabilities and equity under FASB ASC 480, “Distinguishing Liabilities From Equity” and FASB ASC 815, “Derivatives and Hedging.”  Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.  The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments.  In addition, the fair values of freestanding derivative instruments such as warrant and option derivatives are valued using the Black-Scholes model.

Stock Based Compensation — We account for stock-based compensation under the provisions of FASB ASC 718 “Compensation-Stock Compensation.”  This statement requires us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.  That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

Revenue Recognition — We will recognize revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued FASB ASU 2010-09, “Subsequent Events, Amendments to Certain Recognition and Disclosure Requirements,” which clarifies certain existing evaluation and disclosure requirements in ASC 855 “Subsequent Events” related to subsequent events.  FASB ASU 2010-09 requires SEC filers to evaluate subsequent events through the date in which the financial statements are issued and is effectively immediately.  The new guidance does not have an effect on its consolidated results of operations and financial condition.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-06, “Improving Disclosures about Fair Value Measurements,” which clarifies certain existing disclosure requirements in ASC 820 “Fair Value Measurements and Disclosures,” and requires disclosures related to significant transfers between each level and additional information about Level 3 activity.  FASB ASU 2010-06 begins phasing in the first fiscal period after December 15, 2009.  The Company is currently assessing the impact on its consolidated results of operations and financial condition.

In October 2009, the FASB issued guidance on “Multiple Deliverable Revenue Arrangements,” updating ASC 605 “Revenue Recognition.”  This standard provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company is currently evaluating the requirements of this guidance and has not yet determined the impact of its adoption on the Company’s consolidated financial statements.

On July 1, 2009, the Financial Accounting Standards Board (“FASB”) launched the FASB Accounting Standards Codification (“ASC”) 105, Generally Accepted Accounting Principles (“ASC 105” and formerly referred to as FAS 168).  ASC 105 establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

 GAAP is not intended to be changed as a result of the FASB’s Codification project, but it will change the way the guidance is organized and presented.  As a result, these changes will have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies for financial statements issued for interim and annual periods ending after September 15, 2009.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS 167”).  SFAS 167, which amends ASC 810-10, Consolidation  (“ASC 810-10”), prescribes a qualitative model for identifying whether a company has a controlling financial interest in a variable interest entity (“VIE”) and eliminates the quantitative model prescribed by ASC 810-10.  The new model identifies two primary characteristics of a controlling financial interest: (1) provides a company with the power to direct significant activities of the VIE, and (2) obligates a company to absorb losses of and/or provides rights to receive benefits from the VIE.  SFAS 167 requires a company to reassess on an ongoing basis whether it holds a controlling financial interest in a VIE.  A company that holds a controlling financial interest is deemed to be the primary beneficiary of the VIE and is required to consolidate the VIE.  SFAS 167, which is referenced in ASC 105-10-65, has not yet been adopted into the Codification and remains authoritative.  This statement is effective for fiscal years beginning after November 15, 2009.  We plan to adopt SFAS 167 effective January 1, 2010.  The adoption of SFAS 167 is not expected to have a material impact on our financial position and results of operations.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets (“SFAS 166”).  SFAS 166 removes the concept of a qualifying special-purpose entity from ASC 860-10, Transfers and Servicing (“ASC 860-10”), and removes the exception from applying ASC 810-10.  This statement also clarifies the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting.  SFAS 166, which is referenced in ASC 105-10-65, has not yet been adopted into the Codification and remains authoritative.  This statement is effective for fiscal years beginning after November 15, 2009.  We plan to adopt SFAS 166 effective January 1, 2010.  The adoption of SFAS 166 is not expected to have a material impact on our financial position and results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

BUSINESS

COMPANY BACKGROUND

INVO Bioscience was formed in January 2007 under the laws of the Commonwealth of Massachusetts under the name “Bio X Cell, Inc.,” which was the business successor to Medelle Corporation (“Medelle”).  Dr. Claude Ranoux was the founder and vice president of Medelle and Kathleen Karloff was a vice president of Medelle.  Between 2001 and 2006, Medelle raised $8 million in venture capital, which was used to develop and validate a device called the “INVOcell.”  Medelle conducted pre-clinical safety testing and performed a human efficacy clinical study.  Due to a delay in obtaining U.S. Food and Drug Administration (“FDA”) clearance for the INVOcell, venture capital investments ceased and, by the end of 2006, Medelle ceased operations.  Medelle assigned all of its assets to a trustee who liquidated those assets and distributed the proceeds to creditors.  In that process, Dr. Ranoux purchased all of the assets of Medelle for $20,000 and contributed those assets to Bio X Cell, Inc. upon its formation in January 2007, including four patents related to the INVOcell technology.

On December 5, 2008, Bio X Cell, Inc., doing business as INVO Bioscience, and each of the shareholders of INVO Bioscience (the “INVO Bioscience Shareholders”) entered into a share exchange agreement (the “Share Exchange Agreement”) and consummated a share exchange (the “Share Exchange”) with our predecessor Emy’s Salsa Aji Distribution Company, Inc. (“Emy’s”).  Upon the closing of the Share Exchange on December 5, 2008 (the “Closing”), the INVO Bioscience Shareholders transferred all of their shares of common stock in INVO Bioscience to Emy’s.  In exchange, Emy’s issued to the INVO Bioscience Shareholders an aggregate of 38,307,500 shares of Emy’s common stock, representing 71.9% of the shares issued and outstanding immediately after the Closing.  As a result of the Share Exchange, INVO Bioscience became a wholly-owned subsidiary of Emy’s.  After the Closing, the Company had 53, 245,000 shares of common stock outstanding.

At Closing, Emy’s officers and directors resigned from their positions.  Kathleen Karloff was appointed as Chief Executive Officer, Secretary and Director and Dr. Claude Ranoux was appointed as President, Treasurer and Director.

Immediately following the Closing, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with GRQ Consulting, LLC and Whalehaven Capital Fund Limited.  Pursuant to the Securities Purchase Agreement, the investors invested $375,000 in exchange for 375,000 shares of our common stock at a price of $1.00 per share, subject to anti-dilution protection.  After the Closing, the Company had 53, 245,000 shares of common stock outstanding.

COMPANY OVERVIEW

We are a development stage company that has recently begun to commercialize our proven and patented technology that we believe will revolutionize the treatment of infertility.  Our device, the INVOcell, and the INVO procedure are designed to provide an alternative infertility treatment for the patient and the clinician; it is less expensive and simpler to perform than current infertility treatments.  The simplicity of the INVO procedure relates to the ability to potentially perform the infertility procedure in a physician’s practice rather than in a specialized facility at a much lower cost overall than current infertility treatments, including in-vitro fertilization (“IVF”).  Therefore, we believe that the INVO procedure will be available in many more locations than conventional IVF especially outside the United States.  INVO also allows conception and embryo development to take place inside the woman's body; an attractive feature for most couples.

In May 2008, we received notice that the INVOcell product meets all the essential requirements of the relevant European Directive(s), and received CE Marking.  The CE marking (also known as CE mark) is a mandatory conformity mark on many products placed on the single market in the European Economic Area (EEA).  The CE marking (an acronym for the French “Conformité Européenne”) certifies that a product has met EU health, safety and environmental requirements, which ensure consumer safety.  With CE marking, we possess the regulatory authority to distribute product in the European Economic Area, provided we comply with local registration requirements as discussed herein (i.e., the European Union, Canada, Australia, New Zealand, Africa and most parts of the Middle East and South America).

As with most start-up situations, one of the biggest challenges that INVO Bioscience is facing is raising the appropriate capital to implement its business plan while opening markets across the globe.  To help with this situation, on October 20, 2009, the Company entered into a Reserve Equity Financing Agreement (“REF”) with AGS Capital Group, LLC pursuant to which AGS committed to purchase, from time to time over a period of two years, shares of our Common Stock for cash consideration of up to $10 million, subject to certain conditions and limitations.  In connection with the REF, we also entered into a registration rights agreement with AGS.  The shares of Common Stock that may be issued to AGS under the REF will be issued pursuant to an exemption from registration under the Securities Act.  Pursuant to the registration rights agreement, we filed a registration statement on Form S-1 that became effective on December 30, 2009 by the Securities and Exchange Commission (the “Registration Statement”).  The Registration Statement covers the possible resale of a portion of our shares of Common Stock to the public by AGS that we may issue to AGS under the REF.  As of July 14, 2010, we have sold 914,500 shares to AGS under the REF.

The REF does not prohibit us from raising additional debt or equity financings, other than financings similar to the REF.  We intend to continue to explore other funding opportunities, as they arise, to provide the funds we need to execute our business plans.

THE INVOCELL TECHNOLOGY

Our product, the INVOcell medical device, is designed to treat infertility at a far lower cost than other treatments available in today’s marketplace, including IVF.  The INVOcell technology is a fertility treatment where either mild ovarian stimulation or no ovarian stimulation is used.  Using a mild stimulation protocol, 1-10 follicles are retrieved in a physician’s office with the patient under light sedation with or without local anesthesia.  The follicle retrieval is performed using a vaginal probe under ultrasound guidance.  Eggs are identified immediately after retrieval in the follicular fluid.  During the INVO procedure, fertilization and embryo development occurs inside the woman’s vaginal cavity in a disposable single use device -- the INVOcell -- that holds the eggs, sperm and culture medium.

Sperm collection and preparation generally occur before egg retrieval.  Nutrient medium (~1ml) is placed in the inner vessel of the INVOcell.  Eggs and a fraction of motile sperm are placed into the medium and the inner vessel is closed and secured in the protective outer vessel.  The INVOcell is placed in the patient’s vaginal cavity for an incubation period of 2-3 days.  A retention system can be used to maintain the INVOcell system in the vagina during the incubation period.  The retention system consists of a diaphragm with holes in the membrane to allow natural elimination of vaginal secretions.  The INVOcell is designed so that no vaginal fluids penetrate the outer vessel thus ensuring that the inner vessel is not contaminated.  Obtaining eggs, sperm and media then inserting them into the INVOcell and then placing it in the vagina takes approximately 90 minutes.

After 2-3 days, the patient returns to the physician’s office where the retention system and the INVOcell are removed.  The protective outer vessel is discarded and the inner vessel is placed in INVO Bioscience’s patented holding block in a vertical position for 15 minutes.  Embryos are collected in the micro chamber located at the bottom of the inner vessel.  The embryos can be directly viewed in the micro chamber in the holding block by using a microscope.  Embryos can be loaded directly from the device in a transfer catheter from the INVOcell device.  A trained clinician can readily identify the best embryos for transfer.  The embryos to be transferred are aspirated into a standard catheter for transfer into the patient’s uterus.  This second visit should take approximately 45 minutes.  All INVO related medical procedures can be performed in a physician’s office thereby avoiding the requirement of an IVF facility and the associated costs to build and maintain such a facility.

SUMMARY OF OPERATIONS

INVO Bioscience operates by outsourcing many key operational functions in the development and manufacturing of the INVOcell device to keep fixed costs to a minimum.  Our most critical management and leadership functions are carried out by our core team.  We have contracted out manufacturing, packaging/labeling and sterilization of the device to a certified manufacturer; to a medical manufacturing company to assemble packages and label the product; and to a sterilization specialist to perform the gamma sterilization process.  Our operations model expedites production and eliminates the need for in-house capital equipment expenditures.

To date, we have achieved a series of important steps in the development and manufacturing of the INVOcell including, in part:

•
Manufacturing:  Our parts and manufacturing processes have been validated.  Manufacturing of inventory is ongoing.  To date, we have 300 INVOcell devices ready for sale.  We have an additional 9,000 devices molded and ready for assembly, sterilization and packaging.

•	CE Mark: INVO Bioscience has obtained a CE Mark that permits the sale of devices in Europe, Canada and other countries that recognize the CE Mark, subject to local registration requirements.
•	Clinical Trials: Safety and efficacy of the INVOcell device has been demonstrated and accepted by the European Union, which has granted a CE Mark and ISO registration.
•
Support of Practitioners:  Clinicians and laboratory directors have used the INVO method and the feedback has been positive; practitioners appreciate the fact that it is a patient-friendly procedure, easy to perform and effective.

•
Finalize FDA Clearance: INVO Bioscience has completed all developmental testing and pre-trial testing for the 510(k) submission.  We intend to complete what we believe to be the final clinical study required under the investigational device exemption (IDE) by the FDA, subject to receipt of additional funding, in 2011.

•
Marketing Trials/Studies: A fertility clinic recently completed a clinical study   in Colombia, South America, showing a 35% efficacy rate.  Other studies are in the works in the Middle East currently and soon to commence in India by doctors using the INVOcell device.  These trials will yield “local” data on patient efficacy and experience for marketing collateral and advertising.

CURRENT MARKET OPPORTUNITY

According to the European Society for Human Reproduction (“ESHRE”) in 2007, there are more than 100 million infertile couples in the world.  While there have been large increases in the use of IVF, only about one million IVF cycles were performed in 2006, which amounts to a treatment of less than 1% of the infertile couples worldwide.  Knowing that an average of 2-3 cycles of IVF is performed per infertile couple, there are only 300,000-500,000 couples treated by IVF.  A survey by “Resolve: The National Infertility Association,” the number one reason couples do not use IVF is cost and geographical availability.  We can provide a locally available treatment option at less than half of the cost of IVF that will help millions of infertile couples throughout the world where IVF is not currently available.

IVF is an effective treatment option for many infertile couples.  Our patented and proven INVO technology is a low cost, unique fertility treatment option that is much simpler to perform than IVF.  The procedure can be provided without an IVF center and therefore can be available in many more locations than IVF.  We believe we are well positioned to capture a significant share of this unmet market.  With our INVOcell device and technique, fertilization and early embryo development is done within the vaginal cavity rather than an incubator.  Oocytes and sperm are fertilized and developed into embryos within the INVO device while contained by the woman’s vaginal cavity.

Currently, according to ESHRE (2007), less than 1% of the infertile couples who receive infertility treatment, including IVF, intra uterine insemination (“IUI”) and other fertility treatment, represent a $6 billion worldwide market annually.  This leaves 99% of the infertile couples untreated with an estimated unmet market opportunity of $594 billion, a portion of which, we believe will be met by the INVO device.  Much of the unmet market is located in developing countries where many patients cannot afford, and have limited access to, IVF.  We believe that developing countries offer a large and ready market for the INVOcell.

In May 2008, we received notice that the INVOcell device meets all of the essential requirements of the relevant European Directive, and received CE marking.  The CE marking certifies that a product has met European health, safety and environmental requirements, which ensure consumer safety.  Manufacturers in Europe and abroad must meet CE marking requirements where applicable in order to market their products in Europe.  With CE marking, we now have the necessary regulatory authority to distribute our INVOcell device in the European Union, subject to local registration regulations.

Currently, we are continuing to establish agreements with distributors and train physicians outside of the U.S. including in Canada, South America, Latin America, Europe, the Middle East, India and Africa.  While we penetrate the infertility markets in Europe and Latin America, along with the other countries, we anticipate also pursuing the completion of the FDA’s “510(k)” process.  We have completed the first step for medical device companies who manufacture Class 2 devices (and a small number of Class 1 and 3 devices) by filing a Premarket Notification with the FDA (i.e., an FDA 510(k) submission).  The FDA does not "approve" Class 1 and 2 medical devices for sale in the U.S. they give "clearance" for them to be sold.  We believe that we are presently halfway completed with our clinical trial and anticipate its completion by the end of 2011, subject to funding through the AGS REF or other sources.  However, there can be no assurance that we will be able to fund our clinical trial to completion, that our trial will be successful and that we will receive FDA clearance thereafter.

COMPETITION

The infertility industry is highly competitive and characterized by technological improvements.  New artificial reproductive technology (“ART”) services, devices and techniques may be developed that may render the INVOcell obsolete.  Competition in the areas of infertility and ART services is largely based on pregnancy rates and other patient outcomes.  Accordingly, the ability of our business to compete is largely dependent on our ability to achieve adequate pregnancy rates and patient satisfaction levels.  The INVO procedure will offer an alternative treatment to couples who currently do not have access to treatments because of cost or location.  Infertility clinics can expand their businesses by offering INVO in satellite centers that can be opened at a substantially lower cost than an IVF center.  We are not aware of any direct competitors to INVO Bioscience or the INVO process using the INVOcell device.  However, there are existing infertility treatment regimes that the INVOcell will compete with when the infertile couple, in conjunction with their physician, is choosing the treatment method for their infertility.  We believe that the menu of currently available clinical infertility treatment methods generally is limited to IUI and IVF.

Competing Treatments

Intra Uterine Insemination (IUI):   In IUI treatments, ovarian stimulation protocols with induction of ovulation are frequently used to recruit several follicles and improve clinical pregnancy rates.  When monitoring ovulation indicates that the female patient is ready to ovulate, the male patient will produce a sperm sample in the fertility doctor’s office.  The sperm is then prepared and delivered to the uterus through a catheter.  IUI can only treat approximately 40% of the causes of infertility.  For example, IUI does not address infertility causes such as tubal disease and other conditions that are treatable by IVF and the INVOcell device and process.  In addition, IUI does not produce the diagnostic information such as fertilization that an IVF or INVO cycle produces.  Approximately 600,000 IUI cycles are performed annually by a subset of 5,000 of the 40,000 fertility doctors in the U.S. as well as by IVF providers.  In Europe, at least 550,000 IUI cycles are performed annually.  The cost of a single IUI treatment can range from $500 to $4,000 per cycle in the U.S. and $500 to $2,000 in Europe.  The intra-country differences in cost depend on the stimulation protocol and the ovulation monitoring used by the physician.

In Vitro Fertilization (IVF):   IVF addresses tubal factor, ovulatory dysfunction, diminished ovarian reserve, endometriosis, uterine factor, male factor, unexplained infertility and other causes.  IVF bypasses the function of the fallopian tube by achieving fertilization within a laboratory environment.  Ovarian hyper-stimulation is common with IVF treatments to recruit numerous follicles and increase the chances for success.  Follicles are retrieved trans-vaginally using a vaginal probe and ultrasound guidance.  General anesthesia is frequently used due to the number of follicles retrieved and the resulting discomfort experienced by the patient.  The eggs are identified in the follicular fluid and combined with sperm and culture medium in culture dishes, which are placed in an incubator with a temperature and gas environment designed to mimic the condition of the fallopian tubes.  Once the embryos develop, they are transferred to the uterine cavity.  The transfer of several embryos allows an average success rate for IVF of 27%, but it is also responsible for a high multiple birth rate of approximately 40% of IVF pregnancies.  Multiple births bring risks to mother and babies and significant expenses for third party payers.  In addition, due to the high number of embryos produced in IVF, cryo-preservation of excess embryos occurs in more than 30% of the cycles.  In the U.S., there are approximately 1,000 reproductive endocrinologists who collectively perform more than 125,000 IVF cycles per year at 430 specialized facilities.  In Europe, nearly 300,000 IVF cycles are reportedly performed at more than 1,000 facilities.

The cost to the patient for a single IVF cycle (including drugs) averages $12,400 in the U.S. and can go as high as $20,000 depending on the IVF center.  The cost of drugs for an IVF cycle ranges from $2,500 to $3,500.  The average cost per live birth using IVF can exceed $50,000 since the successful patient generally requires more than one cycle depending on the age of the patient.  Many patients who would be good candidates for IVF are unable to access it because of the high cost and lack of insurance reimbursement.  Additional obstacles to IVF often include significant distances to IVF clinics; travel costs; and time off from work.  In addition, some couples experience concerns regarding IVF such as the possibility of laboratory errors resulting in receiving another person’s embryo.

Competitors

We operate in a highly competitive industry, which is subject to competitive pricing and rapid technological change.  The market for fertility treatment and devices are highly competitive in terms of pricing, functionality and service quality, the timing of development and introduction of new products and services and terms of financing.  We face competition from all ART practitioners and device manufacturers.  Our competitors may implement new technologies before we do, which could allow them to offer more attractively priced or enhanced products, services or solutions.  Our competitors may have greater resources in certain business segments or geographic markets than we have.  We may also encounter increased competition from new market entrants or alternative ART technologies.  Our ability to compete in this market successfully will require us to adapt to economic or regulatory changes, to introduce new products to the market and to enhance the functionality while reducing the cost of new and existing products.

Our principal ART medical-device competitor is Anecova, a Swiss start-up life sciences company with an intrauterine device under development for infertility treatment.  This device is a very small silicone tube with 360 micro perforations.  Oocytes are fertilized outside the device and then placed in the tube, which is placed inside the woman’s uterus for early embryo development.  After 1-5 days, the device is removed and the best embryo(s) are transferred back into the woman’s uterus.  We believe that the device is much more difficult to use than the INVOcell due to its size and the requirement to place the device in the uterus, a sterile environment.  The precision manufacturing of the Anecova device will drive its cost close to $1,500, which is higher than our price.  The Anecova device would only be available in hospitals and IVF Centers at a significantly higher cost than the INVOcell.

Competitive Advantages

We believe that the INVOcell has the following competitive advantages:

Lower cost than IVF with similar efficacy:  The INVOcell is substantially less expensive than IVF due to a lower cost of supplies, labor, capital equipment and overhead.  An IVF center requires at least $500,000 of laboratory capital equipment and highly trained personnel.  In contrast, the cost of laboratory capital equipment to set-up an INVOcell procedure is approximately $30,000 and does not require highly trained specialists beyond the traditional obstetrician and gynecological practice.  The global success rate for IVF varies dramatically from 13.6% to 40.5% with an average of 27% per cycle (ESHRE, ICMART Committee, June 21, 2006).  We foresee that the INVO device will be offered at approximately $5,000 per cycle with a pregnancy rate comparable to traditional IVF.  In Europe, IUI currently averages $1,000 per cycle.  In Europe, the average cost per pregnancy for IVF is $21,354.  INVO in Europe will be offered at approximately $2,500 per cycle.

Similar cost than IUI with greater efficacy:  In the U.S. currently, IUI averages $1,500 per cycle with <10% pregnancy rate while IVF averages $12,400 per cycle with an average of 27% pregnancy rate.  With INVO, we believe that the Ob/Gyn or reproductive endocrinologist practitioners will benefit by providing a superior product than IUI with good financial margins, efficacy rates more than double IUI while treating the full range of infertility indications.  In Europe, the average cost per pregnancy using IUI is $12,000.  The average cost per pregnancy for IVF is $21,354 while for INVO it is only $13,888: a savings of more than $7,000 per pregnancy.  Using INVO could reduce annual infertility costs in Europe by more than $650 million.

Greater geographic availability:   In Europe, there are more than 1,000 IVF centers, and there are approximately 430 IVF centers in the U.S.  In addition, by having INVO geographically available in Ob/Gyn offices, couples will avoid the travel costs and absence from work associated with long-distance IVF treatments.  The medical staff at these centers could easily learn the INVO technique and offer it as a lower cost treatment option for their patients through satellite centers.  There are also 5,000 Ob/Gyn physicians in the U.S. who offer infertility services such as the IUI treatment but lack the facilities to offer the IVF treatment.  Since INVO does not require a specialized lab facility, large costly equipment or highly specialized staff, the INVO treatment may be offered in a doctors’ office.  Therefore, in the U.S. alone, INVO could be 10 times more available than conventional IVF.  Ob/Gyn offices worldwide could offer INVO as an alternative or follow up treatment to IUI and generate a significant new revenue stream.

Greater patient involvement: With INVO, the patient uses her own body as the incubation environment.  This creates a greater sense of involvement, comfort and participation for patients who know that the fertilization is happening within their own bodies.  In some cases, this frees the couples from ethical or religious concerns, or fears of laboratory mix-ups that could result in a patient receiving another couple’s embryo(s).

SALES AND MARKETING

Product Pricing

We anticipate employing the following pricing system for the INVOcell technology.  These prices were determined through discussions with our advisory board of physicians and potential strategic partners and reflect the innovative features of the device, the savings in physician’s laboratory fixed costs and the amount that a physician will receive from patients to perform INVO.  Our goal is to have the INVO procedure offered to infertile couples as a lower cost alternative with comparable success rates to IVF.

INVOcell device:    We expect to sell the INVOcell device and its retention system for between $75 and $400 per unit.  IVF centers or Ob/Gyn groups purchasing a large number of devices and promoting the INVO process will receive discounted prices and a limited amount of free advertising of their facility on our website.  It is expected that the INVOcell will sell for $400 in the U.S., which grants a single-use license under our patents.  In Central and South America and Europe, the price of the device will be reduced to between $100-$300 to reflect a generally lower cost of infertility procedures in most of these countries and to make INVOcell available to populations with lower incomes.

Holding/Warming Blocks:  The holding blocks will be sold as a tool for viewing and retrieving the embryos from the inner chamber.  Each physician will need a minimum of two blocks depending on the number of cycles he/she performs.  The blocks cost $100 per block and will sell for $200 each.  These blocks may provide an additional revenue stream.

Fixed Laboratory Equipment:  The equipment used in the INVO procedure (microscope with video system, bench centrifuge, incubator without CO2, bench warmer and laminar flow hood) is readily available in the market.  We have had initial discussions with an international equipment supplier that has a mobile bench and hood with all the required equipment.  We intend to establish an agreement with this company to provide our customers with a discount and financing to facilitate new customer entry into the INVO market in the future, however, there can be no assurance that we will be successful in this effort.  The complete set up for the INVO procedure is approximately $18,000 in Europe and $30,000 in the U.S.

Our Sales Team

As of the date of this prospectus, we employ two sales and marketing individuals who are charged with all of our sales efforts.  We anticipate growing our sales team to six in 2010, subject to raising additional capital.  Our sales efforts follow two approaches:

             Direct Physician Sales through Distributors -- In foreign countries, we intend to establish local distributors to access the countries’ markets.  With the distributor-to-physician model, the distributors will be selling to IVF centers, medical practices and physicians directly.  We will support the distributors’ efforts with training, both to the distributors’ trainers as well as to the physicians directly.  We currently maintain written distribution agreements in the following countries: Canada, Colombia, Venezuela, Ecuador, Panama, Argentina, Peru, Pakistan, Turkey, Bulgaria, South Africa and Taiwan.  Additionally we are in discussions with potential distributors for Spain, Greece, Cyprus, Poland, Russia, Egypt and India.

              Direct Sales to Physicians -- We are also following a parallel path directly to leading infertility doctors in regions where there is demand but either distributors do not exist such as in Western Africa or we have not yet signed distribution agreements.

Target Markets

Currently and through 2010, we anticipate that we will continue to launch the sale of the INVOcell device in Europe, Canada, South America and the Middle East.  During 2011, or at such time that we receive FDA approval, we anticipate launching the INVOcell in the U.S.  In 2010, we also anticipate the launch of the INVOcell device in South Africa, India and Russia.  In 2011, we anticipate the launch of the INVOcell device in China and other countries that are currently under the registration process and where alternative treatment is needed.  With the cost of the INVO procedure being less than half the cost of IVF, we expect to penetrate 5% of the currently untreated infertility market, although no assurances can be made in this regard or that will achieve our goals in our target markets on schedule, or at all.

            Worldwide -- According to ESHRE, there are more than 100 million infertile couples in the world as of 2007.  About one million IVF cycles were performed in 2006, which is less than 1% of the infertile couples worldwide.  More than 99 million infertile couples remain untreated due to cost, availability, awareness and other factors.

            U.S. -- According to the Centers for Disease Control, 7.3 million people in the U.S. have difficulty conceiving.  With only 350,000 couples receiving fertility treatment, more than six million couples receive no treatment.  According to Integramed, Inc., a U.S. based network of fertility centers, 97% of the untreated infertile couples do not receive treatment due to cost.  Working with our advisory board, we estimate that an INVO procedure in the U.S. will cost approximately $5,000 dollars.

            Europe -- Europe has approximately 10 million infertile couples, of which 137,000 are estimated to have received IVF treatment and 183,000 received IUI (ESHRE) leaving 9.5 million infertile couples untreated.

Preliminary Sales Strategy

The CE Mark allows us to sell our INVO device in Europe, Canada and certain countries in South America, the Middle East and Africa along with Russia, and India, subject to local registration requirements.  Our strategy is to launch the product in the developing world first because of the high demand and relatively low availability of IVF procedures.

Launching INVO in the U.S. market requires 510(k) clearance, which we anticipate receiving in early 2011 upon completion of our clinical trials estimated for 2010-2011, provided that we receive additional funding.  We have completed the required human confirmatory study.  The births of normal babies have been confirmed in this study using the INVOcell.  It will take one year and approximately $1,000,000 of funding to complete the clinical study including data collection on all required subjects, analysis of the data, have an independent audit and submit the full 510(k) report to the FDA.  The FDA has 90 days to review the submission from INVO Bioscience.  All preclinical data and testing has been completed and reviewed by FDA.  We expect to receive approval to sell the INVOcell after completion of the clinical study and 510(k) submission.  However, there is no assurance that will be the case.  We intend to launch INVOcell through key IVF centers in the U.S. once FDA clearance is achieved, if at all.  Our U.S. based board of advisors has indicated a desire to be among the first to offer the INVOcell to their patients.  The success of these IVF centers with the INVOcell will assist in expanding our share of the market in the U.S.  We will also target the 5,000 Ob/Gyn doctors with experience in infertility treatment.

Insurance Reimbursement for Infertility Treatment

Most European countries have some level of coverage for infertility treatment, but the level of coverage varies from country to country and even within countries.  For example, the National Health Service in the UK covers 20% of most costs for infertility treatment.  However, that standard is not applied universally throughout the country and some counties provide almost none.  In the U.S., fifteen states mandate some form of insurance reimbursement for infertility treatment.  Three states mandate reimbursement for IVF, while other states cover some form of infertility treatment, but they may also specifically exclude IVF due to cost.  In addition, fifteen other states are considering mandating some form of coverage for infertility treatment.  Finally, there are bills under consideration in the U.S. Congress for a federal mandate to provide insurance coverage for infertility treatments universally across the nation.

We believe that the INVOcell process will be treated favorably by insurance companies because it lowers cost and has a high efficacy rate.  In Europe, the average cost per pregnancy using IUI is $12,000 and IUI is appropriate for only 40% of the infertile population.  However, for INVO, which is marginally more expensive at $13,888 per pregnancy, is a more effective treatment for a majority of infertile couples.  The average cost per pregnancy for IVF is $21,354.  Therefore, there is a savings of more than $7,000 (over 33%) per pregnancy by using INVO versus IVF.  Using INVO could reduce infertility costs in Europe by more than $650 million.

Currently, many third-party payers require that an infertile patient have at least three cycles of IUI before going on to IVF.  The aggregate success rate of three IUI’s is 25%.  Therefore, up to 75% of those patients are often referred to IVF.  In the future, third-party insurance payers could save more than $7,000 per pregnancy by requiring the patient to try INVOcell first.

Most European countries have some level of coverage for infertility treatment, but the level of coverage varies from country to country and even within countries.  For example, the National Health Service in the UK covers 20% of most costs for infertility treatment.  However, that standard is not applied universally throughout the country and some counties provide almost no coverage.  In the U.S., fifteen states mandate some form of insurance reimbursement for infertility treatment.  Three states mandate reimbursement for IVF, while other states cover some form of infertility treatment, but they may also specifically exclude IVF due to cost.  In addition, fifteen other states are considering mandating some form of coverage for infertility treatment.

 Branding and Promotion

 We have a new logo associated with the INVO device that is refined for the infertility market.  We have trademarked the logo, device and technology.  At the same time, we are developing a website that includes special pages for clinicians and patients.  Subject to available capital, the next generation website will include materials that medical professionals and patients can print, including status reports and news items.  It will include training videos for potential customers both physician and patients who want to learn exactly how the INVOcell works.

REGULATION

Domestic Regulations

The manufacture and sale of our products are subject to extensive regulation by numerous governmental authorities, principally by the FDA in the U.S. and corresponding foreign agencies.  The FDA administers the Federal Food, Drug and Cosmetic Act and the regulations promulgated there under.  We are subject to the standards and procedures with respect to the manufacture of medical devices and are subject to inspection by the FDA for compliance with such standards and procedures.  The FDA classifies medical devices into one of three classes depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness.  The INVOcell device and process must secure a 510(k) pre-market notification clearance before it can be introduced into the U.S. market.  The process of obtaining 510(k) clearance typically takes several months and may involve the submission of limited clinical data to support our assertions that the product is substantially equivalent to an already approved device or to a device that was on the market before the enactment of the Medical Device Amendments of 1976.

Every company that manufactures or assembles medical devices is required to register with the FDA and adhere to certain “good manufacturing practices” in accordance with the FDA’s Quality System Regulation, which regulates the manufacture of medical devices, prescribes record-keeping procedures and provides for the routine inspection of facilities for compliance with such regulations.  The FDA also has broad regulatory powers in the areas of clinical testing, marketing and advertising of medical devices.

Medical device manufacturers are routinely subject to periodic inspections by the FDA.  If the FDA believes that a company may not be operating in compliance with applicable laws and regulations, it can:

•	place the company under observation and re-inspect the facilities;
•	issue a warning letter apprising of violating conduct;
•	detain or seize products;
•	mandate a recall;
•	enjoin future violations; and
•	assess civil and criminal penalties against the company, its officers or its employees.

At present, we believe are more than halfway completed with the clinical trials requested by the FDA based on the work previously completed by Medelle.  Subject to available capital, we anticipate completing those clinical trials by the end of 2010.  Thus, we believe that we will receive FDA clearance by the end of 2011, though there can be no assurance that we will be successful in doing so on a timely basis, if at all.

International Regulations

We are also subject to regulation in each of the foreign countries where our products are sold.  Many of the regulations applicable to our products in such countries are similar to those of the FDA.  The national health or social security organizations of certain countries require that our products be qualified before they can be marketed in those countries.  Many of the countries we are targeting do not have a formal approval process of their own but rely on either FDA clearance or the European approval, the CE mark.  Some countries require a registration process of listing the INVOcell with the governing body in addition to the CE mark.

Our activities during our development stage have included developing our business plan, seeking regulatory clearance in Europe and the United States and raising capital.  In May 2008, we received the CE mark.

With CE marking, we have the necessary regulatory authority to distribute our product after registration in the European Economic Area (i.e., Europe, Canada, Australia, New Zealand, along with most parts of the Middle East and South America).  Every country is different; we have completed registrations in some, are in process with others.  Upon funding from the REF, which is subject to certain limitations as discussed in the “Management's Discussion and Analysis” section, we will be submitting additional registrations.  Certain other countries require that we first receive FDA clearance.  We are registering the product based on the size of the market and our ability to service it given our resources.

 INTELLECTUAL PROPERTY

More than 800 cases of an INVO procedure have been documented in peer-reviewed journals since the 1980s, using an incubation device not specifically designed for the process but functionally capable of demonstrating success rates equivalent to IVF at that time.  The INVOcell device was specially developed and manufactured to optimize the ease of use and effectiveness of the procedure at an affordable price.  This product development process has resulted in five active patents worldwide covering both the INVOcell device and the INVO process.

LEGAL PROCEEDINGS

On March 24, 2010, we were served a complaint on an action that was filed on December 31, 2009 with the Suffolk Superior Court Business Litigation Session by two former employees and a former creditor of Medelle Corporation.  The former employees allege various claims relating to the sale and transfer of the assets from Medelle to Dr. Ranoux.  In various counts, the former Medelle employees claim that Dr. Ranoux and Kathleen Karloff and therefore INVO Bioscience violated alleged duties owed to them in connection with the transfer.

We have filed a motion to dismiss these allegations, as we believe they are without merit.  We will take the steps necessary to defend these actions vigorously.  The sale and transfer of the assets of Medelle was professionally handled by an independent third party after approval by the Board of Directors representing a majority of its shareholders.  Medelle’s  shareholders through its Board  voted to have an assignment to the benefit of creditors and gave complete authority to the President & CEO at that time (neither of which were Dr. Ranoux or Ms. Karloff)  to work with the third party and get the best possible price through a sealed bid auction.  The third party notified all of the appropriate parties as required by law as well as filed notices in various professional publications and newspapers of its intention to sell the assets of Medelle.  Additionally the third party also contacted numerous large medical device and bio-Pharma companies to see if they would be interested in acquiring the assets.  On the day of the auction, Dr. Ranoux submitted the winning bid and was awarded the assets upon full payment.  We believe this complaint is base-less and will be dismissed once the facts are brought to light and will not have a material effect upon our results of operations.

Outside of the above mentioned item neither we, either directly or indirectly, are involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position or cash flows

PROPERTY

We currently do not own any property.  Our principal executive office is located at 100 Cummings Center, Suite 421E, Beverly, Massachusetts 01915, pursuant to a lease entered into by INVO Bioscience in January 2007 for 3,294 square feet of general office space.  The lessor is Cummings Properties, LLC and the lease commenced in January 2007 and concludes on December 31, 2010.  The lease is subject to a cost of living increase equal to the Boston, Massachusetts Consumer Price Index at the beginning of each calendar year.

EMPLOYEES

As of March 31, 2010, we have five full-time employees.  We consider our relationship with our employees to be good.

MANAGEMENT

The following table sets forth the names and positions of our directors and executive officers and other key personnel as of March 31, 2010:

Name	Age	Position
Kathleen T. Karloff	54	Chief Executive Officer, Secretary and Director
Dr. Claude Ranoux	59	President, Treasurer, Chief Scientific Officer and Director
Robert J. Bowdring	52	Chief Financial Officer

Each Director holds office until the next annual meeting of the shareholders or until his successor is elected and duly qualified.  Executive officers are appointed by and serve at the pleasure of the Board of Directors.  The following sets forth biographical information concerning our directors, and executive officers for the past three years:

Kathleen T. Karloff, Chief Executive Officer, secretary and member of the Board of Directors, co-founded INVO Bioscience in January 2007.  Since that time, Ms. Karloff has obtained ISO certification and the CE mark for the INVOcell device and has implemented manufacturing and distribution systems.  From 2000 through 2003, Ms. Karloff was the Vice President of Operations for a start-up company called Control Delivery Systems, which was developing an intra-ocular drug therapy for Uveitus and Diabetic Macular Edema.  That company was acquired by Psivida LTD in December 2005.  From 2004 until September 2006, Ms. Karloff was the Vice President of Operations for Medelle Corporation.  Prior to that, she has held various positions at Boston Scientific during 13 years of dynamic growth from 1983 to 1997 her last position being the Director of Manufacturing.  Since leaving Boston Scientific, she has been Vice President of Operations on start-up teams of three device/pharmaceutical companies.  Ms. Karloff earned her B.S. in microbiology from Montana State University and attended Northeastern University for MBA coursework.

Dr. Claude Ranoux, President, Treasurer and member of the Board of Directors, co-founded INVO Bioscience in January 2007.  He has more than 30 years of experience in the research and treatment of infertility; he is the inventor and developer of the INVO™ procedure and INVOcell device.  From 2000 through 2005, Dr. Ranoux was a vice president of Medelle Corporation and worked on development of the INVOcell.  Dr. Ranoux has built and run 12 IVF centers worldwide and has established 12 reproductive centers worldwide.  Before founding INVO Bioscience and recruiting the highly experience management team, Dr. Ranoux had 6 years of experience in creating  and finding financing for a start-up company.  He has been scientific consultant for a new instrument (Immuno1) from Bayer Corporation.  During this collaboration, the North West area became the first area for the sales of the instrument 2 years in a row.  Dr. Ranoux was the founder of several non-profit organizations and foreign trade advisor in the New England area.  Dr. Ranoux earned his M.D. and his M.S. in Reproductive Biology from the Medical University of Paris (V & XI) where he was an Associate Professor.  Dr. Ranoux has served as a scientific consultant for eight other centers and is   the author of numerous scientific publications as first author.  He has given numerous invited lectures, conferences and workshops and is the author of five medical and scientific theses and mentor for several others.  He is co-author of six scientific and medical films.  He received a prize for the one of the best scientific presentation at the Fifth World Congress in IVF, in Norfolk, VA, and is the recipient of several other awards.  Dr. Ranoux is the main inventor in six international patents.

Robert J. Bowdring, Chief Financial Officer, Mr. Bowdring joined the Company as its Corporate Controller in October 2008.  In January 2009, the Company appointed Mr. Bowdring as its Chief Financial Officer.  From April 2003 to August 2008, Mr. Bowdring served as Vice President of Finance and Administration for Cyphermint, Inc., a software development firm.  For the fourteen prior years, he was the Controller and Vice President of Lifeline Systems Inc., a public manufacturing and service company (NASDAQ: LIFE) in the personal emergency response market.  Mr. Bowdring has a strong history in senior financial management with more than 25 years experience serving in capacities such as chief financial officer, vice president of finance and controller.  Rob has been in both public and private manufacturing and service companies throughout his career.  Mr. Bowdring has a Bachelors degree in Accounting from the University of Massachusetts in Amherst.

Board of Directors

Currently, we only have two board members, Claude Ranoux and Kathleen Karloff, who are also our CEO and President.  We expect to add three independent members to expand our Board of Directors to five in 2010, depending upon our ability to reach and maintain financial stability.

Committees of the Board of Directors

We do not currently have an Audit Committee, Compensation Committee, Nominating Committee or any other committee of the Board of Directors.  The responsibilities of these committees are fulfilled by our Board of Directors and all of our directors participate in such responsibilities.  In addition, we do not currently have an "audit committee financial expert" as such term is defined in the Securities Act, as our financial constraints have made it extremely difficult to attract and retain qualified outside Board members.  We hope to add qualified independent members of our Board of Directors in 2010, depending upon our ability to reach and maintain financial stability.

Compensation Committee Interlocks and Insider Participation

We do not have a Compensation Committee or any other committee of the Board of Directors performing similar functions during the years ended December 31, 2009.  Kathleen Karloff, our Chief Executive Officer, Claude Ranoux, President and Robert Bowdring, CFO make decisions relating to compensation.

Code of Ethics

We have adopted a Code of Ethics that applies to all employees including our officers, our principal executive officer, our president and principal financial & accounting officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation before the Share Exchange

Prior to the closing of the Share Exchange, the named executive officers received stock awards as their compensation from February 2007 until June 2008.  In July 2008, through the year-end of December 31, 2008, which included the closing of the Share Exchange, our officers drew an annualized salary of $175,000 each.  The named executive officers’ salaries did not change as a result of the Share Exchange.  The Board of Directors, who are also named executive officers, determined the compensation for themselves and the other executive officers and employees of INVO Bioscience.  The members of the Board of Directors do not receive separate compensation for serving as directors, although it is anticipated that any non-employee directors who may be appointed to the Board will be compensated in a manner to be determined by the Board at such time as new directors are appointed.

Compensation after the Share Exchange

From January 1, 2009 to present the named executive officers compensation consisted solely of each executive officer’s salary; no cash bonuses were paid or accrued.  On January 2, 2009, Mr. Robert J. Bowdring was promoted to the position of Chief Financial Officer by the Board of Directors, thus making him a named executive as of that date.  From March 1, 2009 until present, the named executive officers’ salaries have been accrued, but not paid, to assist the Company during this period.  The Board of Directors of INVO Bioscience believes that the salaries paid and accrued to our executive officers from 2008 through 2010 are indicative of the objectives of its compensation program as this stage of our development.

Salary is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to motivate those individuals, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the levels that we expect.  When setting and adjusting individual executive salary levels, we consider the relevant established salary range, the named executive officer’s responsibilities, experience, potential, individual performance and contribution.  We also consider other factors such as our overall corporate budget for annual merit increases, unique skills, demand in the labor market and succession planning.  We determine the levels of salary as measured primarily by the local market in Boston/New England, which determinations are made based on anecdotal evidence rather than compensation studies or surveys.

Corporate performance goals include sales, margin and net profit targets.  Additional key areas of corporate performance taken into account in setting compensation policies and decisions are new business development, cost control and innovation.  The key factors may vary depending on which area of business a particular executive officer’s work is focused.  Individual performance goals include subjective evaluation, based on an employee’s teamwork, creativity and management capability, and objective goals such as sales targets.  We have not paid bonuses to our executive officers in the past.  If we are successful in raising capital and building our business, we intend to establish a bonus program for all of our employees including our named executive officers.  Although no such program has been designed, the program is expected to be based on both corporate and individual performance goals.

Our intention is to establish a compensation committee comprised of both non-employee and employee directors, once we expand the Board.  The compensation committee will perform, at least annually, a strategic review of the compensation program for our executive officers to determine whether it provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other companies with which we compete for executives.  Those companies may or may not be public companies or companies located in the Boston area or even, in all cases, companies in a similar business.   We would like to establish a compensation program for executive officers that is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to motivate those individuals, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the levels that we expect.

We also intend to expand the scope of our compensation, such as the possibility of granting options or other stock-based awards to executive officers and tying compensation to predetermined performance goals.  We intend to adopt an equity incentive plan in the near future and issue stock-based awards under the plan to aid our long-term performance, which we believe will create an ownership culture among our named executive officers that fosters beneficial, long-term performance by our company.  We do not currently have a general equity grant policy with respect to the size and terms of grants that we intend to make in the future, but we will evaluate our achievements for each fiscal year based on performance factors and results of operations such as revenues generated, cost of revenues, and net income.  No such goals have been determined for this fiscal year.

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer,  president and chief financial officer who received or was entitled to receive remuneration in excess of $100,000 during the stated periods.  As reflected below, none of our officers received cash compensation during fiscal 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Paid Salary ($)	Accrued Salary ($)	Stock Award ($) (5)	Option Award ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)

Kathleen Karloff, CEO/Director	2009	29,167	145,833	0	0	0	0	0	175,000
(1,5 & 6)	2008	93,074	0	0	0	0	0	0	93,074
	2007	0	0	4,498	0	0	0	0	4,498

Claude Ranoux President/Director	2009	29,167	145,833	0	0	0	0	0	175,00
(2, 5 & 6)	2008	91,974	0	0	0	0	0	0	91,974
	2007	0	0	19,731	0	0	0	0	19,731

Robert Bowdring	2009	22,500	123,750	0	0	0	0	0	146,250
CFO (4 & 6)	2008	25,312	0	0	0	0	0	0	25,312

Philip Warren (3 & 5)	2009	0	0	0	0	0	0	0	0
Former CEO	2008	43,980	0	0	0	0	0	0	43,980
	2007	0	0	2,761	0	0	0	0	2,761

(1)
Kathleen Karloff was elected as the Chief Executive Officer, Secretary and member of the Board of Directors of the Company effective upon the resignation of Andrew Uribe in connection with the acquisition of INVO Bioscience on December 5, 2008.  During 2007, Ms. Karloff received shares of Common Stock valued at $0.2857 per share for services rendered in 2007 and awarded in 2008.

(2)
Claude Ranoux was elected as the President, Treasurer and member of the Board of Directors effective upon the resignation of Andrew Uribe, in connection with the acquisition of INVO Bioscience on December 5, 2008.  During 2007, Dr. Ranoux received shares of Common Stock valued at $0.2857 per share for services rendered in 2007 and awarded in 2008.

(3)
Philip Warren served as the Chief Executive Officer of INVO Bioscience from May 2007 to September 2008.  During 2007, Mr. Warren received shares of Common Stock valued at $0.2857 per share for services rendered in 2007 and awarded in 2008.

(4)	Robert Bowdring was elected as the Chief Financial Officer on January 2, 2009 after joining the Company in October 2008 as Controller.
(5)
The dollar value reported in 1, 2, & 3 was based upon a per share price of $0.2857.  The per share price was determined in accordance with the relevant facts of BioXcell in February 2008.  BioXcell was a start-up company, in a pre-revenue stage and without any third-party investment.

(6)	During 2009, the named Officers received only 17% of their 2009 salaries in order to assist the Company’s cash flow during the year.

Compensation of Directors

None.

Stock Option Grants

Since January 1, 2008, we have signed agreements to compensate certain officers, employees and service providers with common stock or options to acquire common stock.  As of March 31, 2010, a total of 1,667,000 shares of common stock have been issued and options to purchase an additional 300,000 shares of common stock were agreed to be issued.  However, we have not yet adopted a formal stock option plan and, consequently, the options to purchase 300,000 shares of common stock are deemed not yet issued.

Long-Term Incentive Compensation:  We are looking to establish a program that will provide long-term incentive compensation through awards of stock options, restricted stock, and/or stock awards.  Our equity compensation program is intended to align the interests of the officers with those of our shareholders by creating an incentive for our officers to maximize shareholder value.  The equity compensation program will be designed to encourage officers to remain employed with us despite a competitive labor market, and the fact that we are a development stage company and have a limited operating history and limited revenue to date, and may not necessarily be able to sustain a market rate base salary.  Stock options, stock grants, warrants and other incentives are based on combination of factors including the need and urgency for such an executive, the experience level of the executive and the balance of such incentives with a lower than market base salary or fees that is paid in cash.  Employees and consultants are granted such incentives from time to time to maintain their continuing services, sometimes without increases in salaries or fees.

Deferred Compensation Benefits:  We do not have a deferred compensation program at this time.

Retirement Benefits:  We do not have a 401(k) plan or other retirement program at this time.

Executive Perquisites and Generally Available Benefits:  We have no executive perquisite program at this time.

Employment Agreements; Termination of Employment and Change of Control Arrangements

Kathleen T. Karloff, Chief Executive Officer, Secretary and member of the Board of Directors, has executed an employment agreement with INVO Bioscience effective as of February 1, 2008.  The agreement provides for an annual salary of $175,000 and health and life insurance and retirement plan along with the reimbursement of expenses.  In the event that Ms. Karloff’s employment is terminated other than for good cause (as defined in the employment agreement), she will receive her salary and full medical benefits for twelve (12) months thereafter.

Dr. Claude Ranoux, President, Treasurer and member of the Board of Directors, has executed an employment agreement with INVO Bioscience effective as of February 1, 2008.  The agreement provides for an annual salary of $175,000 and health and life insurance and retirement plan along with the reimbursement of expenses.  In the event that Dr. Ranoux’s employment is terminated other than for good cause (as defined in the employment agreement), he will receive his salary and full medical benefits for twelve (12) months thereafter.

Robert J. Bowdring, Chief Financial Officer, has executed an employment agreement with INVO Bioscience effective as of October 27, 2008.  The agreement provides for an annual salary of $150,000 and health and life insurance and retirement plan along with the reimbursement of expenses.  In the event that Mr. Bowdring’s employment is terminated other than for cause (as defined in the employment agreement), he will receive a severance package of two months of salary and full medical benefits per service year

Outstanding Equity Awards

The Company has not yet adopted a formal stock option plan.  Accordingly, there are no outstanding equity awards as of March 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On September 18, 2008, we entered into a related party transaction with Dr. Claude Ranoux, the President, Director and Chief Scientific Officer of the Company.  Dr. Ranoux had loaned funds to the Company to sustain its operations since January 5, 2007 (inception).  Dr. Ranoux’s total cumulative loans at September 30, 2009 were $70,462.  On March 26, 2009, the Company and Dr. Ranoux agreed to amend the agreement to a non-convertible note payable bearing interest at 5% per annum and extended the repayment date to March 31, 2010.  The Company and Dr. Ranoux can jointly decide to repay the loan earlier without prepayment penalties.  During the three months and nine months ended September 30, 2009, $26,000 was repaid on the principal of the loan.

On March 5, 2009, we entered into a related party transaction with Kathleen Karloff, the Chief Executive Officer and a Director of the Company.  Ms. Karloff provided a short-term loan in the amount of $75,000 bearing interest at 5% per annum to the Company to fund operations.  In May 2009, Ms. Karloff loaned to the Company an additional $13,000, making her total cumulative loan $88,000 as of September 30, 2009.  This note was due on September 15, 2009, which has since been extended to March 4, 2010.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 26, 2010, (i) by each of our directors; (ii) by each person known by us to own beneficially more than five percent of our common stock; (iii) by the executive officer named in the Summary Compensation Table set forth in "Executive Compensation" and (iv) by all of our directors and executive officers as a group.  Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended.  Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.  The percentage of shares beneficially owned prior to the offering is based on 63,327,322 shares of our common stock actually outstanding as of July 26, 2010.

Name of Principal Shareholder	Number of Shares Owned	Percent of Shares Outstanding
Dr. Claude Ranoux	25,501,473	40.3%
Kathleen Karloff	6,187,159	9.8%
Phillip Warren	3,450,778	5.4%

All Officers and Directors as a Group (two persons)	31,688,632	50.1%

We have 63,327,322 shares issued and outstanding as of July 26, 2010.

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the selling stockholder, AGS Capital, LLC, of shares of common stock that we may issue pursuant to the Reserve Equity Financing Agreement, or REF, that we entered into with AGS on October 28, 2009.  We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the registration rights agreement we entered into with AGS on October 28, 2009.

The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares that it acquires under the REF.

The following table presents information regarding AGS and the shares that it may offer and sell from time to time under this prospectus.  This table is prepared based on information supplied to us by the selling stockholder.  As used in this prospectus, the term “selling stockholder” includes AGS and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.  The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus.  The selling stockholder may sell some, all or none of its shares.  We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended.  Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.  The percentage of shares beneficially owned prior to the offering is based both on 63,327,322 shares of our common stock actually outstanding as of July 26, 2010 and on the assumption that all shares of common stock issuable under the REF we entered into with AGS are outstanding as of that date.

	Shares Beneficially Owned Prior to the Offering					Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Number		Percent		Number of Shares Offered	Number	Percent
AGS Capital Group, LLC (1)	8,790,000	(2)		%	8,790 ,000	—	—

(1) The address of AGS is 2 Water Street, 17th Floor, New York, New York

(2) Consists of 8,790,000 shares of common stock issuable under the REF we entered into with AGS on October 28, 2009.  For the purposes hereof, we assumed the issuance of the 8,790,000 shares of common stock issuable pursuant to the REF, but no additional shares of common stock potentially issuable pursuant to the REF.  We will file subsequent registration statements covering the resale of any additional shares of common stock beginning approximately 60 days after we have substantially completed the sale to AGS under the REF of the shares subject to this registration statement.  Allen Silberstein has voting and investment control of the securities held by AGS.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value and 100,000,000 shares of preferred stock, $0.0001 par value.  As of July 26, 2010, there were 63,327,322 shares of our common stock outstanding that were held of record by approximately 95 stockholders, and options and warrants to purchase 10,200,000 shares of common stock were outstanding.

The following description is only a summary.  You should also refer to our amended and restated certificate of incorporation and bylaws, both of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part.

Common Stock

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and each holder does not have cumulative voting rights.  Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.  In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are, and the shares of common stock offered by us in this offering, when issued and paid for, will be fully paid and nonassessable.  The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate in the future.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue up to an aggregate of 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences.  The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.  Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of INVO Bioscience.  We have no present plans to issue any shares of preferred stock.

Registration Rights

Registration rights with respect to shares covered by this registration statement and prospectus –shares sold in connection with the Reserve Equity Financing Agreement, or REF, with AGS Capital Group, LLC.  In connection with establishing the REF with AGS, we entered into a registration rights agreement with AGS.  Pursuant to the registration rights agreement, we filed a registration statement, of which this prospectus forms a part, with the Securities and Exchange Commission.  We have agreed to use our commercially reasonable efforts to cause this registration statement to be declared effective by the Securities and Exchange Commission.  The effectiveness of this registration statement is a condition precedent to our ability to sell the shares of common stock subject to this registration statement to AGS under the REF.  This registration statement covers only a portion of the shares of our common stock issuable pursuant to the REF.  We will file subsequent registration statements covering the resale of additional shares of our common stock issuable pursuant to the REF beginning approximately 60 days after we have substantially completed the sale to AGS under the REF of the shares subject to this registration statement.  These subsequent registration statements are subject to our ability to prepare and file them, and may be subject to review and comment by the Staff of the Securities and Exchange Commission, as well as consent by our independent registered accounting firm.  Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured.  The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to AGS under the REF.

Transfer Agent and Registrar

We have engaged the services of Island Stock Transfer as our transfer agent and registrar.

PLAN OF DISTRIBUTION

We are registering 8,790,900 shares of common stock under this prospectus on behalf of AGS.  Except as described below, to our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor, except as described below, do we know the identity of any brokers or market makers that may participate in the sale of the shares.

The selling stockholder may decide not to sell any shares.  The selling stockholder may from time to time offer some or all of the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent.  In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate.  AGS is an “underwriter” within the meaning of the Securities Act.  Any brokers, dealers or agents who participate in the distribution of the shares of common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.  AGS has advised us that it may affect re-sales of our common stock through any one or more registered broker-dealers.  Because the selling stockholder is deemed to be an underwriter, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.  Such sales may be made, on the over-the-counter market, otherwise or in a combination of such methods of sale, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  The shares of common stock may be sold according to one or more of the following methods:

•
a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an over-the-counter distribution in accordance with the FINRA rules;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of such methods of sale; and

•	any other method permitted pursuant to applicable law.

Any shares covered by this prospectus, which qualify for sale pursuant to Rule 144 of the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.  In addition, the selling stockholder may transfer the shares by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from AGS (and, if they act as agent for the purchaser of such shares, from such purchaser).  Broker-dealers may agree with AGS to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for AGS, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to AGS.  Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the Nasdaq Capital Market, on the over-the-counter market, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids.  AGS and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M.  These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholder or other persons or entities.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions.  Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities.  In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market.  All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees.  The selling stockholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as transfer taxes and certain other expenses associated with the sale of securities.

Under the terms of the AGS common stock purchase agreement and the registration rights agreement, we have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of the shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed.  Such prospectus supplement or post-effective amendment will be filed with the SEC, to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock.  We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Shulman, Rogers, Gandal Pordy & Ecker, P.A.

EXPERTS

The financial statements for the two most recent fiscal years ended December 31, 2009 and 2008, have been audited by RBSM, LLP  an independent registered public accounting firms to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock.  The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.  For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.  With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934.  You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC.  The address of that website is www.sec.gov.

You should rely only on the information provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal.  Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX to FINANCIAL STATEMENTS

For the three months ended March 31, 2010

Condensed Consolidated Balance Sheets as of March 31, 2010 (unaudited) and December 31, 2009	F-2
Condensed Consolidated Statements of Operations for the three months ended March 31, 2010 , 2009 and from January 5, 2007(Inception) to March 31, 2010 (unaudited)	F-3
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2010 , 2009 and from January 5, 2007 (Inception) to March 31, 2010 (unaudited)	F-4
Notes to the Condensed Consolidated Financial Statements (unaudited)	F-5

INVO Bioscience, Inc.
(A DEVELOPMENT STAGE COMPANY)
Condensed Consolidated Balance Sheets

Assets
	March 31,
	2010 (unaudited)	December 31, 2009

Current Assets:
Cash	$3,661	$79,052
Accounts receivable, net	25,892	3,064
Inventory	57,538	63,134
Prepaid expenses	18,037	46,991
Total current assets	105,128	192,241

Property and equipment, net	30,734	32,836

Other Assets:
Capitalized patents, net	61,351	62,759
Total other assets	61,351	62,759

Total assets	$197,213	$287,836

Liabilities and Stockholders' Deficiency

Current Liabilities:
Accounts payable	$676,497	$683,816
Accrued expenses and salaries	883,586	727,483
Notes payable- related party	144,962	146,462
Line of credit	50,000	50,000
Convertible notes, net of debt discount of $ 264,902 and $297,897, respectively	45,098	12,103
Derivative liabilities	552,138	1,905,109
Total current liabilities	2,352,281	3,524,973

Total liabilities	2,352,281	3,524,973

Commitments and Contingencies
Stockholders' Deficiency:
Preferred Stock, $.0001 par value; 100,000,000 shares authorized; No shares issued and outstanding as of March 31, 2010 and December 31, 2009	-	-
Common Stock, $.0001 par value; 200,000,000 shares authorized; 60,870,822 and 58,926,322 issued and outstanding as of March 31, 2010 and December 31, 2009, respectively.	6,088	5,893
Additional paid-in capital	3,872,239	3,660,933
Stock subscription receivable	(155,000)	(155,000)
Accumulated deficit during the development stage	(5,878,395)	(6,748,963)
Total stockholders' deficiency	(2,155,068)	(3,237,137)

Total liabilities and stockholders' deficiency	$197,213	$287,836

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INVO Bioscience, Inc.
(A DEVELOPMENT STAGE COMPANY)
Condensed Consolidated Statements of Operations
(unaudited)

	For the three months ended	For the three months ended	From January 5, 2007 (Inception) to
	March 31, 2010	March 31, 2009	March 31, 2010

Revenue:
Product Revenue	$26,820	$36,815	$128,019
Cost of Goods Sold
Product Costs	8,322	20,669	59,801

Gross Margin	18,498	16,146	68,218

Operating Expenses:

Research and development	-	4,950	92,761
Selling, general and administrative	446,627	656,900	4,318,307
Total Operating Expenses	446,627	661,850	4,411,068

Loss from operations	(428,129)	(645,704)	(4,342,850)

Other Expenses:
Gain in fair value of derivative liability	(1,352,971)	-	(1,860,395)
Interest and financing fees	54,274	5,350	3,395,940
Total other expenses	(1,298,697)	5,350	1,535,545

Income (loss) before income taxes	870,568	(651,054)	(5,878,395)

Provisions for income taxes	-	-	-

Net income(loss)	$870,568	$(651,054)	$(5,878,395)

Basic and diluted net loss per weighted average shares of common stock	$0.014	$(0.012)
Basic and diluted weighted average number of shares of common stock	60,186,156	53,656,111

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INVO Bioscience, Inc
(A DEVELOPMENT STAGE COMPANY)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	For the three months ended March 31, 2010	For the three months ended March 31, 2009	From January 5, 2007 (Inception) to March 31, 2010

Net income (loss)	$870,568	$(651,054)	$(5,878,395)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Non-cash stock compensation issued for services	22,000	37,500	738,657
In kind contribution to employees	81,000	-	332,686
Reserve for allowance for doubtful accounts	2,692	-	45,997
Accretion of convertible debt discount	32,995	-	280,099
Depreciation and amortization	3,510	3,510	31,213
Non-cash financing and derivative (gains) losses	(1,352,971)	-	807,981
Changes in operating assets and liabilities:
Receivables	(25,520)	(18,071)	(71,889)
Inventories	5,596	(4,027)	(57,537)
Prepaid expenses and other current assets	28,954	20,845	(29,887)
Accounts payable	(7,319)	329,943	676,225
Accrued compensation	148,800	-	657,655
Other accrued expenses	7,304	389	175,469
Net cash used in operating activities	(182,391)	(280,965)	(2,291,726)

Cash flows from investing activities:
Purchase of property and equipment	-	-	(42,858)
Purchase of intangible assets	-	-	(77,742)
Net cash used in investing activities	-	-	(120,600)

Cash flows from financing activities:
Proceeds from demand note payable	-	-	50,000
Proceeds from loan payable- insurance	-	-	70,587
Proceeds from loan payable- related party	-	75,000	190,889
Repayment of loan payable- related party	(1,500)	-	(45,928)
Proceeds from convertible note payable	-	-	545,000
Proceeds from the issuance of common stock	108,500	200,000	1,605,438
Net cash provided by financing activities	107,000	275,000	2,415,987

Net (decrease) increase in cash and cash equivalents	(75,391)	(5,965)	3,661

Cash and cash equivalents at beginning of period	79,052	15,716	-

Cash and cash equivalents at end of period	$3,661	$9,751	$3,661

Supplemental disclosure:
Cash paid for interest	$7,771	$5,350	$15,992
Cash paid for taxes	$456	456	$1,084
Common stock issued upon note payable and accrued interest conversion	$-	-	$239,982

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)           Description of Business

INVO Bioscience, Inc. (“the Company”) offers novel solutions in assisted reproductive technologies while expanding geographic and affordable access to the global reproductive health care community.  Our primary focus is the manufacture and sale of the INVOcell device and the INVO technology to assist infertile couples in having a baby.  We designed our INVOcell device and our INVO procedure to provide an alternative infertility treatment for the patient and the clinician.  The INVO procedure is less expensive and simpler to perform than most comparable infertility treatments currently.  The simplicity of the INVO procedure relates to the ability to potentially perform the INVO procedure in a physician’s practice rather than in a specialized facility at a much lower cost overall than current infertility treatments.

We believe that the INVO procedure will make infertility treatment more readily available throughout the world.  The INVO procedure is significantly less costly than conventional in vitro fertilization (“IVF”).  The INVOcell device and INVO procedure facilitates conception and embryo development inside the woman's body, rather than in a dish in a laboratory, which is an attractive feature for most couples.

We are a development stage company, as defined by Accounting Standards Codification (“ASC”) Topic 915, “Accounting and Reporting by Development Stage Enterprise”.  Our activities during our development stage to date have included developing the business plan, seeking regulatory clearance in the European Union and many countries outside of the United States while taking preliminary steps within the United States, raising capital, conducting beta tests, sales and marketing of the INVOcell device and offering instructions in the INVO technique to doctors in numerous foreign countries.

From inception through the three-month period ending o March 31, 2010, we have generated minimal revenues, have incurred significant expenses and have sustained losses.  Consequently, our operations are subject to all of the risks inherent in the establishment of a new business enterprise.

In May 2008, the Company received notice that the INVOcell device meets all of the essential requirements of the relevant European Directives in order to receive CE marking.  The CE marking (also known as CE mark) is a mandatory conformity mark on many products placed on the single market in the European Economic Area (EEA).  The CE marking (an acronym for the French “Conformité Européenne”) certifies that a product has met EU health, safety and environmental requirements, which ensure consumer safety.

With CE marking, we possess the necessary regulatory authority to distribute our product in the European Economic Area, which includes The European Union, Canada, Australia, New Zealand, India, Africa and most parts of South America and the Middle East.

(B) Basis of Presentation (Share Exchange and Corporate Structure)

On December 5, 2008, we completed a share exchange with Emy’s Salsa Aji Distribution Company, Inc. (“Emy’s”), a publicly registered shell corporation with no significant assets or operations.  Emy’s was incorporated on July 11, 2005, under the laws of the State of Nevada under the name Certiorari Corp.  In connection with the share exchange, INVO Bioscience became Emy’s wholly-owned subsidiary and the INVO Bioscience Shareholders acquired control of Emy’s.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

The Company accounted for the transaction as a recapitalization and we are the surviving entity.  In connection with the share exchange, Emy’s shareholders retained 14,937,500 shares.  Effective with the Agreement, all previously outstanding shares of Common Stock owned by the Company's shareholders were exchanged for an aggregate of 38,307,500 shares of Emy’s common stock.  Effective with the Agreement, Emy’s changed its name to INVO Bioscience, Inc.

All references to “Common Stock,” “share” and “per share” amounts have been retroactively restated to reflect the exchange ratio of 357.0197 shares of INVO Bioscience Common Stock for one share of Emy’s common stock outstanding immediately prior to the merger as if the exchange had taken place as of the beginning of the earliest period presented.

The accompanying unaudited condensed consolidated financial statements present the historical financial condition, results of operations and cash flows of the Company prior to the merger with Emys.  The accompanying consolidated financial statements present on a consolidated basis the accounts of the Company and its wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

(C)              Significant Accounting Policies

The financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and disclosures included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in our 2009 Annual Report filed on Form 10-K on April 6, 2010.  The condensed consolidated balance sheet as of December 31, 2009 was derived from the audited financial statements for the year then ended.

In the opinion of the Company, all adjustments necessary to present fairly our financial position and the results of our operations and cash flows have been included in the accompanying unaudited condensed consolidated financial statements.  The results of operations for interim periods are not necessarily indicative of the expected results for the year ended December 31, 2010.

Use of Estimates

The preparation of interim Consolidated Financial Statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes.  Actual results could differ materially from these estimates.  On an ongoing basis, we evaluate our estimates, including those related to accounts receivable, fair values of financial instruments, fair values of intangible assets and goodwill, useful lives of intangible assets, property, and equipment, fair values of stock-based awards, and income taxes, among others.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

 Cash and Cash Equivalents

We consider all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  As of March 31, 2010 and December 31, 2009, the Company had approximately $4,000 and $79,000 cash equivalents, respectively.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
 (unaudited)

Net income (loss) per share

Dilutive common stock equivalents consist of shares issuable upon conversion of warrants and the exercise of the Company’s stock options and warrants.  In accordance with ASC 260-45 20, common stock equivalents derived from shares issuable in conversion of the warrants are not considered in the calculation of the weighted average number of common shares outstanding because the adjustments in computing income available to common stockholders would result in a loss.  Accordingly, the diluted EPS would be computed in the same manner as basic earnings per share.

(D) Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-06, “Improving Disclosures about Fair Value Measurements,” which clarifies certain existing disclosure requirements in ASC 820 “Fair Value Measurements and Disclosures,” and requires disclosures related to significant transfers between each level and additional information about Level 3 activity.  FASB ASU 2010-06 begins phasing in the first fiscal period after December 15, 2009.  The Company is currently assessing the impact on its consolidated results of operations and financial condition.

In June 2009, the FASB issued guidance that amends certain FASB ASC concepts related to consolidation of variable interest entities (“VIE”).  Among other accounting and disclosure requirements, this guidance replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity and the obligation to absorb losses of the entity or the right to receive benefits from the entity.  The primary beneficiary assessment must be performed on a continuous basis.  It also requires additional disclosures about an entity’s involvement with a VIE, restrictions on the VIE’s assets and liabilities that are included in the reporting entity’s consolidated balance sheet, significant risk exposures due to the entity’s involvement with the VIE, and how its involvement with a VIE impacts the reporting entity’s consolidated financial statements.  The Company adopted this guidance on January 1, 2010 and does not expect it to affect its consolidated results of operations and financial condition.

In June 2009, the FASB issued additional guidance under ASC 860 "Accounting for Transfer of Financial Assets and Extinguishment of Liabilities” which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor's beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale.  Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor's continuing involvement with transferred financial assets.  This additional guidance must be applied as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  This additional guidance must be applied to transfers occurring on or after the effective date.  The adoption of this ASC 860 is not expected to have a material impact on the Company's financial statements and disclosures.

In October 2009, the FASB issued guidance on “Multiple Deliverable Revenue Arrangements,” updating ASC 605 “Revenue Recognition.”  This standard provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company is currently evaluating the requirements of this guidance and has not yet determined the impact of its adoption on the Company’s consolidated financial statements.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

In February 2010, the FASB issued FASB ASU 2010-09, “Subsequent Events, Amendments to Certain Recognition and Disclosure Requirements,” which clarifies certain existing evaluation and disclosure requirements in ASC 855 “Subsequent Events” related to subsequent events.  FASB ASU 2010-09 requires SEC filers to evaluate subsequent events through the date in which the financial statements are issued and is effectively immediately.  The new guidance does not have an effect on its consolidated results of operations and financial condition.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 2	GOING CONCERN

As reflected in the accompanying unaudited condensed consolidated financial statements, the Company is in the development stage and commenced operations in December 2008.  The Company has a net profit of $871,000, a working capital deficiency of $2,247,000, a stockholder deficiency of $2,155,000 and cash used in operations of $182,000 for the three months ended March 31, 2010.  This raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.

NOTE 3	INVENTORY

As of March 31, 2010 and December 31, 2009, the Company recorded the following inventory balances:

	March 31, 2010	December 31, 2009
Raw Materials	$-	$-
Work in Process	49,507	49,507
Finished Goods	8,032	13,627
Total Inventory	$57,538	$63,134

NOTE 4	PROPERTY AND EQUIPMENT

The estimated useful lives and accumulated depreciation for furniture, equipment and software are as follows:

Estimated Useful Life
Molds	3 to 7 years
Computers and Software	3 to 5 years

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
 (unaudited)

	March 31, 2010	December 31, 2009
Manufacturing Equipment- Molds	$35,263	$35,263
Less: Accumulated Depreciation	8,326	6,857
Network/IT Equipment	7,595	7,595
Less: Accumulated Depreciation	3,798	3,165
	$30,734	$32,836

During the three-months ended March 31, 2010 and 2009, the Company recorded $2,102 in depreciation expense during both periods.

NOTE 5	PATENTS

As of March 31, 2010 and December 31, 2009, the Company recorded the following patent costs:

	March 31, 2010	December 31, 2009
Total Patents	$77,743	$77,743

Less: Accumulated Amortization	16,392	14,984

Patent costs, net	$61,351	$62,759

During the three months ended March 31, 2010 and 2009, the Company recorded $1,408 and $1,408, respectively in amortization expenses.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

NOTE 6	WORKING LINE OF CREDIT

At March 31, 2010, the Company had a $50,000 working capital line of credit with Century Bank with an interest payable monthly 0.24% above the bank’s prime lending rate.  On March 31, 2010, the rate was 3.74%.  The working line matures on May 31, 2010, we have filed an application with the bank to renew and extend this SBA backed loan.  At March 31, 2010, the balance outstanding on the line of credit was $50,000.

NOTE 7	CONVERTIBLE NOTES

During 2009, the Company issued convertible notes (“Bridge Notes”) payable to investors in the aggregate amount of $545,000.  The Bridge Notes carry interest rates ranging between 10-12% and are due in full one year from the date of issuance.  Both the Bridge Notes and the accrued interest thereon are convertible into Common Stock of the Company at a conversion price of $0.10 per share, subject to adjustments.  In addition to the Bridge Notes, the Company issued warrants to purchase 5,750,000 shares of the Company’s Common Stock at a price of $0.20 per share.  The Company valued the conversion feature of the Bridge Notes and the warrants issued as consideration for the notes payable via the Black-Scholes valuation method.  The total fair value calculated for the conversion was $1,493,700, which is recorded as a derivative liability on the Company’s balance sheet.  Of this amount, $151,800 was allocated to the discount on the Bridge Notes and $1,341,900 was charged to operations.  The total fair value calculated for the warrants was $1,719,700, which is recorded as a derivative liability on the Company’s balance sheet.  Of this amount, $393,200 was allocated to the discount on the Bridge Notes, and $1,326,500 was charged to operations.  The aggregate discount on the Bridge Notes was $545,000, and the aggregate amount initially charged to operations was $2,668,400.  For the three months ended March 31, 2010, the Company recorded a reduction of $1,353,000 related to the fair value of the derivative liability.

As of March 31, 2010, $235,000 of the Bridge Notes were converted into shares of Common Stock and the fair value of the derivative liability was recalculated and reduced to $108,000 with adjustments to revaluation expense of $486,000.  The discount of $545,000 will be amortized to interest expense over the one-year term of the Bridge Notes using the effective interest method.  As of March 31, 2010, the Company recorded $264,900 in amortization expense of the discount on the Bridge Notes.  Interest in the aggregate amount of $9,200 was accrued on the Bridge Notes during the three months ended March 31, 2010.

NOTE 8	NOTE PAYABLE AND OTHER RELATED PARTY TRANSACTIONS

On September 18, 2008, the Company entered into a related party transaction with Dr. Claude Ranoux, the President, Director and Chief Scientific Officer of the Company.  Dr. Ranoux had loaned funds to the Company to sustain its operations since January 5, 2007 (inception).  Dr. Ranoux’s total cumulative investment in the Company as of December 31, 2009 was $58,462, as of March 31, 2010 it is $56,962 (“the Principal Amount”).  On March 26, 2009, the Company and Dr. Ranoux agreed to re-write the agreement to a non-convertible note payable bearing interest at 5% per annum and extended the repayment date to March 31, 2010.  On April 8, 2010, both parties agreed to extend the terms of the note until March 15, 2011.  The Company and Dr. Ranoux can jointly decide to repay the loan earlier without prepayment penalties.  During the three months ended March 31, 2010, $1,500 was repaid on the principal of the loan.

On March 5, 2009, the Company entered into a related party transaction with Kathleen Karloff, the Chief Executive Officer and a Director of the Company.  Ms. Karloff provided a short-term loan in the amount of $75,000 bearing interest at 5% per annum to the Company to fund operations.  In May 2009, Ms. Karloff loaned to the Company an additional $13,000, making her total cumulative loan $88,000 as of March 31, 2010.  This note was due on September 15, 2009, which has since been extended to September 4, 2010.

For the quarters ended March 31, 2010 and 2009, the Company charged interest expense totaling $1,800 and $1,200, respectively.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
 (unaudited)

NOTE 9	STOCKHOLDERS’ EQUITY

For the period from January 5, 2007 (inception) through December 31, 2007, Bio X Cell, Inc., formerly a Commonwealth of Massachusetts corporation, currently doing business as INVO Bioscience (and preceding the merger on December 5, 2008 with Emy’s Salsa Distribution Company, Inc. (Emy’s), a State of Nevada corporation), issued 70,000 shares of Common Stock for $20,000, at $.2857 per share.  The 70,000 shares were retroactively restated to 24,991,379 shares following a 5-1 forward stock split (the “Forward Split”) and the subsequent share exchange in the fourth quarter 2008.

On November 7, 2008, Emy’s Board of Directors approved the Forward Split of Common Stock with a record date of November 10, 2008 for the Company’s issued and outstanding shares.  The Forward Split was effective on November 12, 2008.  Emy’s had 12,387,500 shares of Common Stock outstanding before the Forward Split and 61,937,500 shares outstanding thereafter.

The Company had 61,937,500 shares issued and outstanding immediately before the Share Exchange.  Pursuant to a Share Exchange Agreement, certain shareholders of Emy’s agreed to cancel 47,000,000 shares of Emy’s Common Stock and Emys agreed to issue 38,307,500 newly-issued shares of Common Stock to INVO Bioscience shareholders.  As of December 5, 2008, and immediately after the closing of the Share Exchange Agreement, 53,245,000 shares of Common Stock were outstanding, including shares issued pursuant to the closing.

During the period from January 1, 2008 through November 30, 2008, the Company issued an aggregate of 4,561,641 shares of Common Stock for cash totaling $706,938 for share prices ranging from $0.15 to $1.50.

In March 2008, the Company issued an aggregate of 8,488,857 shares of Common Stock (net of forfeitures) for services rendered totaling $11,259.  In November 2008, the Company issued an aggregate of 265,623 shares of Common Stock for services rendered totaling $40,056.

Directly following the consummation of the Share Exchange Agreement, on the day of the closing, we entered into the Securities Purchase Agreement with investors pursuant to which, the investors contributed $375,000 in exchange for 375,000 shares of our Common Stock at a price of $1.00 per share.  The Securities Purchase Agreement provided the investors with piggyback registration rights that permit them to register their Common Stock on any registration statement filed by the Company, as well as anti-dilution protection.

As of the closing of the Share Exchange, Lionshare Ventures, Inc. (LSV), a shareholder in INVO Bioscience before the Closing, executed a pledge agreement between the two parties reaffirming LSV‘s original agreement dated May 18, 2008, the outstanding balance as of the original agreement was $450,000 for shares of Common Stock previously issued but not paid for noted in the Company’s financial statements as a subscription receivable in its equity section of the balance sheet.  The agreement called for two million shares to be held in escrow by the Company until the $450,000 balance was paid in full by the due date.  On June 10, 2009, the two parties executed an extension of the time in which the balance outstanding of $205,000 was to be paid to December 5, 2009.  Currently, 775,000 shares of Common Stock are being held in escrow until LSV pays the balance.  As of March 31, 2010, LSV has delivered $295,000 out of the $450,000 pledge and the Company has released 1,000,000 of shares of Common Stock from the escrow.  LSV has removed an additional 225,000 shares from the escrow without authorization.

In the same pledge agreement between the Company and LSV dated December 5, 2008, LSV committed to forfeiting a maximum of 562,500 Common Stock shares if the Company is required to issue additional shares of Common Stock per the anti-dilution clause of the Securities Purchase Agreement.

On December 29, 2008, the Company filed amended and restated articles of incorporation with the Secretary of State of Nevada.  The Company’s authorized capital stock was changed from 75,000,000 shares, all of which were shares of Common Stock, par value $.0001 per share, to authorized Common Stock of 200,000,000 shares, par value $.0001, and 100,000,000 newly created shares of undesignated preferred stock, par value $.0001.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
 (unaudited)

In March 2009, the Company issued an aggregate of 83,333 shares of Common Stock for services rendered totaling $37,500.

During the three months ended March 31, 2009, the Company received $200,000 against the outstanding stock subscription receivable.

In April 2009, the Company received $45,000 against the outstanding stock subscription receivable.

In May 2009, the Company issued an aggregate of 125,000 shares of Common Stock for services rendered totaling $15,500.

In September 2009, the Company issued an aggregate of 1,125,000 shares of Common Stock in connection with the execution by the Company of a $100,000 convertible note (the “Convertible Notes”) as part of a bridge offering, as discussed on the Company’s Current Reports on Form 8-K filed July 17, 2009 and September 17, 2009 with the Securities and Exchange Commission (“SEC”).  The Convertible Notes have a conversion price of $0.10.  This transaction triggered the anti-dilution clause of the Securities Purchase Agreement executed on December 5, 2008 with the certain investors.  In addition, the Company took possession of the 562,500 shares pledged by LSV to meet this obligation, resulting in a net issuance of 562,500 shares of Common Stock.

In September 2009, the Company issued an aggregate of 857,000 shares of Common Stock for services rendered totaling $299,950.

On October 28, 2009, the Company entered into a Reserve Equity Financing Agreement, or REF, with AGS Capital Group LLC (“AGS”), pursuant to which AGS committed to purchase, from time-to-time over a period of two years, shares of our Common Stock for cash consideration of up to $10 million, subject to certain conditions and limitations.  In connection with the REF, we also entered into a registration rights agreement with AGS, dated October 28, 2009.  For a period of 24 months from the effectiveness of the Form S-1 Registration Statement that the Company filed in connection with the closing of the REF, we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the REF by selling shares of our Common Stock to AGS up to an aggregate of $10 million.  The purchase price of these shares will be 92% of the “VWAP” of the Common Stock during the five consecutive trading days after we give AGS a notice of an advance of funds (an “Advance”) under the REF (the “Pricing Period”).  “VWAP” generally means, as of any date, the daily dollar volume weighted average price of our Common Stock as reported by Bloomberg, L.P. or comparable financial news service.  The amount of an Advance will automatically be reduced by 50% if on any day during the Pricing Period, the VWAP for that day does not meet or exceed 85% of the VWAP for the five trading days prior to the notice of Advance (the “Floor Price”).

We have not engaged in prior securities transactions with AGS or any affiliates of AGS.  The REF does not prohibit us from raising additional debt or equity financings, other than financings similar to the REF.

Our ability to require AGS to purchase our Common Stock is subject to various conditions and limitations even after we updated our Form S-1 Registration Statement.  The maximum amount of each Advance is 100% of the average daily trading volume for the five days immediately preceding the notice of Advance, as reported by Bloomberg or comparable financial news service (the “Maximum Advance Amount”).  In addition, unless AGS agrees otherwise, a minimum of five calendar days must elapse between each notice of Advance.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

In November 2009, the Company issued an aggregate of 612,000 shares of Common Stock for brokers fees associated with the REF and accounting services rendered totaling $312,122.

In November 2009, the Company issued 2,142,930 shares of Common Stock for the conversion and interest of $214,293 of the Convertible Notes Payable it issued in its bridge-financing offering earlier in the year.

On December 21, 2009, we submitted the Registration Statement on Form S-1 to the SEC for the sale of up to 8,790,000 shares of our Common Stock to AGS.  The shares of Common Stock that may be issued to AGS under the REF will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement will provide for the possible resale by AGS of a portion of the shares that we may issue to AGS under the REF.  Upon the Registration Statement being declared effective by the SEC, the selling shareholder may offer to the public for resale shares of our Common Stock that we may issue to AGS pursuant to the REF.

The Registration Statement covers only a portion of the shares of our Common Stock issuable pursuant to the REF with AGS.  We may file subsequent registration statements covering the resale of additional shares of our Common Stock issuable pursuant to the REF with AGS beginning approximately 60 days after we have substantially completed the sale to AGS under the REF of the shares subject to this Registration Statement.

On December 30, 2009, the SEC declared the Registration Statement effective.

In December 2009, the Company received $50,000 against the outstanding stock subscription receivable.  As of March 31, 2010, $155,000 remains outstanding.

In December 2009, the Company issued an aggregate of 666,667 shares of Common Stock to a related party for cash totaling $100,000.

In December 2009, the Company issued 256,892 shares of Common Stock for the conversion and interest of $25,689 of the Convertible Notes payable it issued in its bridge financing offering September 2009.

In January and February 2010, we issued 914,500 shares to AGS Capital Group LLC for shares they purchased under the Reserve Equity Financing Agreement for $108,500.  The share prices ranged between $0.168 to $0.086.

In February 2010, the Company issued an aggregate of 220,000 shares of Common Stock for consulting, legal and accounting services rendered totaling $22,000.  Also in February, the Company issued an aggregate of 810,000 shares of Common Stock with a value of $81,000 to certain of its employees.

NOTE 10	STOCK OPTIONS AND WARRANTS

Stock Options

Since January 1, 2008, the Company has signed agreements with employees offering them options to purchase, 607,000 shares of the Company’s Common Stock.  As of March 31, 2010, the Company has not yet adopted a formal stock option plan and, consequently, the options to purchase 607,000 shares of Common Stock are deemed not yet issued.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

Warrants

The following table, as of March 31, 2010, summarizes the changes in warrants outstanding and the related prices for the shares of the Common Stock issued to non-employees of the Company.  These warrants were granted in lieu of cash compensation for services performed or financing expenses in connection with placement of convertible debentures and sale of Common Stock shares.

Warrants Outstanding			Warrants Exercisable
		Weighted			Weighted
		Average	Weighted		Average
		Remaining	Average		Remaining
Exercise	Number	Contractual	Exercise	Number	Contractual
Prices	Outstanding	Life (years)	Price	Exercisable	Life (years)
$0.20	5,750,000	3.58	$0.20	5,750,000	3.58
$0.30	666,667	2.75	$0.30	666,667	2.75
	6,416,667	3.50	0.21	6,416,667	3.50

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2008	-	$-
Granted	6,416,667	0.21
Exercised	-	-
Cancelled or expired	-	-
Outstanding at December 31, 2009	6,416,667	$0.21
Granted	-	-
Exercised	-	-
Cancelled or expired	-	-
Outstanding at March 31, 2010	6,416,667	$0.21

The estimated value of the compensatory warrants granted to non-employees in exchange for financing expenses was determined using the Black-Scholes pricing model and the following assumptions:

March 31,
2010
Expected volatility	181%
Expected life (years)	2.5-4.5
Risk free interest rate	0.24%
Forfeiture rate	-
Dividend rate	-

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
 (unaudited)

NOTE 11	DERIVATIVE LIABILITY

In June 2008, the FASB issued new accounting guidance, which requires entities to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock by assessing the instrument’s contingent exercise provisions and settlement provisions.  Instruments not indexed to their own stock fail to meet the scope exception of ASC 815 “Derivative and Hedging” and should be classified as a liability and marked-to-market.  The statement is effective for fiscal years beginning after December 15, 2008 and is to be applied to outstanding instruments upon adoption with the cumulative effect of the change in accounting principle recognized as an adjustment to the opening balance of retained earnings.

ASC 815-40 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock.  As disclosed in Note 7, during summer 2009, the Company entered into short term convertible loans with attached warrants, which contain a strike price adjustment feature.  The anti-dilution provisions in the convertible notes and warrants trigger liability treatment.  During the three months ended March 31, 2010, the liability was adjusted for the change in fair value of the warrants.  In accordance with ASC 815-40, a derivative liability of $552,100 related to the loan conversion feature and warrants is included in our consolidated balance sheet as of March 31, 2010.  During the three months ended March 31, 2010, we recorded a decrease in the expense related to the excess of the discount on the loan conversion feature and warrants as a result of the change in fair value of the loan conversion feature and warrants in the amount of approximately $1,353,000.

NOTE 12	FAIR VALUE MEASUREMENTS

Our short-term financial instruments, including cash, accounts payable and other liabilities, consist primarily of instruments without extended maturities, the fair value of which, based on management’s estimates, reasonably approximate their book value.  The fair value of long-term convertible notes is based on management estimates and reasonably approximates their book value after comparison to obligations with similar interest rates and maturities.  The fair value of the Company’s derivative instruments is determined using option pricing models.

As a result of the adoption of ASC 815-40, the Company is required to disclose the fair value measurements required by ASC 820, “Fair Value Measurements and Disclosures.”  The other liabilities recorded at fair value in the balance sheet as of March 31, 2010 are categorized based upon the level of judgment associated with the inputs used to measure their fair value.  Hierarchical levels, defined by ASC 820 are directly related to the amount of subjectivity associated with the inputs to fair valuations of these liabilities are as follows:

Level 1 —	Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2 —	Inputs other than Level 1 inputs that are either directly or indirectly observable; and

Level 3 —	Unobservable inputs, for which little or no market data exist, therefore requiring an entity to develop its own assumptions.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
 (unaudited)

The following table summarizes the financial liabilities measured at fair value on a recurring basis as of March 31, 2010, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

				Liabilities
	Level 1	Level 2	Level 3	at fair value
Derivative liability	-	-	552,138	552,138

Warrant derivative liability — these instruments consist of certain of our warrants with anti-dilution provisions.  These instruments were valued using pricing models, which incorporate the Company’s stock price, volatility, U.S. risk free rate, dividend rate and estimated life.

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining fair value:

Beginning balance as of January 1, 2010	$1,905,109
Gain in change in fair value	(1,352,971)
Ending balance as of March 31, 2010	$552,138

NOTE 13	INCOME TAXES

The Company has adopted ASC 740-10, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

The Company’s total deferred tax liabilities, deferred tax assets and deferred tax asset valuation allowances at March 31, 2010 and December 31, 2009 are as follows:

	March 31, 2010	December 31, 2009
Total deferred tax assets	$2,882,000	$2,715,000
Less valuation allowance	2,882,000	2,715,000
Total deferred tax liabilities	-	-
Net deferred tax asset (liability)	$-	$-

Those amounts have been presented in the company’s financial statements as follows:

Noncurrent deferred tax asset	$-	$-
Current deferred tax liability	-	-
Net deferred tax asset (liability)	$-	$-

The company has a loss carry forward of $6,749,000 that may be offset against future taxable income.  Substantially all of the carry forwards expire in 2030.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

Income tax provision (benefit) consists of the following components:

	March 31, 2010	December 31, 2009
Current	$-	$-
Deferred	-	-
Tax benefit of net operating loss carry forward	-	-
Total tax expense (benefit)	$-	$-

Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain.  Those amounts are therefore presented on the Company's balance sheets as a non-current asset.  Utilization of the net operating loss carry forwards may be subject to substantial annual limitations, which may result in the expiration of net operating loss carry forwards before utilization.

NOTE 14	COMMITMENTS AND CONTINGENCIES

A)	Operating Leases

On January 1, 2007, the Company entered into an operating lease (the “lease”) with Cummings Properties, LLC, to lease 3,294 square feet of general office space.  The lease commenced on January 1, 2007 and was automatically extended in October 2008 until December 31, 2010.  The Company agreed to pay a security deposit of $3,000 on January 1, 2007, which was repaid to the Company in equal $500 installments over the first six months of the lease.  The Company received no rent incentives or improvement allowances under this agreement.  The lease requires the Company to pay minimum lease payments of $2,000 per month for the duration of the lease.  The lease is subject to a cost of living increase equal to the Boston, MA Consumer Price Index at the beginning of each calendar year.  As of January 1, 2010, the Company’s monthly lease payments under this agreement increased 5.42% from inception to $2,108.

Fiscal Year	Minimum Future Lease Payments

2010	$25,300

B)	Litigation

On March 24, 2010, we were served a complaint on an action that was filed on December 31, 2009 with the Suffolk Superior Court Business Litigation Session by two former employees and a former creditor of Medelle Corporation.  The former employees allege various claims relating to the sale and transfer of the assets from Medelle to Dr. Ranoux.  In various counts, the former Medelle employees claim that Dr. Ranoux and Kathleen Karloff and therefore INVO Bioscience violated alleged duties owed to them in connection with the transfer.  We have filed a motion to dismiss these allegations because we believe they are without merit.

Outside of the above mentioned item neither we, nor BioXcell Inc, our wholly owned subsidiary, either directly or indirectly, including INVO Bioscience are involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position or liquidity.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
 (unaudited)

C)	Employee Agreements

Since January 1, 2008, the Company has signed nine employee agreements for officers, executives and employees of the Company, five of which are still in place.  Three of these agreements were with the founders of the Company.

The remaining six agreements were executed with executives and staff of the Company.  These employees were issued Common Stock and options to purchase Common Stock of the Company.  Under the terms of these employee agreements, these shares only vest upon the completion of the Exchange Agreement, which closed on December 5, 2008, and the implementation of the Company’s Employee Stock Plan.  The Company has yet to implement an Employee Stock Plan and intends to do so in 2010 if resources permit.  As of today, options to purchase an additional 600,000 shares of Common Stock have been promised but not issued.

NOTE 15	SUBSEQUENT EVENTS

In April 2010, the Company issued an aggregate of 103,500 shares of Common Stock to a former employee per his original consulting contract and employment agreement with the Company as well as 100,000 shares of Common Stock to a consultant for presentation services.

In May 2010, the Company raised $20,000 by issuing an aggregate of 100,000 shares of Common Stock to a private investor pursuant to an exemption from registration set forth in Section (4)(2) of the Securities Act.  Additionally, the Company issued 150,000 shares of Common Stock for consulting and accounting services to two parties.

On May 5, 2010, the Company entered into a Convertible Promissory Note with Asher Enterprises, Inc. with a principal amount of $60,000.  The term of the Note is 9 months and the Note carries an 8% interest rate per annum, compounded annually.  After 90 days, the holder has the option to convert the principal and accrued interest into shares of our Company stock at a conversion price equal to 50% of the “trading price” as described in the Note.  These proceeds from this loan were used for working capital.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
INVO Bioscience, Inc.
Beverly, MA

We have audited the accompanying consolidated balance sheets of INVO Bioscience, Inc. (“the Company”), a development stage company, as of December 31, 2009 and 2008, and the related consolidated statements of losses, stockholders' deficiency, and cash flows for each of the two years in the period ended December 31, 2009  and the period January 5, 2007 (date of inception) through December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Invo Bioscience, Inc. a development stage company, at December 31, 2009 and 2008 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2009  and for the period January 5, 2007 (date of inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2, the Company has a generated negative cash flows from operating activities, experienced recurring net operating losses, and is dependent on securing additional equity and debt financing to support its business efforts.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regards to this matter are described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York April 6, 2010

INVO Bioscience, Inc.
(A DEVELOPMENT STAGE COMPANY)
Consolidated Balance Sheets

Assets
	December 31,	December 31,
	2009	2008

Current Assets:
Cash	$79,052	$15,716
Accounts receivable, net	3,064	34,195
Other receivable	-	7,500
Inventory	63,134	70,722
Prepaid expenses	46,991	73,785
Total current assets	192,241	201,918

Property and equipment, net	32,836	41,245

Other Assets:
Capitalized patents, net	62,759	68,392
Total other assets	62,759	68,392

Total assets	$287,836	$311,555

Liabilities and Stockholders' Deficiency

Current Liabilities:
Accounts payable	$683,816	$226,861
Accrued expenses and salaries	727,483	614,799
Note payable- related party	146,462	38,000
Line of credit	50,000	50,000
Convertible notes, net of debt discount of $297,897 and $0, respectively	12,103	-
Derivative liabilities	1,905,109	-
Total current liabilities	3,524,973	929,660

Long Term Liabilities:
Note payable- related party	-	58,462
Total long term liabilities	-	58,462

Total liabilities	3,524,973	988,122

Commitments and Contingencies
Stockholders' Deficiency:
Preferred Stock, $.0001 par value; 100,000,000 shares authorized; No shares issued and outstanding as of December 31, 2009 and 2008	-	-
Common Stock, $.0001 par value; 200,000,000 shares authorized; 58,926,322 and 53,620,000 issued and outstanding as of December 31, 2009 and 2008, respectively.	5,893	5,362
Additional paid-in capital	3,660,933	1,855,565
Stock subscription receivable	(155,000)	(450,000)
Accumulated deficit during the development stage	(6,748,963)	(2,087,494)
Total stockholders' deficiency	(3,237,137)	(676,567)

Total liabilities and stockholders' deficiency	$287,836	$311,555

The accompanying notes are an integral part of these consolidated financial statements.

INVO Bioscience, Inc.
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statements of Losses

			From January 5, 2007
	Year Ended	Year Ended	(Inception) to
	December 31, 2009	December 31, 2008	December 31, 2009

Revenue:
Product Revenue	$63,204	$37,995	$101,199
Cost of Goods Sold:
Product Costs	41,391	10,088	51,479

Gross Margin:	21,813	27,907	49,720

Operating Expenses:

Research and development	7,650	51,761	92,761
Selling, general and administrative	1,856,904	1,837,606	3,871,680
Total Operating Expenses	1,864,554	1,889,367	3,964,441

Loss from operations	(1,842,741)	(1,861,460)	(3,914,721)

Other Expenses:
Change in fair value of derivative liability	(507,424)	-	(507,424)
Interest & financing fees	3,326,152	11,945	3,341,666
Total other expenses	2,818,728	11,945	2,834,242

Loss before income taxes	(4,661,469)	(1,873,405)	(6,748,963)

Provisions for income taxes	-	-	-

Net Loss	$(4,661,469)	$(1,873,405)	$(6,748,963)

Basic and diluted net loss per weighted average shares of common stock	$(0.09)	$(0.05)	$(0.17)
Basic and diluted weighted average number of shares of common stock	54,736,168	36,691,176	38,806,248

The accompanying notes are an integral part of these consolidated financial statements.

INVO Bioscience, Inc. (A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders' Deficiency
For the Period January 5, 2007 (Date of Inception) to December 31, 2009

	Common Stock
	Shares	Amount	Additional Paid in Capital	Subscription Receivable	Accumulated Deficit during Development Stage	Total

Stock issuance to founder in January 2007	24,991,379	$2,499	$17,501		-	$20,000

In Kind contribution of services in December 2007	-	-	90,865		-	90,865

In Kind contribution of interest in December 2007	-	-	2,298		-	2,298

Net Loss for the period January 5, 2007 (Inception)to December 31, 2007	-	-	-		$(214,089)	(214,089)

Balance, December 31, 2007	24,991,379	$2,499	$110,664		$(214,089)	$(100,926)

Common stock issued for services in March 2008	10,728,442	1,073	11,978		-	13,051

Common stock issued for cash in April 2008	312,392	31	31,969		-	32,000

Common stock issued for cash in May 2008	365,588	37	54,963		-	55,000

Common stock issued for cash in June 2008	431,994	43	64,957		-	65,000

Common stock issued for cash in July 2008	399,148	40	59,960		-	60,000

Common stock issued for cash in August 2008	365,588	37	54,963		-	55,000

Common stock issued for cash in September 2008	1,136,751	114	174,886		-	175,000

In Kind Contribution of services in September 2008	-	-	160,821		-	160,821

In Kind Contribution of interest in September 2008	-	-	3,690		-	3,690

Common stock issued for cash in October 2008	1,118,186	112	199,826		-	199,938

Common stock issued for services in November 2008	265,623	27	40,029		-	40,056

Forfeited common stock for services not fully rendered during 2008	(2,239,585)	(224)	(1,568)		-	(1,792)

Common stock issued for cash in November 2008	431,994	43	64,957		-	65,000

Common stock issued to Registrant’s shareholders in December 2008	14,937,500	1,494	448,506	(450,000)	-	-

Common stock issued for Cash in December 2008	375,000	38	374,962		-	375,000

Net Loss, for the year ended December 31, 2008	-	-	-	-	$(1,873,405)	(1,873,405)

The accompanying notes are an integral part of these consolidated financial statements.

INVO Bioscience, Inc. (A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders' Deficiency (Continued)
For the Period January 5, 2007 (Date of Inception) to December 31, 2009

Common Stock
Shares	Amount	Additional Paid in Capital	Subscription Receivable	Accumulated Deficit during Development Stage	Total

Balance, December 31, 2008	53,620,000	$5,362	$1,855,565	$(450,000)	$(2,087,494)	$(676,567)

Cash received for Subscription Receivable in January 2009				100,000		100,000

Cash received for Subscription Receivable in February 2009				60,000		60,000

Common stock issued for services in March 2009	83,333	8	37,492			37,500

Cash received for Subscription Receivable in March 2009				40,000		40,000

Cash received for Subscription Receivable in April 2009				45,000		45,000

Common stock issued for services in May 2009	125,000	13	15,487			15,500

Common stock issued per favored nation agreement dated 12/5/08 in Sept. 09	1,125,000	113	(113)			-

Common stock issued for services in Sept. 2009	857,000	86	299,864			299,950

Forfeited common stock per 12/5/08 Purchase Agreement in August 09	(562,500)	(56)	56			-

Common stock issued for services in November 09	12,000	1	6,121			6,122

Common stock issued for Notes Payable (N.P.) Conversion in November 2009	2,100,000	210	209,790			210,000

Common stock issued for the interest related to N.P. Conversion in November 2009	42,930	4	4,289			4,293

Common stock issued for financing fees for broker services in November 2009	600,000	60	305,940			306,000

Cash received for Subscription Receivable in December 2009				50,000		50,000

Common stock issued for N.P. Conversion in December 2009	250,000	25	24,975			25,000

Common stock issued for the interest related to N.P. Conversion in December 2009	6,892	1	688			689

Common stock issued to a related party for cash in December 2009	666,667	67	99,933			100,000

Convertible Option Liability Conversion in December 2009			800,845			800,845

Net Loss, for the year ended December 31, 2009					$(4,661,469)	(4,661,469)

Balance, December 31, 2009	58,926,322	$5,893	$3,660,933	$(155,000)	$(6,748,963)	$(3,237,137)

The accompanying notes are an integral part of these consolidated financial statements.

INVO Bioscience, Inc
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statements of Cash Flows

	For the Year	For the Year	From January 5, 2007
	Ended December 31, 2009	Ended December 31, 2008	(Inception) to December 31, 2009

Net Loss	$(4,661,469)	$(1,873,405)	$(6,748,963)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash stock compensation issued for services	665,072	51,585	716,657
In kind contribution to employees	-	160,821	251,686
Reserve for allowance for doubtful accounts	39,505	-	43,305
Accretion of convertible debt discount	247,104		247,104
Depreciation and amortization	14,042	7,509	27,703
Non-cash derivative charges	2,160,952	-	2,160,952
Changes in operating assets and liabilities:
Receivables	(874)	(41,695)	(46,369)
Inventories	7,588	(70,721)	(63,133)
Prepaid expenses and other current assets	26,794	(70,436)	(58,841)
Accounts payable	456,955	216,240	683,544
Accrued compensation	508,855	-	508,855
Other accrued expenses	(391,188)	533,474	168,165
Net cash used in operating activities	(926,664)	(1,066,629)	(2,109,335)

Cash flows from investing activities:
Purchase of property and equipment	-	(42,858)	(42,858)
Purchase of intangible assets	-	(31,017)	(77,742)
Net cash used in investing activities	-	(73,875)	(120,600)

Cash flows from financing activities:
Proceeds from demand note payable	-	779	50,000
Proceeds from loan payable- insurance	-	70,587	70,587
Proceeds from loan payable- related party	88,000	9,344	190,889
Repayment of loan payable- related party	(38,000)	(6,428)	(44,428)
Proceeds from convertible note payable	545,000	-	545,000
Proceeds from the issuance of common stock	395,000	1,081,938	1,496,938
Net cash provided by financing activities	990,000	1,156,221	2,308,987

Net increase in cash and cash equivalents	63,336	15,716	79,052

Cash and cash equivalents at beginning of period	15,716	-	-

Cash and cash equivalents at end of period	$79,052	$15,716	$79,052

Supplemental disclosure of non-cash financing activity:
Cash paid for interest	$6,494	$8,255	$15,992
Cash paid for taxes	$1,084	-	$1,084
Common stock issued upon note payable and accrued interest conversion	$239,982	-	$239,982

The accompanying notes are an integral part of these consolidated financial statements.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and DECEMBER 31, 2008

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) General

INVO Bioscience, Inc. (“the Company”) offers novel solutions in assisted reproductive technologies while expanding geographic and affordable access to the global reproductive health care community.  Our primary focus is the manufacture and sale of the INVOcell device and the INVO technology to assist infertile couples in having a baby.  We designed our INVOcell device and our INVO procedure to provide an alternative infertility treatment for the patient and the clinician.  The INVO procedure is less expensive and simpler to perform than most comparable infertility treatments currently.  The simplicity of the INVO procedure relates to the ability to potentially perform the INVO procedure in a physician’s practice rather than in a specialized facility at a much lower cost overall than current infertility treatments.

We believe that the INVO procedure will make infertility treatment more readily available throughout the world.  The INVO procedure is significantly less costly than conventional IVF.  The INVOcell device and INVO procedure facilitates conception and embryo development inside the woman's body, rather than in a dish in a laboratory, which is an attractive feature for most couples.

We are a development stage company, as defined by Accounting Standards Codification (“ASC”) Topic 915, “Accounting and Reporting by Development Stage Enterprise” formerly (“SFAS”) No. 7.  The Company’s activities during our development stage to date has included developing the business plan, seeking regulatory clearance in the European Union and the United States, raising capital, conducting beta tests, sales and marketing of the INVOcell device and offering instructions in the INVO technique to doctors in numerous foreign countries.

Through December 31, 2009, we have generated minimal revenues, have incurred significant expenses and have sustained losses.  Consequently, our operations are subject to all the risks inherent in the establishment of a new business enterprise.

In May 2008, the Company received notice that the INVOcell product meets all of the essential requirements of the relevant European Directive(s), and received CE marking.  The CE marking (also known as CE mark) is a mandatory conformity mark on many products placed on the single market in the European Economic Area (EEA).  The CE marking (an acronym for the French “Conformité Européenne”) certifies that a product has met EU health, safety and environmental requirements, which ensure consumer safety.

With CE Marking, the Company possess the necessary regulatory authority to distribute its product in the European Economic Area (Includes: The European Union, Canada, Australia, New Zealand, India, Africa and most parts of South America and the Middle East).

(B) Basis of Presentation (Share Exchange and Corporate Structure)

On December 5, 2008, the Company completed a share exchange with Emy’s Salsa Aji Distribution Company, Inc. (“Emy’s”), a publicly registered shell corporation with no significant assets or operations.  Emy’s was incorporated on July 11, 2005, under the laws of the State of Nevada under the name Certiorari Corp.  In connection with the share exchange, INVO Bioscience became Emy’s wholly-owned subsidiary and the INVO Bioscience Shareholders acquired control of Emy’s.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and DECEMBER 31, 2008

The Company accounted for the transaction as a recapitalization and the Company is the surviving entity.  In connection with the share exchange, Emy’s shareholders retained 14,937,500 shares.  Effective with the Agreement, all previously outstanding shares of Common Stock owned by the Company's shareholders were exchanged for an aggregate of 38,307,500 shares of Emy’s common stock.  Effective with the Agreement, Emy’s changed its name to INVO Bioscience, Inc.

All references to “Common Stock,” “share” and “per share” amounts have been retroactively restated to reflect the exchange ratio of 357.0197 shares of INVO Bioscience Common Stock for one share of Emy’s common stock outstanding immediately prior to the merger as if the exchange had taken place as of the beginning of the earliest period presented.

The accompanying unaudited condensed consolidated financial statements present the historical financial condition, results of operations and cash flows of the Company prior to the merger with Emys.  The accompanying consolidated financial statements present on a consolidated basis the accounts of the Company and its wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  As of December 31, 2009 and 2008, the Company had $79,000 and $16,000 cash equivalents, respectively.

(E) Inventory

Inventories consist of finished products and are stated at the lower of cost or market; using the first-in, first-out (FIFO) method as a cost flow convention.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and DECEMBER 31, 2008

(F) Property and Equipment

The Company records property and equipment at cost.  Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from 3 to 7 years.  The Company capitalizes the expenditures for major renewals and improvements that extend the useful lives of property and equipment.  Expenditures for maintenance and repairs are charged to expense as incurred.  The Company reviews the carrying value of long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of long-lived assets is measured by a comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate.  If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

(G) Stock Based Compensation

The Company accounts for stock-based compensation under the provisions of Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”).  This statement requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.  That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

(H) Loss Per Share

We use ASC 260-10, “Earnings Per Share” for calculating the basic and diluted loss per share.  We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding.  Common equivalent shares, including warrants and convertible securities, are excluded from the computation of net loss per share if their effect is anti-dilutive.  For the year ended December 31, 2009 and  2008, these potential shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share.

(I) Identifiable Intangible Assets

Intangible assets are stated at cost net of accumulated amortization and impairment.  During the periods ended December 31, 2009 and 2008, the Company purchased $0 and $31,000 respectively of additional patents that establish and protect its proprietary technology and product in several countries.  The Company intends to amortize these costs over the useful life of the patents.

(J) Fair Value of Financial Instruments

ASC 825-10-50, “Disclosures about Fair Value of Financial Instruments,” (SFAS No. 107) requires disclosure of the fair value of certain financial instruments.  The carrying value of cash and cash equivalents, accounts payable and borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Effective January 1, 2008, the Company adopted ASC 820-10, “Fair Value Measurements” (SFAS 157), which provides a framework for measuring fair value under GAAP.  ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820-10 requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and DECEMBER 31, 2008
(K) Income Taxes

The Company accounts for income taxes under the ASC 740-10-05, “Accounting for Income Taxes” (SFAS 109).  Under ASC 740-10, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In July 2006, the FASB issued ASC 740-10, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (FIN 48).  ASC 740-10 clarifies the recognition threshold and measurement of a tax position taken on a tax return.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  ASC 740-10 also requires expanded disclosure with respect to the uncertainty in income taxes.

(L) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(M) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits.  The Company had no amounts in excess of FDIC insurance limits as of December 31, 2009 and December 31, 2008.

(N) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with ASC 605-10 formerly Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition.”  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(O) Long- Lived Assets

Long-lived assets and certain identifiable assets related to those assets are periodically reviewed for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable.  If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to the fair value and an impairment loss recognized.  There was no impairment recorded from January 5, 2007 (inception) to December 31, 2009.

(P) Research and Development

The Company accounts for research and development costs in accordance with the ASC 730-10 “Accounting for Research and Development Costs” (SFAS 2).  Research and development costs include expenses incurred by the Company for research, design and development of our proprietary technology and are charged to operations as incurred.  Accordingly, internal research and development costs are expensed as incurred.  Total expenditures on research and product development for 2009 and 2008 were approximately $7,600 and $52,000 respectively.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and DECEMBER 31, 2008

(Q) Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

(R) Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-06, “Improving Disclosures about Fair Value Measurements,” which clarifies certain existing disclosure requirements in ASC 820 “Fair Value Measurements and Disclosures,” and requires disclosures related to significant transfers between each level and additional information about Level 3 activity.  FASB ASU 2010-06 begins phasing in the first fiscal period after December 15, 2009.  The Company is currently assessing the impact on its consolidated results of operations and financial condition.

In June 2009, the FASB issued guidance which amends certain FASB ASC concepts related to consolidation of variable interest entities (“VIE”).  Among other accounting and disclosure requirements, this guidance replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity and the obligation to absorb losses of the entity or the right to receive benefits from the entity.  The primary beneficiary assessment must be performed on a continuous basis.  It also requires additional disclosures about an entity’s involvement with a VIE, restrictions on the VIE’s assets and liabilities that are included in the reporting entity’s consolidated balance sheet, significant risk exposures due to the entity’s involvement with the VIE, and how its involvement with a VIE impacts the reporting entity’s consolidated financial statements.  The Company adopted this guidance on January 1, 2010 and does not expect it to have an effect on its consolidated results of operations and financial condition.

In June 2009, the FASB issued additional guidance under ASC 860 "Accounting for Transfer of Financial Assets and Extinguishment of Liabilities” which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor's beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale.  Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor's continuing involvement with transferred financial assets.  This additional guidance must be applied as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  This additional guidance must be applied to transfers occurring on or after the effective date.  The adoption of this ASC 860 is not expected to have a material impact on the Company's financial statements and disclosures.

In October 2009, the FASB issued guidance on “Multiple Deliverable Revenue Arrangements,” updating ASC 605 “Revenue Recognition.”  This standard provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company is currently evaluating the requirements of this guidance and has not yet determined the impact of its adoption on the Company’s consolidated financial statements.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and DECEMBER 31, 2008

In February 2010, the FASB issued FASB ASU 2010-09, “Subsequent Events, Amendments to Certain Recognition and Disclosure Requirements,” which clarifies certain existing evaluation and disclosure requirements in ASC 855 “Subsequent Events” related to subsequent events.  FASB ASU 2010-09 requires SEC filers to evaluate subsequent events through the date in which the financial statements are issued and is effectively immediately.  The new guidance does not have an effect on its consolidated results of operations and financial condition.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 2	GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company is in the development stage and commenced operations in December 2008, has a net loss of $4,661,000 a working capital deficiency of $3,333,000, a stockholder deficiency of $3,237,000 and cash used in operations of $927,000 for the year ended December 31, 2009.  This raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.

NOTE 3	INVENTORY

As of December 31, 2009 and 2008, the Company recorded the following inventory balances:

	December 31, 2009	December 31, 2008
Raw Materials	$-	$-
Work in Process	49,507	55,466
Finished Goods	13,627	15,257
Total Inventory	$63,134	$70,722

NOTE 4	PROPERTY AND EQUIPMENT

The estimated useful lives and accumulated depreciation for furniture, equipment and software are as follows:

Estimated Useful Life
Molds	3 to 7 years
Computers and Software	3 to 5 years

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and DECEMBER 31, 2008

	December 31, 2009	December 31, 2008
Manufacturing Equipment- Molds	$35,263	$35,263
Less: Accumulated Depreciation	6,857	980
Network/IT Equipment	7,595	7,595
Less: Accumulated Depreciation	3,165	633
	$32,836	$41,245

During the periods December 31, 2009 and 2008, the Company recorded $8,409 and $1,613 in depreciation expense, respectively.

NOTE 5	PATENTS

As of December 31, 2009 and 2008, the Company recorded the following patent costs:

	December 31, 2009	December 31, 2008
Total Patents	$77,743	$77,743

Less: Accumulated Amortization	14,984	9,351

Patent costs, net	$62,759	$68,392

During the periods December 31, 2009 and 2008, the Company recorded $5,633 and $5,896, respectively in amortization expenses.

Estimated amortization expense as of December 31, 2009 is as follows:

Years ended December 31,

2010	$5,633
2011	5,633
2012	5,633
2013	5,633
2014 and thereafter	40,227
Total	$62,759

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and DECEMBER 31, 2008

NOTE 6	WORKING LINE OF CREDIT

At December 31, 2009, the Company had a $50,000 working capital line of credit with Century Bank, interest payable monthly 0.24% above the bank’s prime lending rate on 12/31/09 the rate was 3.74%, maturing May 31, 2010.  At December 31, 2009 and 2008, the balance outstanding on the line of credit was $50,000.

NOTE 7	CONVERTIBLE NOTES

During the three months ended September 30, 2009, the Company issued convertible notes payable (“Bridge Notes”) to investors in the aggregate amount of $545,000.  The Bridge Notes carry interest rates ranging from 10-12% and are due in full in one year from the date of issuance.  The Bridge Notes and accrued interest are convertible into Common Stock of the Company at a conversion price of $0.10 per share, subject to adjustments.  In addition to the Bridge Notes, the Company issued warrants to purchase 5,750,000 shares of the Company’s Common Stock at a price of $0.20 per share.  The Company valued the conversion feature of the Bridge Notes and the warrants issued as consideration for the notes payable via the Black-Scholes valuation method.  The total fair value calculated for the conversion was $1,493,710, which is recorded as a derivative liability on the Company’s balance sheet.  Of this amount, $151,826 was allocated to the discount on the Bridge Notes and $1,341,884 was charged to operations.  The total fair value calculated for the warrants was $1,719,666, which is recorded as a derivative liability on the Company’s balance sheet.  Of this amount, $393,174 was allocated to the discount on the Bridge Notes, and $1,326,492 was charged to operations.  The aggregate discount on the Bridge Notes was $545,000, and the aggregate amount initially charged to operations was $2,668,376.  For the year ended December 31, 2009, we recorded an expense of $2,160,652, net of a reduction in fair value of $507,424, related to the fair value of the derivative liability.

As of December 31, 2009, $235,000 of the Bridge Notes were converted into shares of Common Stock and the fair value of the derivative liability was recalculated and reduced to $593,997 with adjustments to revaluation expense of $248,997 and $800,845 to additional paid in capital.  The discount of $545,000 will be amortized to interest expense over the one year term of the Bridge Notes using the effective interest method.  As of December 31, 2009, the Company recorded $247,104 in amortization expense of the discount on the Bridge Notes.  Interest in the aggregate amount of $18,329 was accrued on the Bridge Notes during 2009.

NOTE 8	NOTE PAYABLE AND OTHER RELATED PARTY TRANSACTIONS

On September 18, 2008, the Company entered into a related party transaction with Dr. Claude Ranoux.  Dr. Ranoux is the President, Director and Chief Scientific Officer of the Company.  Dr. Ranoux had loaned funds to the Company to sustain its operations since January 5, 2007 (inception).  Dr. Ranoux’s total cumulative investment as of December 31, 2008 was $96,462, as of December 31, 2009 it is $58,462 (“the Principal Amount”) in INVO Bioscience.  On March 26, 2009, the Company and Dr. Ranoux agreed to re-write the agreement to a non-convertible note payable bearing interest at 5% per annum and extended the repayment date to March 31, 2010.  The Company and Dr. Ranoux can jointly decide to repay the loan earlier without prepayment penalties.  During 2009, $38,000 was repaid on the principal of the loan.

On March 5, 2009, the Company entered into a related party transaction with Kathleen Karloff, the Chief Executive Officer and a Director of the Company.  Ms. Karloff provided a short-term loan in the amount of $75,000 bearing interest at 5% per annum to the Company to fund operations.  In May 2009, Ms. Karloff loaned to the Company an additional $13,000, making her total cumulative loan $88,000 as of December 31, 2009.  This note was due on September 15, 2009, which has since been extended to September 4, 2010.

For the years ended December 31, 2009 and 2008, the Company charged interest expense totaling $5,496 and $3,690, respectively.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and 2008

NOTE 9	STOCKHOLDERS’ EQUITY

For the period from January 5, 2007 (inception) through December 31, 2007, Bio X Cell, Inc., formerly a Commonwealth of Massachusetts corporation doing business as INVO Bioscience and before the merger on December 5, 2008 with Emy’s Salsa Distribution Company, Inc. (Emy’s) a State of Nevada corporation issued 70,000 shares of Common Stock for $20,000, at $.2857/share.  The 70,000 shares were retroactively restated to 24,991,379 shares following the stock split on November 12, 2008 and the subsequent share exchange on December 5, 2008.

On November 7, 2008, Emy’s Board of Directors approved a 5-1 forward stock split (the “Forward Split”) of Common Stock with a record date of November 10, 2008 for the Company’s issued and outstanding shares.  The Forward Split was effective on November 12, 2008.  Emy’s had 12,387,500 shares of Common Stock outstanding before the Forward Split and 61,937,500 shares outstanding thereafter.

The Company had 61,937,500 shares issued and outstanding immediately before the Share Exchange.  Pursuant to the Share Exchange Agreement, certain shareholders of Emy’s agreed to cancel 47,000,000 shares of Emy’s Common Stock and Emys agreed to issue 38,307,500 newly-issued shares of Common Stock to INVO Bioscience shareholders.  As of December 5, 2008, and immediately after Closing, an aggregate of 53,245,000 shares of Common Stock were outstanding, including shares issued pursuant to the Closing.

Directly following the consummation of the Share Exchange Agreement, on the day of the Closing, we entered into the Securities Purchase Agreement with investors pursuant to which, the investors contributed $375,000 in exchange for 375,000 shares of our Common Stock at a price of $1.00 per share.  The investors have piggyback registration rights that permit them to register their Common Stock on any registration statement filed by the Company, as well as anti-dilution protection per section 7.5.

As of the Closing of the Share Exchange, Lionshare Ventures, Inc. (LSV), a shareholder in INVO Bioscience and the Company, executed a pledge agreement between the two parties reaffirming LSV‘s original agreement dated May 18, 2008, the outstanding balance as of the original agreement was $450,000 for shares of Common Stock previously issued but not paid for noted in the Company’s financial statements as a subscription receivable in its equity section of the balance sheet.  The agreement called for two million shares to be held in escrow by the Company until the $450,000 balance was paid in full by the due date.  On June 10, 2009, the two parties executed an extension of the time in which the balance outstanding of $205,000 was to be paid to December 5, 2009.  Currently, 775,000 shares of Common Stock are being held in escrow until LSV pays the balance.  As of December 31, 2009, LSV had delivered $295,000 and the Company released 1,000,000 of shares of Common Stock from escrow.  LSV then took an additional 225,000 shares without authorization.

In the same pledge agreement between the Company and LSV dated December 5, 2008, LSV committed to forfeiting a maximum of 562,500 Common Stock shares if the Company is required to issue additional shares of Common Stock per the anti-dilution clause (section 7.5) of the Securities Purchase Agreement mentioned previously.

During the period from January 1, 2008 through November 30, 2008, the Company issued an aggregate of 4,561,641 shares of Common Stock for cash totaling $706,938 for share prices ranging from $0.15 to $1.50.

In March 2008, the Company issued an aggregate of 8,488,857 shares of Common Stock (net of forfeitures) for services rendered totaling $11,259.  In November 2008, the Company issued an aggregate of 265,623 shares of Common Stock for services rendered totaling $40,056.

On December 29, 2008, the Company filed amended and restated articles of incorporation with the Secretary of State of Nevada.  The Company’s authorized capital stock was changed from 75,000,000 shares, all of which were shares of Common Stock, par value $.0001 per share, to authorized Common Stock of 200,000,000 shares, par value $.0001, and 100,000,000 newly created shares of undesignated preferred stock, par value $.0001.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and 2008

In March 2009, the Company issued an aggregate of 83,333 shares of Common Stock for services rendered totaling $37,500.

During the 3 months ended March 30, 2009, the Company received $200,000 against the outstanding stock subscription receivable.

In April 2009, the Company received $45,000 against the outstanding stock subscription receivable.

In May 2009, the Company issued an aggregate of 125,000 shares of Common Stock for services rendered totaling $15,500.

In September 2009, the Company issued an aggregate of 1,125,000 shares of Common Stock in connection with the execution by the Company of a $100,000 convertible note as part of a bridge offering, as discussed on the Company’s  Current Reports on Form 8-K filed July 17, 2009 and September 17, 2009.  The convertible notes have a conversion price of $0.10.  This transaction triggered the anti-dilution clause of the Securities Purchase Agreement executed on December 5, 2008 with the certain investors.  In addition, the Company took possession of the 562,500 shares pledged by Lionshare Ventures to meet this obligation, resulting in a net issuance of 562,500 shares of Common Stock.

In September 2009, the Company issued an aggregate of 857,000 shares of Common Stock for services rendered totaling $299,950.

On October 28, 2009, we entered into a Reserve Equity Financing Agreement, or REF, with AGS Capital Group LLC, pursuant to which AGS committed to purchase, from time to time over a period of two years, shares of our Common Stock for cash consideration of up to $10 million, subject to certain conditions and limitations.  In connection with the REF, we also entered into a registration rights agreement with AGS, dated October 28, 2009.  For a period of 24 months from the effectiveness of the registration statement we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the REF by selling shares of our Common Stock to AGS up to an aggregate of $10 million.  The purchase price of these shares will be 92% of the “VWAP” of the Common Stock during the five consecutive trading days after we give AGS a notice of an advance of funds (an “Advance”) under the REF (the “Pricing Period”).  “VWAP” generally means, as of any date, the daily dollar volume weighted average price of our Common Stock as reported by Bloomberg, L.P. or comparable financial news service.  The amount of an Advance will automatically be reduced by 50% if on any day during the Pricing Period, the VWAP for that day does not meet or exceed 85% of the VWAP for the five trading days prior to the notice of Advance (the “Floor Price”).

We have not engaged in prior securities transactions with AGS or any affiliates of AGS.  The REF does not prohibit us from raising additional debt or equity financings, other than financings similar to the REF.

Our ability to require AGS to purchase our Common Stock is subject to various conditions and limitations even after we updated our S-1 registration statement.  The maximum amount of each Advance is 100% of the average daily trading volume for the five days immediately preceding the notice of Advance, as reported by Bloomberg or comparable financial news service (the “Maximum Advance Amount”).  In addition, unless AGS agrees otherwise, a minimum of five calendar days must elapse between each notice of Advance.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and 2008

On December 21, 2009, we submitted a Registration Statement on Form S-1 to the Securities and Exchange Commission for the sale of up to 8,790,000 shares of our Common Stock to AGS.  The shares of Common Stock that may be issued to AGS under the REF will be issued pursuant to an exemption from registration under the Securities Act.  The registration statement will provide for the possible resale by AGS of a portion of the shares that we may issue to AGS under the REF.  Upon the Registration statement being declared effective by the SEC, the selling shareholder may offer to the public for resale shares of our Common Stock that we may issue to AGS pursuant to the REF.

The registration statement covers only a portion of the shares of our Common Stock issuable pursuant to the REF with AGS.  We may file subsequent registration statements covering the resale of additional shares of our Common Stock issuable pursuant to the REF with AGS beginning approximately 60 days after we have substantially completed the sale to AGS under the REF of the shares subject to this registration statement.

On December 30, 2009, the SEC declared the Registration Statement filed on Form S-1 effective.

In November 2009, the Company issued an aggregate of 612,000 shares of Common Stock for brokers fees associated with the REF and accounting services rendered totaling $312,122.

In November 2009, the Company issued 2,142,930 shares of Common Stock for the conversion and interest of $214,293 of the Convertible Notes Payable it issued in its bridge financing offering earlier in the year.

In December 2009, the Company received $50,000 against the outstanding stock subscription receivable.  As of December 31, 2009, $155,000 remains outstanding.

In December 2009, the Company issued an aggregate of 666,667 shares of Common Stock to a related party for cash totaling $100,000.

In December 2009, the Company issued 256,892 shares of Common Stock for the conversion and interest of $25,689 of the Convertible Notes Payable it issued in its bridge financing offering earlier in the year.

NOTE 10	STOCK OPTIONS AND WARRANTS

Stock Options

Since January 1, 2008, the Company has signed agreements for officers, executives and service providers of the Company.  As of December 31, 2008, a total of 303,500 shares of Common Stock and options to purchase an additional 500,000 of the Company’s Common Stock were agreed to be issued and the Company recorded an accrued liability of $313,500.  During 2009, the Company made commitments to grant another 107,000 options to a new employee and consultants.  In September 2009, the Company issued or canceled all of its committed stock options and as of December 31, 2009, the Company does not have any committed and unissued shares.  As of December 31, 2009, the Company has not yet adopted a formal stock option plan and, consequently, the options to purchase 607,000 shares of Common Stock are deemed not yet issued.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and 2008
Warrants

The following table, as of December 31, 2009, summarizes the changes in warrants outstanding and the related prices for the shares of the Company's Common Stock issued to non-employees of the Company.  These warrants were granted in lieu of cash compensation for services performed or financing expenses in connection with placement of convertible debentures and sale of Common Stock shares.

Warrants Outstanding			Warrants Exercisable
		Weighted			Weighted
		Average	Weighted		Average
		Remaining	Average		Remaining
Exercise	Number	Contractual	Exercise	Number	Contractual
Prices	Outstanding	Life (years)	Price	Exercisable	Life (years)
$0.20	5,750,000	3.83	$0.20	5,750,000	3.83
$0.30	666,667	3.00	$0.30	666,667	3.00
	6,416,667	3.74	0.21	6,416,667	3.74

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2008	-	$-
Granted	6,416,667	0.21
Exercised	-	-
Cancelled or expired	-	-
Outstanding at December 31, 2009	6,416,667	$0.21

The estimated value of the compensatory warrants granted to non-employees in exchange for financing expenses was determined using the Black-Scholes pricing model and the following assumptions:

December 31,
2009
Expected volatility	334-275%
Expected life (years)	3-5
Risk free interest rate	0.18-0.26%
Forfeiture rate	-
Dividend rate	-

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and 2008

NOTE 11	DERIVATIVE LIABILITY

In June 2008, the FASB issued new accounting guidance, which requires entities to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock by assessing the instrument’s contingent exercise provisions and settlement provisions.  Instruments not indexed to their own stock fail to meet the scope exception of ASC 815 “Derivative and Hedging” and should be classified as a liability and marked-to-market.  The statement is effective for fiscal years beginning after December 15, 2008 and is to be applied to outstanding instruments upon adoption with the cumulative effect of the change in accounting principle recognized as an adjustment to the opening balance of retained earnings.

ASC 815-40 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock.  As disclosed in Note 7, during the three months ended September 30, 2009, the Company entered into short term convertible loans with attached warrants, which contain a strike price adjustment feature.  The anti-dilution provisions in the convertible notes and warrants trigger liability treatment.  During the third and fourths quarters of 2009, the liability was adjusted for the change in fair value of the warrants.  In accordance with ASC 815-40, a derivative liability of $1,905,109 related to the loan conversion feature and warrants is included in our consolidated balance sheet as of December 31, 2009.  During 2009, we recorded an expense of $2,668,376 related to the expense in excess of the discount on the loan conversion feature and warrants and a decrease in that expense of $507,424 related to the change in fair value of the loan conversion feature and warrants as of December 31, 2009.

NOTE 12	FAIR VALUE MEASUREMENTS

Our short-term financial instruments, including cash, accounts payable and other liabilities, consist primarily of instruments without extended maturities, the fair value of which, based on management’s estimates, reasonably approximate their book value.  The fair value of long term convertible notes is based on management estimates and reasonably approximates their book value after comparison to obligations with similar interest rates and maturities.  The fair value of the Company’s derivative instruments is determined using option pricing models.

As a result of the adoption of ASC 815-40, the Company is required to disclose the fair value measurements required by ASC 820, “Fair Value Measurements and Disclosures.”  The other liabilities recorded at fair value in the balance sheet as of December 31, 2009 are categorized based upon the level of judgment associated with the inputs used to measure their fair value.  Hierarchical levels, defined by ASC 820 are directly related to the amount of subjectivity associated with the inputs to fair valuations of these liabilities are as follows:

Level 1 —	Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2 —	Inputs other than Level 1 inputs that are either directly or indirectly observable; and

Level 3 —	Unobservable inputs, for which little or no market data exist, therefore requiring an entity to develop its own assumptions.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and 2008

The following table summarizes the financial liabilities measured at fair value on a recurring basis as of December 31, 2009, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

				Liabilities
	Level 1	Level 2	Level 3	at fair value
Derivative liability	-	-	1,905,109	1,905,109

Warrant derivative liability — these instruments consist of certain of our warrants with anti-dilution provisions.  These instruments were valued using pricing models, which incorporate the Company’s stock price, volatility, U.S. risk free rate, dividend rate and estimated life.

NOTE 13	INCOME TAXES

The Company has adopted ASC 740-10, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

The Company’s total deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances at December 31 are as follows:

	2009	2008
Total deferred tax assets	$2,715,000	$835,000
Less valuation allowance	2,715,000	835,000
Total deferred tax liabilities	-	-
Net deferred tax asset (liability)	$-	$-

Those amounts have been presented in the company’s financial statements as follows:

Noncurrent deferred tax asset	$-	$-
Current deferred tax liability	-	-
Net deferred tax asset (liability)	$-	$-

The company has a loss carry forward of $6,749,000 that may be offset against future taxable income.  Substantially all of the carry forwards expire in 2029.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and 2008

Income tax provision (benefit) consists of the following components:

	2009	2008
Current	$-	$-
Deferred	-	-
Tax benefit of net operating loss carry forward	-	-
Total tax expense (benefit)	$-	$-

Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain.  Those amounts are therefore presented on the Company's balance sheets as a non-current asset.  Utilization of the net operating loss carry forwards may be subject to substantial annual limitations, which may result in the expiration of net operating loss carry forwards before utilization.

NOTE 14	COMMITMENTS AND CONTINGENCIES

A)	Operating Leases

On January 1, 2007, the Company entered into an operating lease (the “lease”) with Cummings Properties, LLC, to lease 3,294 square feet of general office space.  The lease commenced on January 1, 2007 and was automatically extended in October 2008 until December 31, 2010.  The Company agreed to pay a security deposit of $3,000 on January 1, 2007, which was repaid to the Company in equal $500 installments over the first six months of the lease.  The Company received no rent incentives or improvement allowances under this agreement.  The lease requires the Company to pay minimum lease payments of $2,000 per month for the duration of the lease.  The lease is subject to a cost of living increase equal to the Boston, MA Consumer Price Index at the beginning of each calendar year.  As of January 1, 2009, the Company’s monthly lease payments under this agreement increased 5.42% from inception to $2,108.

Fiscal Year	Minimum Future Lease Payments

2010	$25,300

B)	Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and 2008

C)	Consulting agreements

 On September 1, 2009, the Company entered into a written agreement with CollegeStock, Inc. (“CollegeStock”) for certain investor relations services.  The Company’s one-year agreement with CollegeStock entitles the Company, in part, to: a detailed profile of the Company on the CollegeStock website, a minimum of one 60 second placement featuring client on the Wide World of Stocks television show, a detailed “Stock Wiki” featured on www.Wikinvest.com for the duration of the agreement, management of the Company’s twitter feed and other social networking outlets, and branding and advertising of the Company on the homepage of CollegeStock.com, for the duration of the agreement.  As compensation for the services, the Company has agreed to pay a retainer of 1,000,000 shares of Common Stock, 50% of which was due upon the signing of the agreement and issued, the remainder is due by March 1, 2010.

On September 24, 2009, the Company engaged Gilford Securities, Inc. (Gilford) for a period of 60 days to act as its placement agent on a non-exclusive basis in connection with a proposed Reserve Equity Financing (REF) of securities by AGS Capital Group, LLC of up to $10,000,000.

Gilford will receive a cash commission equaling six percent (6%) of the total proceeds received by the Company from the sale of securities sold to AGS.  In addition, the Company sold Gilford, for a total cost of one dollar ($1.00), 600,000 shares of Common Stock of the Company.  If the Company elects to have a closing under the REF on more than $6,000,000, then the Company shall issue and sell to Gilford and/or its designees, for a total cost of one dollar ($1), an additional 400,000 shares of Common Stock of the Company.  As a result of the execution of the REF and the effectiveness of Company’s Registration Statement filed on Form S-1, the agreement will expire twenty-four (24) months after the date of the last funding by AGS.

D)	Anti-Dilution and Piggyback Registration Rights

On December 5, 2008, we entered into the Securities Purchase Agreement with the certain investors who have piggyback registration rights that permit them to register their Common Stock on any registration statement filed by the Company.  In addition, pursuant to certain anti-dilution rights granted under the Securities Purchase Agreement to the investors, the Company may be obligated to issue additional shares of its Common Stock to the investors in the event it issues Common Stock to future investors at a per share purchase price less than $1.00.  The number of additional shares to be issued in such event is equal to that number of shares that the investors would have acquired at such price had that price been offered at the time of their original investment, minus the number of shares acquired in their original investment.  Further, pursuant to the letter agreement, LSV and its managing member, Christopher Esposito, have agreed to forfeit to us, one share of our Common Stock for every two shares we would be required to issue up to the maximum of 562,5000 shares, which number of shares are being held in escrow by us until December 5, 2010.

As discussed above, in July 2009, the Company executed a $100,000 convertible note in connection with the initial closing of its bridge offering (discussed in Note 7), which has a conversion price of $0.10.  The conversion price triggered the anti-dilution clause contained in the Securities Purchase Agreement entered into with previous investors.  In September 2009, the Company issued 1,125,000 shares of Common Stock to the investors that were parties to the Securities Purchase Agreement.  In addition, the Company took possession and cancelled the 562,500 shares pledged by LSV as noted previously.

INVO BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
as of DECEMBER 31, 2009 and 2008

E)	Employee Agreements

Since January 1, 2008, the Company has signed nine employee agreements for officers, executives and employees of the Company.  Three of these agreements were with the founders of the Company.

The remaining six of the agreements were executed with executives and staff of the Company.  These employees were issued common shares and options to purchase common shares of the Company.  Under the terms of these employee agreements, these shares only vest upon the completion of the Exchange Agreement and the implementation of the Company’s Employee Stock Plan.  The Exchange Agreement closed on December 5, 2008, the Company has yet to implement an Employee Stock Plan and intends to do so in 2010 if resources permit.  As of today, options to purchase an additional 600,000 shares of the Company’s Common Stock have been promised but not issued.

NOTE 15	SUBSEQUENT EVENT

In January and February 2010, we issued 914,500 shares to AGS Capital Group LLC  for shares they purchased under our Reserve Equity Financing Agreement with them, The share prices ranged from $0.168 to $0.086.

In February 2010, the Company issued an aggregate of 220,000 shares of Common Stock for consulting, legal and accounting services rendered totaling $22,000. Also in February the Company issued an aggregate of 810,000 shares of Common Stock to some of its employees for their perseverance during their tenure with the Company.

8,790,000 Shares of

Common Stock

________________________

PROSPECTUS

_______________________

December 21, 2009

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered.  All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$200.57
Accounting Fees and Expenses	10,000.00
Legal Fees and Expenses	30,000.00
State securities fees	2,000.00
Transfer agent fees	10,000.00
Miscellaneous	5,000.00
Total	$57,200.57

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By-laws provide for indemnification of our officers and directors to the fullest extent permissible under Nevada law.  Additionally, we have entered into indemnification agreements with each of our officers and Directors, and therefore purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws.  These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

We have sold certain shares of common stock for cash and have issued shares of common stock in exchange for services.  For the following issuances of our securities, we claimed the exemption from registration set forth in Section 4(2) of the Securities Act and the rules thereunder, as private transactions not involving a public distribution.  The facts we relied upon to claim the exemption include: (i) the purchasers represented that they purchased shares from the Company for investment and not with a view to distribution to the public; (ii) each certificate issued for unregistered securities contains a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities; (iii) the purchasers as well as most of those who received shares for services represented that they were accredited investors and sophisticated and all were familiar with our business activities; and (iv) the purchasers and service providers were given full and complete access to any corporate information requested by them.

On December 5, 2008, Bio X Cell, Inc., a Commonwealth of Massachusetts corporation doing business as INVO Bioscience (hereinafter “INVO Bioscience”), and each of the eight shareholders of INVO Bioscience (the “INVO Bioscience Shareholders”) entered into a share exchange agreement (the “Share Exchange Agreement”) and consummated a share exchange (the “Share Exchange”) with the Company, which was then known as Emy’s Salsa Aji Distribution Company, Inc. (“Emy’s”).  Upon the closing of the Share Exchange on December 5, 2008 (the “Closing”), the INVO Bioscience Shareholders transferred all of their shares of common stock in INVO Bioscience to Emy’s.  In exchange, we issued to the INVO Bioscience Shareholders an aggregate of 38,307,500 shares of Emy’s common stock (the “common stock”), $0.0001 par value per share, representing 71.9% of the shares issued and outstanding immediately after the Closing.  As a result of the Share Exchange, INVO Bioscience became a wholly-owned subsidiary of Emy’s.

Immediately following the Closing of the Share Exchange, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with GRQ Consulting, LLC and Whalehaven Capital Fund Limited.  Pursuant to the Securities Purchase Agreement, the investors invested $375,000 in exchange for 375,000 shares of our common stock at a price of $1.00 per share.

In March 2009, we issued an aggregate of 83,333 shares of common stock Wakabayashi Fund, LLC for investor relations services in the Asian markets totaling $37,500.

In May 2009, we issued an aggregate of 125,000 shares of common stock for U.S. based investor relations and fund raising services rendered to Investor Awareness, Inc and Red Chip Securities for a combined value totaling $15,500.

During the period July 15, 2009 to September 15, 2009, we issued convertible notes payable (“Bridge Notes”) to accredited investors in the aggregate amount of $545,000.  The Bridge Notes carry interest rates ranging from 10-12% and are due in full in one year from the date of issuance.  The Bridge Notes and accrued interest are convertible into our common stock at a conversion price of $0.10 per share, subject to adjustments.  In addition to the Bridge Notes, we issued warrants to purchase 5,750,000 shares of the Company’s common stock at a price of $0.20 per share.

In September 2009, we issued an aggregate of 1,125,000 shares of common stock to GRQ Consulting and Whalehaven (described above) in connection with the execution of a $100,000 convertible note as part of a bridge offering.  The Bridge Notes transaction triggered the anti-dilution clause of the Securities Purchase Agreement executed on December 5, 2008 with the investors.

In September 2009, the Company issued an aggregate of 857,000 shares of common stock for a number of different services, which rendered a total of $299,950.  The services included investor relations from College Stock LLC which received the majority of these shares (500,000), 140,000 shares were issued to two former employees per their employment agreement, the balance of the shares were distributed to 7 other individuals for engineering and manufacturing support (25,000 shares), sales consulting (102,000 shares), legal guidance (50,000 shares) and technical assistance (40,000 shares),

In October 2009, we entered into the REF with AGS Capital Group, LLC pursuant to which AGS committed to purchase, from time to time over a period of two years, shares of our common stock for cash consideration up to $10,000,000, subject to certain conditions and limitations.  In connection with the REF, we also entered into a registration rights agreement with AGS, dated October 28, 2009.  The terms of the REF are described elsewhere in this Registration Statement.

In November 2009, we issued an aggregate of 612,000 shares of common stock of which 600,000 were issued to Gilford Securities for the REF and 12,000 for accounting & reporting services rendered for a value totaling $312,120.

In November 2009, we issued an aggregate of 2,100,000 shares of common stock for the conversion of $210,000 of the Bridge Notes described above.

In November 2009, we issued an aggregate of 42,930 shares of common stock for the interest related to conversion of $210,000 of Convertible Notes Payable into common stock at a price of $0.10 per common share.

On December 21, 2009, we submitted the Registration Statement on Form S-1 to the SEC for the sale of up to 8,790,000 shares of our Common Stock to AGS.  The shares of Common Stock that may be issued to AGS under the REF will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement will provide for the possible resale by AGS of a portion of the shares that we may issue to AGS under the REF.  Upon the Registration Statement being declared effective by the SEC, the selling shareholder may offer to the public for resale shares of our Common Stock that we may issue to AGS pursuant to the REF.

The Registration Statement covers only a portion of the shares of our Common Stock issuable pursuant to the REF with AGS.  We may file subsequent registration statements covering the resale of additional shares of our Common Stock issuable pursuant to the REF with AGS beginning approximately 60 days after we have substantially completed the sale to AGS under the REF of the shares subject to this Registration Statement.

On December 30, 2009, the SEC declared the Registration Statement effective.

In December 2009, the Company received $50,000 against the outstanding stock subscription receivable.  As of March 31, 2010, $155,000 remains outstanding.

In December 2009, the Company issued an aggregate of 666,667 shares of Common Stock to a related party for cash totaling $100,000.

In December 2009, the Company issued 256,892 shares of Common Stock for the conversion and interest of $25,689 of the Convertible Notes payable it issued in its bridge financing offering September 2009.

In January and February 2010, we issued 914,500 shares to AGS Capital Group LLC for shares they purchased under the Reserve Equity Financing Agreement for $108,500.  The share prices ranged between $0.168 to $0.086.

In February 2010, the Company issued an aggregate of 220,000 shares of Common Stock for consulting, legal and accounting services rendered totaling $22,000.  Also in February, the Company issued an aggregate of 810,000 shares of Common Stock with a value of $81,000 to certain of its employees.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) (1)  Our un-audited and audited financial statements are included in the prospectus.

(a) (2)  The following exhibits are being filed herewith.

EXHIBIT NUMBER	DESCRIPTION
2. 1	Share Exchange Agreement, dated December 5, 2008, by and among Registrant, INVO Bioscience and INVO Bioscience Shareholders(3)
2. 2	Securities Purchase Agreement dated December 5, 2008, between Registrant and the investors named therein(3)
3. 1	Articles of Incorporation of Registrant(1)
3. 2	Certificate of Amendment to Articles of Incorporation of Registrant(1)
3. 3	By-Laws of Registrant(2)
3. 4	Certificate of Amendment to Articles of Incorporation of Registrant dated December 22, 2008(4)
4. 1	Form of Senior Secured Convertible Promissory Note(9)
4. 2	Form of Purchase Agreement(9)
4. 3	Form of Warrant Purchase Agreement(9)
4. 4	Reserve Equity Financing Agreement, dated October 28, 2009, by and between AGS Capital Group, LLC and Invo Bioscience, Inc(11)
4. 5	Registration Rights Agreement, dated October 28, 2009, by and between AGS Capital Group, LLC and Invo Bioscience, Inc.(11)
5. 1	Opinion of Shulman, Rogers, Gandal, Pordy & Ecker P.A.
10. 1	Distribution Agreement between the company and Orbital Group, LLC.(2)
10. 2	Employment Agreement for the Registrant’s President(7)
10. 3	Employment Agreement for the Registrant’s Chief Executive Officer(7)
10. 4	Employment Agreement for the Registrant’s Chief Financial Officer(7)
10. 5	Customer Distribution Agreement – Canada – MediTech First(7)
10. 6	Customer Distribution Agreement – Turkey – Gonagen(7)
10. 7	Customer Distribution Agreement – Peru – CRHL(7)
10. 8	Claude Ranoux Loan Agreement(8)
10. 9	Claude Ranoux Loan Amendment(8)
10.10	Wakabayashi Fund, LLC Agreement(8)
10.11	Red Chip Securities, Inc. Agreement(8)
10.12	Kathleen Karloff Loan Agreement(8)
10.13	Hallmark Investments, Inc. Agreement(9)
10.14	Kathleen Karloff Revised Loan Agreement(10)
10.15	Lionshare Ventures Revised Agreement(10)
10.16	Placement Agent Agreement, dated September 22, 2009, by and between Gilford Securities, Inc. and Invo Bioscience, Inc.(11)
10.17	College Stock, Inc. Agreement(12)
21.1	Subsidiaries of the Registrant (13)
23. 1	Consent of RBSM, LLP
23. 3	Consent of Shulman, Rogers, Gandal, Pordy & Ecker P.A. (included in Exhibit 5.1)

(1)   Incorporated by reference to the Registrant’s Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on January 25, 2008
(2)   Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 13, 2007
(3)   Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2008
(4)   Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2009
(5)   Incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 17, 2009
(6)   Incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 19, 2009
(7)   Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and filed with the Securities and Exchange Commission on April 15, 2009
(8)   Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009
(9)   Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2009
(10) Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2009 filed with the Securities and Exchange Commission on August 15, 2009
(11)  Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2009
(12)  Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2009 filed with the Securities and Exchange Commission on November 16, 2009
(13)  Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and filed with the Securities and Exchange Commission on April 6, 2010

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City Beverly in the Commonwealth of Massachusetts, on July 28, 2010.

INVO BIOSCIENCE, INC.

By: /s/ Kathleen T. Karloff
            Kathleen T. Karloff
            Chief Executive Officer

We the undersigned officers and directors of INVO Bioscience, hereby severally constitute and appoint Kathleen T. Karloff and Robert J. Bowdring, our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution in her/him, for her/him, and in her/his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b)  under  the Securities  Act  of 1933),  and  to file the same, with all exhibits  thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in- fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated

INVO BIOSCIENCE, INC.

Date: July 28, 2010

By: /s/ Kathleen T. Karloff
Name: Kathleen T. Karloff Title: Chief Executive Officer and Director

By: /s/ Claude Ranoux
Name: Claude Ranoux, MD
Title: President and Director

By: /s/ Robert J. Bowdring
Name: Robert J. Bowdring Title: Chief Financial and Accounting Officer